Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

among

Response genetics, inc.,

as Borrower,

SWK FUNDING LLC,
as Agent, Sole Lead Arranger and Sole Bookrunner,

and

the financial institutions party hereto from time to time as Lenders

Dated as of July 30, 2014

[ResGen] Credit Agreement

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Section	5	Representations and Warranties		28
	5.1	Organization		28
	5.2	Authorization; No Conflict		28
	5.3	Validity; Binding Nature		28
	5.4	Financial Condition		28
	5.5	No Material Adverse Change		29
	5.6	Litigation		29
	5.7	Ownership of Properties; Liens		29
	5.8	Capitalization		29
	5.9	Pension Plans		29
	5.10	Investment Company Act		29
	5.11	No Default		29
	5.12	Margin Stock		30
	5.13	Taxes		30
	5.14	Solvency		30
	5.15	Environmental Matters		30
	5.16	Insurance		30
	5.17	Information		30
	5.18	Intellectual Property; Products and Laboratory Services		31
	5.19	[Reserved]		32
	5.20	Labor Matters		32
	5.21	Material Contracts		32
	5.22	Compliance with Laws; Health Care Laws		32
	5.23	Existing Indebtedness; Investments, Guarantees and Certain Contracts		33
	5.24	Affiliated Agreements		34
	5.25	Names; Locations of Offices, Records and Collateral; Deposit Accounts		34
	5.26	Non-Subordination		34
	5.27	Broker’s or Finder’s Commissions		34
	5.28	Anti-Terrorism; OFAC		34
	5.29	Security Interest		35
	5.30	Survival		35

Section	6	Affirmative Covenants.		35
	6.1	Information		35
		6.1.1	Annual Report	35
		6.1.2	Interim Reports	36
		6.1.3	Revenue-Based Payment Reconciliation	36
		6.1.4	Compliance Certificate	36
		6.1.5	Reports to Governmental Authorities and Shareholders	36
		6.1.6	Notice of Default; Litigation; ERISA Matters	36
		6.1.7	Management Report	37
		6.1.8	Projections	38
		6.1.9	Updated Schedules to Guarantee and Collateral Agreement	38
		6.1.10	Other Information	38
	6.2	Books; Records; Inspections		38
	6.3	Conduct of Business; Maintenance of Property; Insurance		39
	6.4	Compliance with Laws; Payment of Taxes and Liabilities		40
	6.5	Maintenance of Existence		40
	6.6	Employee Benefit Plans		40
	6.7	Environmental Matters		40
	6.8	Further Assurances		41

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	6.9	Compliance with Health Care Laws		41
	6.10	Cure of Violations		42
	6.11	Corporate Compliance Program		42
	6.12	Payment of Debt		42
	6.13	Deposit Accounts		43
	6.14	Collateral Access Agreement		43
	6.15	Insurance Certificates		43
	6.16	Foreign Good Standing Certificates		43

Section	7	Negative Covenants.		43
	7.1	Debt		43
	7.2	Liens		44
	7.3	Dividends; Redemption of Equity Interests		46
	7.4	Mergers; Consolidations; Asset Sales		46
	7.5	Modification of Organizational Documents		47
	7.6	Use of Proceeds		47
	7.7	Transactions with Affiliates		47
	7.8	Inconsistent Agreements		47
	7.9	Business Activities		48
	7.10	Investments		48
	7.11	Restriction of Amendments to Certain Documents		49
	7.12	Fiscal Year		49
	7.13	Financial Covenants		49
		7.13.1	Consolidated Unencumbered Liquid Assets	49
		7.13.2	Minimum Aggregate Revenue	49
	7.14	Deposit Accounts		50
	7.15	Subsidiaries		50
	7.16	Regulatory Matters		50
	7.17	Name; Permits; Dissolution; Insurance Policies; Disposition of Collateral; Taxes; Trade Names		51
	7.18	Truth of Statements		51

Section	8	Events of Default; Remedies.		51
	8.1	Events of Default		51
		8.1.1	Non-Payment of Credit	51
		8.1.2	Default Under Other Debt	51
		8.1.3	Bankruptcy; Insolvency	51
		8.1.4	Non-Compliance with Loan Documents	52
		8.1.5	Representations; Warranties	52
		8.1.6	Pension Plans	52
		8.1.7	Judgments	53
		8.1.8	Invalidity of Loan Documents or Liens	53
		8.1.9	Invalidity of Subordination Provisions	53
		8.1.10	Change of Control	53
		8.1.11	Certificate Withdrawals, Adverse Test or Audit Results, and Other Matters	53
	8.2	Remedies		54

Section	9	Agent.		54
	9.1	Appointment; Authorization		54
	9.2	Delegation of Duties		55

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	9.3	Limited Liability		55
	9.4	Reliance		55
	9.5	Notice of Default		55
	9.6	Credit Decision		56
	9.7	Indemnification		56
	9.8	Agent Individually		56
	9.9	Successor Agent		57
	9.10	Collateral and Guarantee Matters		57
	9.11	SVB Indebtedness Intercreditor Agreement		58
	9.12	Actions in Concert		58

Section	10	Miscellaneous.		58
	10.1	Waiver; Amendments		58
	10.2	Notices		59
	10.3	Computations		60
	10.4	Costs; Expenses		60
	10.5	Indemnification by Borrower		60
	10.6	Marshaling; Payments Set Aside		61
	10.7	Nonliability of Lenders		61
	10.8	Assignments; Participations		61
		10.8.1	Assignments	61
	10.9	Participations		63
	10.10	Confidentiality		63
	10.11	Captions		64
	10.12	Nature of Remedies		64
	10.13	Counterparts		64
	10.14	Severability		64
	10.15	Entire Agreement		65
	10.16	Successors; Assigns		65
	10.17	Governing Law		65
	10.18	Forum Selection; Consent to Jurisdiction		65
	10.19	Waiver of Jury Trial		65
	10.20	Patriot Act		66

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Annexes

Annex I	Commitments and Pro Rata Term Loan Shares
Annex II	Addresses

Exhibits

Exhibit A	Form of Assignment Agreement
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Note
Exhibit D	Form of Subsequent Term Loan Warrant

Schedules

Schedule 1.1	Pending Acquisitions as of the Closing Date
Schedule 4.1	Prior Debt
Schedule 5.1	Jurisdictions of Qualification
Schedule 5.6	Litigation
Schedule 5.7	Ownership of Properties; Liens
Schedule 5.8	Capitalization
Schedule 5.16	Insurance
Schedule 5.18(a)	Borrower’s Registered Intellectual Property
Schedule 5.18(b)	Products and Required Permits
Schedule 5.21	Material Contracts
Schedule 5.25A	Names
Schedule 5.25B	Offices
Schedule 5.26	Permitted Liens
Schedule 5.27	Broker’s Commissions
Schedule 7.1	Existing Debt
Schedule 7.2	Existing Liens
Schedule 7.7	Transactions with Affiliates
Schedule 7.10	Existing Investments
Schedule 7.11	Restricted Material Contracts
Schedule 7.14	Deposit Accounts

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CREDIT AGREEMENT

This Credit Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”) dated as of July 30, 2014 (the “Closing Date”), among Response Genetics, Inc., a Delaware corporation (“Borrower”), the financial institutions party hereto from time to time as lenders (each a “Lender” and collectively, the “Lenders”) and SWK Funding LLC (in its individual capacity, “SWK”), as Agent for all Lenders.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1              Definitions; Interpretation.

1.1          Definitions.

When used herein the following terms shall have the following meanings:

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, (c) the acquisition of a product license or a product line (excluding, for purposes of Section 7.10 hereof, any pending Acquisitions as of the Closing Date as set forth on Schedule 1.1 hereto), or (d) a merger or consolidation or any other combination (other than a merger, consolidation or combination that effects a Disposition) with another Person (other than a Person that is already a Subsidiary).

Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any employee, manager, officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof which is engaged in making, purchasing, holding or otherwise investing in commercial loans. For purposes of the definition of the term “Affiliate”, a Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither Agent nor any Lender shall be deemed an Affiliate of Borrower or of any Subsidiary.

Agent means SWK in its capacity as administrative agent for all Lenders hereunder and any successor thereto in such capacity.

Aggregate Revenue shall have the meaning set forth in Section 2.9.1(a).

Agreement has the meaning set forth in the Preamble.

Approved Fund means (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of business and is advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which temporarily warehouses loans for any Lender or any Person described in clause (a) above.

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Assignment Agreement means an agreement substantially in the form of Exhibit A.

Authorization shall have the meaning set forth in Section 5.22(b).

Borrower shall have the meaning set forth in the Preamble.

Business Day means any day on which commercial banks are open for commercial banking business in Dallas, Texas, and, in the case of a Business Day which relates to the calculation of LIBOR, on which dealings are carried on in the London interbank Eurodollar market.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least “A-l” by Standard & Poor’s Ratings Group or “P-l” by Moody’s Investors Service, Inc., (c) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker’s acceptance maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender (or by a commercial banking institution that is a member of the Federal Reserve System or is a U.S. branch of a foreign banking institution and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c) above) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than one-hundred percent (100%) of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively or substantially in assets satisfying the foregoing requirements, (f) cash, and (g) other short term liquid investments approved in writing by Agent.

Change of Control means the occurrence of any of the following, unless such action has been consented to in advance in writing by Agent in its sole discretion:

(i)          any Person acquires the direct or indirect ownership of more than fifty-one percent (51%) of the issued and outstanding voting Equity Interests of Borrower; or

(ii)         a Key Person Event.

CLIA means (a) the Clinical Laboratory Improvement Act of 1967, as the same may be amended, modified or supplemented from time to time, including without limitation the Clinical Laboratory Improvement Amendments, 42 U.S.C. § 263a et seq. (“CLIA 88”), and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder, or (b) any equivalent state statute (and any and all rules or regulations promulgated from time to time thereunder) recognized by the relevant Governmental Authority as (x) having an “Equivalency” (as defined by CLIA) to CLIA, and (y) offering a compliance and regulatory framework that is applicable to a Person in such state in lieu of CLIA.

CMS means the Center for Medicare and Medicaid Services of the United States of America.

Closing Date shall have the meaning set forth in the Preamble.

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Closing Date Warrant means that certain warrant issued to SWK by Borrower on the Closing Date.

Collateral has the meaning set forth in the Guarantee and Collateral Agreement.

Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to Agent pursuant to which a mortgagee or lessor of real property on which Collateral (or any books and records) is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of Agent and waives (or, if approved by Agent, subordinates) any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Agent reasonable access to any Collateral stored or otherwise located thereon.

Collateral Documents means, collectively, the Guarantee and Collateral Agreement, the IP Security Agreement, each Notice and Consent Agreement, any Mortgage delivered in connection with the Loan from time to time, any Account Control Agreement and each other agreement or instrument pursuant to or in connection with which any Loan Party or any other Person grants a Lien in any Collateral to Agent for the benefit of Lenders, each as amended, restated or otherwise modified from time to time.

Competitor means any Person whose primary source of revenue is earned directly from the business of acquisition, licensing, development, marketing or promotion of healthcare products.

Commitment means, as to any Lender, such Lender’s Pro Rata Term Loan Share.

Compliance Certificate means a certificate substantially in the form of Exhibit B.

Consolidated Net Income means, with respect to Borrower and its Subsidiaries, for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries for such period, as determined under GAAP.

Consolidated Unencumbered Liquid Assets means any Cash Equivalent Investment owned by Borrower and its Subsidiaries on a consolidated basis which are not the subject of any Lien or other arrangement with any creditor to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of Borrower and such Subsidiaries other than the Lien for the benefit of Agent and Lenders.

Contingent Obligation means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation in respect of any Contingent Obligation shall be deemed to be the amount for which the Person obligated thereon is reasonably expected to be liable or responsible.

Contract Rate means a rate per annum equal to (x) the LIBOR Rate, plus (y) twelve and one-half of one percent (12.5%).

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Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with a Loan Party, are treated as a single employer under Section 414 of the IRC or Section 4001 of ERISA.

Controlled Substances Act means the Drug Abuse Prevention and Control Act; Title 21 of the United States Code, 13 U.S.C, as amended from time to time as amended from time to time.

Copyrights shall mean all of Borrower’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title, and interest in and to: (i) copyrights, rights and interests in copyrights, works protectable by copyright, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any political subdivision thereof, or in any other country, and all research and development relating to the foregoing; and (ii) all renewals of any of the foregoing.

DEA means the Federal Drug Enforcement Administration of the United States of America.

Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), other than payment obligations, earn-outs and similar obligations of such Person arising in connection with an Acquisition or royalty payments or milestone payments in connection with the acquisition of a product line or product license (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (with the amount thereof being measured as the lesser of (x) the aggregate unpaid amount of such indebtedness and (y) the fair market value of such property), (f) all reimbursement obligations, contingent or otherwise, with respect to letters of credit (whether or not drawn), banker’s acceptances and surety bonds issued for the account of such Person, other than obligations that relate to trade accounts payable in the ordinary course of business, (g) all Hedging Obligations of such Person, (h) all Contingent Obligations of such Person in respect of Debt of others, (i) all indebtedness of any partnership of which such Person is a general partner except to the extent such Person is not liable for such Debt, and (j) all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP.

“Debtor Relief Law” shall mean, collectively: (a) Title 11 of the United States Code, 11 U.S.C. § 101 et. seq., as amended from time to time, and (b) all other United States or foreign applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, in each case as amended from time to time.

Default means any event that, if it continues uncured, will, with the lapse of time or the giving of notice or both, constitute an Event of Default.

Default Rate means a rate per annum equal to the lesser of (i) three percent (3%) over the Contract Rate, or (ii) the maximum rate of interest permitted to be charged by applicable laws or regulation governing this Agreement until paid.

Deposit Account shall mean, individually and collectively, any bank or other depository accounts of Borrower.

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Disposition means, as to any asset or right of any Loan Party, (a) any sale, lease, assignment or other transfer (other than to any other Loan Party), but specifically excluding any license or sublicense, (b) any loss, destruction or damage thereof or (c) any condemnation, confiscation, requisition, seizure or taking thereof, in each case excluding (i) any Disposition (except as set forth in clauses (ii) and (iii) below) where the Net Cash Proceeds of any sale, lease, assignment, transfer, condemnation, confiscation, requisition, seizure or taking which do not in the aggregate exceed $250,000 in any Fiscal Year, (ii) the sale of Inventory or Product in the ordinary course of business and (iii) any issuance of Equity Interests by Borrower.

Dollar and $ mean lawful money of the United States of America.

Drug Application means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDA Law and Regulation.

EBITDA means, for any Person and its Subsidiaries for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income for such period (and without duplication), (i) Interest Expense, (ii) income tax expense (including tax accruals), (iii) depreciation and amortization, (iv) nonrecurring cash fees, costs and expenses incurred in connection with the Acquisitions of product licenses and product lines from a third party, and milestone and royalty payments to any third party, in relation to any Material Contract or any other Acquisition made prior to the date of this Agreement, (v) non-cash expenses relating to equity-based compensation or purchase accounting, and (vi) other non-recurring and/or non-cash expenses or charges approved by the Agent.

Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or any Person or property.

Environmental Laws means all present or future foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to any matter arising out of or relating to the effect of the environment on health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

Equity Interests means, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

Event of Default means any of the events described in Section 8.1.

Excluded Taxes has the meaning set forth in Section 3.1(a).

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Exempt Accounts means any Deposit Accounts, securities accounts or other similar accounts (i) into which there are deposited no funds other than those intended solely to cover compensation to employees of the Loan Parties (and related contributions to be made on behalf of such employees to health and benefit plans) plus balances for outstanding checks for compensation and such contributions from prior periods; or (ii) constituting employee withholding accounts and contain only funds deducted from pay otherwise due to employees for services rendered to be applied toward the tax obligations of such Person or its employees.

Exit Fee shall have the meaning set forth in Section 2.7(b).

Fair Valuation shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s length transaction.

FATCA means Sections 1471 through 1474 of the IRC and any current or future regulations thereunder or official interpretations thereof.

FD&C Act means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq., as amended.

FDA means the Food and Drug Administration of the United States of America.

FDA Law and Regulation means the provisions of the FD&C Act and all applicable regulations promulgated by the FDA.

FDA Products means any finished products sold by Borrower or any of the other Loan Parties for itself or for a third party that are subject to applicable Health Care Laws.

Fiscal Quarter means a calendar quarter of a Fiscal Year.

Fiscal Year means the fiscal year of Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

Foreign Lender means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the IRC.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

GAAP means generally accepted accounting principles in effect in the United States of America set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

Governmental Authority means any nation or government, any state or other political subdivision thereof, and any agency, branch of government, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign. Governmental Authority shall include any agency, branch or other governmental body charged with the responsibility and/or vested with the authority to administer and/or enforce any Health Care Laws.

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Guarantee and Collateral Agreement means the Guarantee and Collateral Agreement dated as of the Closing Date by each Loan Party signatory thereto in favor of Agent and Lenders.

Hazardous Substances means hazardous waste, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

Health Care Laws mean all foreign, federal and state fraud and abuse laws relating to the regulation of pharmaceutical products, laboratory facilities and services, healthcare providers, healthcare professionals, healthcare facilities, clinical research facilities or healthcare payors, including but not limited to (i) the federal Anti-Kickback Statute (42 U.S.C. (§1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. §3729 et seq.), TRICARE (10 U.S.C. Section 1071 et seq.), Section 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statues; (ii) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the regulations promulgated thereunder, (iii) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (v) the FD&C Act and all applicable requirements, regulations and guidances issued thereunder by the FDA (including FDA Law and Regulation); (vi) the Controlled Substances Act, as amended, and all applicable requirements, regulations and guidances issued thereunder by the DEA; (vii) CLIA, as amended, and all applicable requirements, regulations, and guidance issued thereunder by the applicable Governmental Authority; (viii) quality, safety and accreditation standards and requirements of all applicable foreign and domestic federal, provincial or state laws or regulatory bodies; (ix) all applicable licensure laws and regulations; (x) all applicable professional standards regulating healthcare providers, healthcare professionals, healthcare facilities, clinical research facilities or healthcare payors; and (xi) any and all other applicable health care laws (whether foreign or domestic), regulations, manual provisions, policies and administrative guidance, including those related to the corporate practice of medicine, fee-splitting, state anti-kickback or self-referral prohibitions, each of clauses (i) through (xi) as may be amended from time to time.

Hedging Obligation means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

Intellectual Property shall mean all present and future:  trade secrets, know-how and other proprietary information; Trademarks and Trademark Licenses (as defined in the Guarantee and Collateral Agreement), internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; Copyrights (including Copyrights for computer programs, but excluding commercially available off-the-shelf software and any Intellectual Property rights relating thereto) and Copyright Licenses (as defined in the Guarantee and Collateral Agreement) and all tangible and intangible property embodying the Copyrights, unpatented inventions (whether or not patentable); Patents and Patent Licenses (as defined in the Guarantee and Collateral Agreement); industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom, books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; customer lists and customer information, the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

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Indemnified Taxes has the meaning set forth in Section 3.1(a).

Intercreditor Agreement means that certain Intercreditor Agreement, dated as of the Closing Date, by and between Agent and SVB.

Interest Expense means for any period the consolidated interest expense of Borrower and its Subsidiaries for such period (including all imputed interest on Capital Leases).

Inventory has the meaning set forth in the Guarantee and Collateral Agreement.

Investment means, with respect to any Person, (a) the purchase of any debt or equity security of any other Person, (b) the making of any loan or advance to any other Person, (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any other Person (other than travel and similar advances to employees in the ordinary course of business) or (d) the making of an Acquisition.

Investment Affiliate means any fund or investment vehicle that (a) is organized by a Sponsor for the purpose of making equity or debt investments in one or more companies and (b) is controlled by, or under common control with, such Sponsor. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

IP Security Agreement means the Intellectual Property Security Agreement dated as of the Closing Date by each Loan Party signatory thereto in favor of Agent and the Lenders.

IRC means the Internal Revenue Code of 1986, as amended.

IRS means the United States Internal Revenue Service.

Key Person means, individually, each Person serving as the Chief Executive Officer of Borrower, as the Chief Financial Officer of Borrower, and as a Vice President of Borrower.

Key Person Event means, unless such actions are consented to in advance in writing by Agent, within any sixty (60) day period, fifty percent (50%) or more of the Key Persons depart or otherwise terminate their respective employment with Borrower, for any reason other than (i) health or family-related matters, (ii) the death of such Key Person, or (iii) the disability of such Key Person, unless not less than seventy-five percent (75%) of such departing Key Persons are replaced within one-hundred eighty (180) days of the start of such sixty (60) day period with (in each case) a person of like qualification and experience to assume the respective responsibilities of such departing Key Person and which has been approved in writing by Agent to assume such responsibility and capacity of the applicable departing Key Person, which approval by Agent shall not be unreasonably withheld or delayed.

Laboratory Services means services provided by Borrower or any Affiliate of Borrower to un-Affiliated Persons, including without limitation any sales, services, laboratory analysis, testing, consulting, or any other healthcare-related services.

Legal Costs means, with respect to any Person, all reasonable, duly documented, out-of-pocket fees and charges of any counsel, accountants, auditors, appraisers, consultants and other professionals to such Person, and all court costs and similar legal expenses.

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Lenders has the meaning set forth in the Preamble.

LIBOR Rate means a fluctuating rate per annum equal to the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), as the offered rate for loans in Dollars for a three (3) month period, rounded upwards, if necessary, to the nearest 1/8 of 1%. The rate is set by the ICE Benchmark Administration as of 11:00 a.m. (London time) as determined two (2) Business Days prior to each Payment Date, and effective on the Payment Date immediately following such determination date. If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to Agent) no longer reports the LIBOR Rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market or if such index no longer exists or if page USD-LIBOR-BBA (ICE) no longer exists or accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index that approximates as near as possible such prior index. Notwithstanding the foregoing, in no event shall the “LIBOR Rate” ever be less than one percent (1%) per annum at any time.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Loan Documents means this Agreement, the Notes, the Intercreditor Agreement, the Collateral Documents and all documents, instruments and agreements delivered in connection with the foregoing.

Loan Party means Borrower and each of its Subsidiaries.

Loan or Loans means, individually and collectively the Term Loans and any other advances made by Agent and Lenders in accordance with the Loan Documents.

Margin Stock means any “margin stock” as defined in Regulation T, U or X of the FRB.

Material Adverse Effect means (a) a material adverse change in, or a material and adverse effect upon, the financial condition, operations, assets, business or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of its payment Obligations under any Loan Document or (c) a material and adverse effect upon any material portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any material Loan Document. For the avoidance of doubt, the investigation, inspection, examination, audit or view of the operations of any Loan Party in the ordinary course of business by any Governmental Authority, changes in general local, domestic, foreign, or international economic conditions, changes affecting generally the industries or markets in which Borrower operates, acts of war, sabotage or terrorism, military actions or the escalation thereof, or any changes in applicable laws or accounting rules or principles, including changes in GAAP shall not in themselves be deemed to be a Material Adverse Effect or be deemed to be an event that could or would reasonably be expected to result in or have a Material Adverse Effect.

Material Contract has the meaning assigned in Section 5.21 hereof.

Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting Agent a Lien on a real property interest of any Loan Party, each as amended, restated or otherwise modified from time to time.

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Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group may have any liability.

Net Cash Proceeds means:

(a)          with respect to any Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance and by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Disposition net of (i) the reasonable direct costs relating to such Disposition (including sales commissions and legal, accounting and investment banking fees, commissions and expenses), (ii) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Disposition (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to and receipt by the applicable Loan Party), (iii) taxes and other governmental costs and expenses paid or reasonably estimated by a Loan Party to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iv) amounts required to be applied to the repayment of any Debt (together with any interest thereon, premium or penalty and any other amount payable with respect thereto) secured by a Lien that has priority over the Lien, if any, of Agent on the asset subject to such Disposition, (v) reserves for purchase price adjustments and retained liabilities reasonably expected to be payable by the Loan Parties in connection therewith established in accordance with GAAP (provided that upon the final determination of the amount paid in respect of such purchase price adjustments and retained liabilities, the actual amount of purchase price adjustments and retained liabilities paid is less than such reserves, the difference shall, at such time, constitute Net Cash Proceeds) and (vi)(A) with respect to any Disposition described in clauses (a), (b) or (c) of the definition thereof, all money actually applied within one-hundred eighty (180) days to replace such assets to be used in the business of Borrower and the Subsidiaries, and (B) with respect to any Disposition, all money actually applied within one-hundred eighty (180) days to replace the assets in question or to repair or reconstruct damaged property or property affected by loss, destruction, damage, condemnation, confiscation, requisition, seizure or taking; and

(b)          with respect to any issuance of equity securities, the aggregate cash proceeds received by Borrower or any Subsidiary pursuant to such issuance, net of the reasonable direct costs relating to such issuance (including reasonable sales and underwriter’s commission, legal and accounting fees and fees to any Governmental Authority).

Net Sales means the gross amount billed or invoiced by Borrower and its Subsidiaries for Laboratory Services (including products and services ancillary thereto) to independent customers, less deductions for (a) quantity, trade, cash or other discounts, allowances, credits or rebates (including customer rebates) actually allowed or taken, (b) amounts deducted, repaid or credited by reason of rejections or returns of goods and government mandated rebates, or because of chargebacks or retroactive price reductions, (c) charges for freight, handling, postage, transportation, insurance and other shipping charges and (d) taxes, tariffs, duties or other governmental charges or assessments (including any sales, value added or similar taxes other than an income tax) levied, absorbed or otherwise imposed on or with respect to the production, sale, transportation, delivery or use of pharmaceutical products. A Laboratory Service shall be considered sold and/or provided when billed out or invoiced. To the extent applicable, components of Net Sales shall be determined in the ordinary course of business in accordance with historical practice and using the accrual method of accounting in accordance with GAAP. For the purposes of calculating Net Sales, the Lenders and Agent understand and agree that Affiliates of the Borrower shall not be regarded as independent customers.

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Note means a promissory note substantially in the form of Exhibit C.

Obligations means all liabilities, indebtedness and obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement, any other Loan Document or any other document or instrument executed in connection herewith or therewith which are owed to any Lender or Affiliate of a Lender, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

OFAC shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by Borrower or any Subsidiary, as lessee, other than any Capital Lease.

Origination Fee shall have the meaning set forth in Section 2.7(a).

Paid in Full, Pay in Full or Payment in Full means, with respect to any Obligations, the payment in full in cash of all such Obligations (other than contingent indemnification obligations, yield protection and expense reimbursement to the extent no claim giving rise thereto has been asserted in respect of contingent indemnification obligations, and to the extent no amounts therefor have been asserted, in the case of yield protection and expense reimbursement obligations).

Patents shall mean all of Borrower’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title and interest in and to: (i) all patents, patent applications, inventions, invention disclosures and improvements, and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any political subdivision thereof, or in any other country, and all research and development relating to the foregoing; and (ii) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

Payment Date means the forty-fifth (45th) day following the last calendar day of each of the months of September, December, March, and June, commencing with November 15, 2014.

PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its material functions under ERISA.

Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Permit shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations and approvals.

Permitted Liens means Liens permitted by Section 7.2.

Person means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

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Prior Debt means the Debt listed on Schedule 4.1; provided that for the avoidance of doubt, for purposes of this Agreement, the term “Prior Debt” does not include the SVB Indebtedness or money owed pursuant to any Capital Lease existing as of the Closing Date.

Pro Rata Term Loan Share means, with respect to any Lender, the applicable percentage (as adjusted from time to time in accordance with the terms hereof) specified opposite such Lender’s name on Annex I which percentage represents the aggregate percentage of the Term Loan Commitment held by such Lender, which percentage shall be with respect to the outstanding balance of the Term Loan as of any date of determination after the Term Loan Commitment has terminated.

Product means any products manufactured, sold, developed, tested or marketed by Borrower or any of its Subsidiaries, including without limitation, those products set forth on Schedule 5.18(b) (as updated from time to time in accordance with Section 6.1.2); provided, however, that if Borrower shall fail to comply with the obligations under Section 6.1.2 to give notice to Agent and update Schedule 5.18(b) prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition; and provided, further, that products manufactured by Borrower for unaffiliated third parties shall not be deemed “Products” hereunder.

Registered Intellectual Property means all applications, registrations and recordings for or of Patents, Trademarks or Copyrights filed by Borrower with any Governmental Authority, all internet domain name registrations owned by Borrower, and all proprietary software owned by Borrower.

Required Lenders means Lenders having an aggregate Pro Rata Term Loan Share in excess of fifty percent (50%), collectively; provided that if there are only two Lenders, then Required Lenders means both such Lenders (Lenders that are Affiliates of one another being considered as one Lender for purposes of this proviso).

Required Permit means a Permit (a) issued or required under applicable law to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under any laws applicable to the business of Borrower or any of its Subsidiaries (including, without limitation, any Health Care Laws) or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA, CMS, or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any Borrower or its Subsidiary as such activities are being conducted by Borrower or its Subsidiary with respect to such Product at such time), and (b) issued by any Person from which Borrower or any of its Subsidiaries have received an accreditation.

Responsible Officer shall mean the president, vice president or secretary of a Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer, the treasurer or the controller of a Person, or any other officer having substantially the same authority and responsibility, and in all cases such person shall be listed on an incumbency certificate delivered to Agent, in form and substance acceptable to Agent in its sole discretion.

Revenue-Based Payment has the meaning set forth in Section 2.9.1(a).

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Royalties means the amount of any and all royalties, license fees and any other payments or income of any type recognized as revenue in accordance with GAAP with respect to the sale or provision by the Borrower and its Subsidiaries of Laboratory Services or other healthcare-related products or services by independent licensees of the Borrower and its Subsidiaries, including any such payments characterized as a share of net profits, any up-front or lump sum payments, any milestone payments, commissions, fees or any other similar amounts, less deductions for amounts deducted, repaid or credited by reason of adjustments to the sales upon which royalty amounts are based, regardless of the reason for such adjustment to such sales. For the purposes of calculating Royalties, the Lenders and Agent understand and agree that Affiliates of the Borrower shall not be regarded as independent licensees.

Solvent means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent, unmatured and unliquidated liabilities); (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to pay its debts and other liabilities (including subordinated, disputed, contingent, unmatured and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

Subsequent Term Loan Warrant means a warrant to be issued to SWK by Borrower, in the form attached hereto as Exhibit D, on or prior to the date of any subsequent Term Loan made by Lenders pursuant to Section 2.2.2.

SVB means Silicon Valley Bank.

SVB Indebtedness means any Debt of Borrower (in an amount not to exceed $2,000,000) owing to Silicon Valley Bank, pursuant to the SVB Loan Documents.

SVB Loan Documents means that certain Loan and Security Agreement, dated July 26, 2011, by and between Silicon Valley Bank and Borrower, and the documents, instruments, and agreements executed in conjunction therewith, as each may be amended prior to the Closing Date.

SWK has the meaning set forth in the Preamble.

Taxes has the meaning set forth in Section 3.1(a).

Term Loan Commitment means $12,000,000.

Term Loan Maturity Date means July 30, 2020, or such earlier date on which the Commitments terminate pursuant to Section 8.

Term Loan has the meaning set forth in Section 2.1.

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Trademarks shall mean all of Borrower’s (or if referring to another Person, such other Person’s) now existing or hereafter acquired right, title, and interest in and to: (i) all of Borrower’s (or if referring to another Person, such other Person’s) trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, or in any other country, and all research and development relating to the foregoing; (ii) all renewals thereof; and (iii) all designs and general intangibles of a like nature.

Uniform Commercial Code means the Uniform Commercial Code as in effect in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

U.S. Lender means any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the IRC.

Wholly-Owned Subsidiary means, as to any Person, another Person all of the equity interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

1.2         Interpretation.

In the case of this Agreement and each other Loan Document, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to such Loan Document unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to”; (d) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”; (e) unless otherwise expressly provided in such Loan Document, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; (f) this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms and (g) this Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent, Borrower, Lenders and the other parties hereto and thereto and are the products of all parties; accordingly, they shall not be construed against Borrower, Agent or Lenders merely because of Borrower’s, Agent’s or Lenders’ involvement in their preparation. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Agent’s judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (x) within the sole and absolute discretion of Agent and/or Lenders, acting in good faith; and (y) deemed to have been given only by a specific writing intended for such purpose executed by Agent.

Section 2              Credit Facility.

2.1           Term Loan Commitments. On and subject to the terms and conditions of this Agreement, each Lender, severally and for itself alone, agrees to make a multi-draw term loan to Borrower (each such loan, a “Term Loan”) in such Lender’s applicable Pro Rata Term Loan Share of the Term Loan Commitment. The Commitments of Lenders to make a Term Loan shall terminate concurrently with the making of such Term Loan on the Closing Date. The Loan is not a revolving credit facility, and therefore, Term Loans which are repaid or prepaid by Borrower, in whole or in part, may not be re-borrowed.

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2.2         Loan Procedures.

2.2.1       Initial Advance.

On the Closing Date, Lenders shall advance to Borrower an amount equal to Eight Million Five-hundred Thousand and No/100 Dollars ($8,500,000), upon Borrower satisfaction of the conditions to closing described in Section 4 of this Agreement.

2.2.2       Subsequent Term Loan.

During the period beginning on the Closing Date and ending February 28, 2016, so long as (x) no Default or Event of Default has occurred and is continuing, (y) the Aggregate Revenue recognized by Borrower and any of its Subsidiaries during any period of four (4) consecutive Fiscal Quarters ending prior to December 31, 2015, exceeds $25,000,000, and (z) Agent shall have received the fully-executed Subsequent Term Loan Warrant, upon Agent’s receipt of a written request from Borrower for a subsequent advance of the Loan, Lenders shall make (1) one additional advance (within thirty (30) days of receipt by Agent of such written request for advance) to Borrower in a maximum amount of Three Million Five-Hundred Thousand and No/100 Dollars ($3,500,000).

2.3           Commitments Several.

The failure of any Lender to make the initial Term Loan on the Closing Date or any subsequent Term Loan in accordance with Section 2.2.2 above shall not relieve any other Lender of its obligation (if any) to make a Loan on the applicable date, but no Lender shall be responsible for the failure of any other Lender to make any Term Loan to be made by such other Lender.

2.4           Indebtedness Absolute; No Offset; Waiver.

The payment obligations of Borrower hereunder are absolute and unconditional, without any right of rescission, setoff, counterclaim or defense for any reason against Agent and Lenders. As of the Closing Date, the Loan has not been compromised, adjusted, extended, satisfied, rescinded, set-off or modified, and the Loan Documents are not subject to any litigation, dispute, refund, claims of rescission, setoff, netting, counterclaim or defense whatsoever, including but not limited to, claims by or against any Loan Party or any other Person. Payment of the Obligations by Borrower, shall be made only by wire transfer, in Dollars, and in immediately available funds when due and payable pursuant to the terms of this Agreement and the other Loan Documents, is not subject to compromise, adjustment, extension, satisfaction, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction, termination or modification, whether arising out of transactions concerning the Loan, or otherwise. Without limitation to the forgoing, to the fullest extent permitted under applicable law, Borrower hereby waives (and shall cause each Loan Party to waive) (a) presentment, protest and demand, notice of default (except as expressly required in the Loan Documents), notice of intent to accelerate (except as expressly required in the Loan Documents), notice of acceleration (except as expressly required in the Loan Documents), notice of protest, notice of demand and of dishonor and non-payment of the Obligations (except as expressly required in the Loan Documents), (b) any requirement of diligence or promptness on Agent’s part in the enforcement of its rights under the provisions of this Agreement and any other Loan Document, (c) any rights, legal or equitable, to require any marshalling of assets or to require foreclosure sales in a particular order, (d) all notices of every kind and description which may be required to be given by any statute or rule of law except as specifically required hereunder, (e) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale or any portion of the Collateral, (f) all rights of homestead, exemption, redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Obligations in the event of foreclosure of the Liens created by the Loan Documents, (g) the pleading of any statute of limitations as a defense to any demand under any Loan Document and (h) any defense to the obligation to make any payments required under the Loan Documents, including the obligation to pay taxes based on any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any of the Collateral, it being agreed and acknowledged that such payment obligations are unconditional and irrevocable. Borrower further acknowledges and agrees (i) to any substitution, subordination, exchange or release of any security or the release of any party primarily or secondarily liable for the payment of the Loan; (ii) that Agent shall not be required to first institute suit or exhaust its remedies hereon against others liable for repayment of all or any part of the Loan, whether primarily or secondarily (collectively, the “Obligors”), or to perfect or enforce its rights against any Obligor or any security for the Loan; and (iii) that its liability for payment of the Loan shall not be affected or impaired by any determination that any security interest or lien taken by Agent for the benefit of Lenders to secure the Loan is invalid or unperfected. Borrower acknowledges, warrants and represents in connection with each waiver of any right or remedy of Borrower contained in any Loan Document, that it has been fully informed with respect to, and represented by counsel of its choice in connection with, such rights and remedies, and all such waivers, and after such advice and consultation, has presently and actually intended, with full knowledge of its rights and remedies otherwise available at law or in equity, to waive or relinquish such rights and remedies to the full extent specified in each such waiver.

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2.5         Loan Accounting.

2.5.1        Recordkeeping.

Agent, on behalf of each Lender, shall record in its records the date and amount of the Loan made by each Lender, each prepayment and repayment thereof. The aggregate unpaid principal amount so recorded shall be final, binding and conclusive absent manifest error. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

2.5.2        Notes.

At the request of any Lender, the Loan of such Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to such Lender’s Pro Rata Term Loan Share and payable in such amounts and on such dates as are set forth herein.

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2.6         Payment of Interest.

2.6.1       Interest Rates.

(a)          The outstanding principal balance under the Loan shall bear interest at a per annum rate of interest equal to the Contract Rate. Whenever, subsequent to the date hereof, the LIBOR Rate is increased or decreased (as determined on the date that is two (2) Business Days prior to each Payment Date), the Contract Rate, as set forth herein, shall be similarly changed effective as of such subsequent Payment Date, without notice or demand of any kind by an amount equal to the amount of such change in the LIBOR Rate on the date that is two (2) Business Days prior to each Payment Date. The quarterly interest due on the principal balance of the Loan outstanding shall be computed for the actual number of days elapsed during the Fiscal Quarter in question on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the average daily principal balance outstanding for each day of the Fiscal Quarter in question. The daily rate shall be equal to 1/360th times the Contract Rate. If any statement furnished by Agent for the amount of a payment due exceeded the actual amount that should have been paid because the LIBOR Rate decreased and such decrease was not reflected in such statement, Borrower shall make the payment specified in such statement from Agent and Borrower shall receive a credit for the overpayment, which credit shall be applied towards the next subsequent payment due hereunder. If any statement furnished by Agent for the amount of a payment due was less than the actual amount that should have been paid because the LIBOR Rate increased and such increase was not reflected in such statement, Borrower shall make the payment specified in such statement from Agent and Borrower shall be required to pay any resulting underpayment with the next subsequent payment due hereunder.

(b)          Borrower recognizes and acknowledges that any default on any payment, or portion thereof, due hereunder or to be made under any of the other Loan Documents, will result in losses and additional expenses to Agent in servicing the Loan, and in losses due to Lenders’ loss of the use of funds not timely received. Borrower further acknowledges and agrees that in the event of any such Default, Lenders would be entitled to damages for the detriment proximately caused thereby, but that it would be extremely difficult and impracticable to ascertain the extent of or compute such damages. Therefore, upon the Maturity Date and upon the occurrence and during the existence of an Event of Default (or upon any acceleration), interest shall automatically accrue hereunder, without notice to Borrower, at the Default Rate. The Default Rate shall be calculated and due from the date that the Default occurred which led to the Event of Default without regard to any grace or cure period as may be applicable and shall be payable upon demand.

2.6.2     Payments of Interest and Principal.

Borrower shall pay to Lenders all accrued interest on the Loan in arrears on each Payment Date, upon a prepayment of such Loan in accordance with Section 2.8 and at maturity in cash. Any partial prepayment of the Loan shall be applied in inverse order of maturity and so shall not reduce the amount of any quarterly principal amortization payment required pursuant to the preceding sentence (but this shall not be construed as permitting any partial prepayment other than as may be expressly permitted elsewhere in this Agreement)

2.7         Fees.

(a)          Origination Fee. Borrower shall pay to SWK, for its own account, a fee (the “Origination Fee”) in the amount of $150,000, which Origination Fee shall be deemed fully earned and non-refundable on the Closing Date.

(b)          Exit Fee. Upon the earlier to occur of (i) the Term Loan Maturity Date, or (ii) full repayment of the Loan and all other Obligations whether as a result of the acceleration of the Loan, or otherwise, Borrower shall pay an exit fee to Agent, for the benefit of Lenders, in an amount equal to two percent (2.0%) multiplied by the aggregate principal amount of all Term Loans advanced hereunder.

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2.8         Prepayment.

2.8.1       Mandatory Prepayment. Borrower shall prepay the Term Loans until paid in full within two (2) Business Days after the receipt by a Loan Party of any Net Cash Proceeds from any Disposition, in an amount equal to such Net Cash Proceeds.

2.8.2       Voluntary Prepayment.

(a)          Subject to clause (b) below, Borrower may from time to time, on at least five (5) Business Day’s written notice or telephonic notice (followed on the same Business Day by written confirmation thereof) to Agent (which shall promptly advise each Lender thereof) not later than 12:00 noon Dallas time on such day, prepay the Term Loans in whole or in part. Such notice to Agent shall specify the Loans to be prepaid and the date and amount of prepayment shall be subject to Section 2.9.1(b) or 2.10.2 (as applicable).

(b)          Subject to clause (c) below, if Borrower makes any prepayment of the Term Loans under clause (a), it shall pay to the Lenders on the date of such prepayment a prepayment premium as follows: (i) if such prepayment is made on or after the Closing Date but prior to the first anniversary of the Closing Date, eight percent (8%) of the aggregate amount of the Term Loans so prepaid, (ii) if such prepayment is made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, four percent (4%) of the aggregate amount of the Term Loans so prepaid, (iii) if such prepayment is made on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, three percent (3%) of the aggregate amount of the Term Loans so prepaid, (iv) if such prepayment is made on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date, two percent (2%); and (v) if such prepayment is made on or after the fourth anniversary of the Closing Date but prior to the Term Loan Maturity Date, zero percent (0%).

(c)          No such prepayment premium shall be due and owing in relation to any prepayment in full of the Loan and all Obligations via a refinance or other transaction between Agent and Borrower.

2.9         Repayment of Term Loan.

2.9.1       Revenue-Based Payment.

(a)          During the period commencing on the date hereof until the Obligations are Paid in Full, Borrower promises to pay, for the account of each Lender according to its Pro Rata Term Loan Share, an amount based on a percentage of the aggregate of Net Sales, Royalties and any other income or revenue recognized by Borrower or its Subsidiary in accordance with GAAP (collectively, the “Aggregate Revenue”) in each Fiscal Quarter (the “Revenue-Based Payment”), which will be applied to the Obligations as provided in clause (b) below. The Revenue-Based Payment with respect to each Fiscal Quarter shall be payable on the Payment Date next following the end of such Fiscal Quarter. Commencing with the Fiscal Quarter beginning July 1, 2014, the Revenue-Based Payment with respect to each Fiscal Quarter shall be equal to the difference between (i) the aggregate Revenue-Based Payments payable from January 1 of the Fiscal Year of which the Fiscal Quarter is part through the end of such Fiscal Quarter, calculated as the sum of:

(A)         nine percent (9%) of Aggregate Revenue (up to and including $10,000,000) in such Fiscal Year; plus

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(B)         seven percent (7.0%) of Aggregate Revenue (between $10,000,001 and up to and including $20,000,000) in such Fiscal Year; plus

(C)         five percent (5.0%) of Aggregate Revenue (greater than $20,000,000) in such Fiscal Year; and

(ii) the amount of Revenue-Based Payments, if any, made with respect to prior Fiscal Quarters in such Fiscal Year; provided that the Revenue-Based Payment is payable solely upon Aggregate Revenue in a given Fiscal Year, and will not be calculated on a cumulative, year-over-year basis.

(b)          So long as no Event of Default has occurred and is continuing and until the Obligations have been Paid in Full, each Revenue-Based Payment on each Payment Date will be applied in the following priority:

(i)          FIRST, to the payment of all fees, costs, expenses and indemnities due and owing to Agent pursuant to Sections 2.7(b), 3.1, 3.2, 6.3(d), 10.4 and/or 10.5 under this Agreement or otherwise pursuant to the Guaranty and Collateral Agreement, and any other Obligations owing to Agent in respect of sums advanced by Agent to preserve or protect the Collateral or to preserve or protect its security interest in the Collateral;

(ii)         SECOND, to the payment of all fees, costs, expenses and indemnities due and owing to Lenders in respect of the Loans and Commitments pursuant to Sections 2.7(b), 3.1, 3.2, 6.3(d), 10.4 and/or 10.5 under this Agreement or otherwise pursuant to the Guaranty and Collateral Agreement, pro rata based on each Lender’s Pro Rata Term Loan Share, until Paid in Full;

(iii)        THIRD, to the payment of all accrued but unpaid interest due and owing to Lenders in respect of the Loans, pro rata based on each Lender’s Pro Rata Term Loan Share, until Paid in Full;

(iv)        FOURTH, as it relates to each Payment Date on or after the Payment Date occurring in August 2016, to the payment of all principal of the Loans, pro rata based on each Lender’s Pro Rata Term Loan Share, up to an aggregate amount of $750,000 on any Payment Date;

(v)         FIFTH, all remaining amounts to the Borrower.

In the event that the amounts distributed under Section 2.9.1(b) on any Payment Date are insufficient for payment of the amounts set forth in Section 2.9.1(b)(i) through (iii) for such Payment Date, Borrower shall pay an amount equal to the extent of such insufficiency within five (5) Business Days of request by Agent. For the avoidance of doubt, at all times prior to the Payment Date in August 2016, Borrower shall only pay Revenue-Based Payments to the extent of amounts owing under clauses (i), (ii), and (iii) above due and owing to Lenders in respect of the Loans, pro rata based on each Lender’s Pro Rata Term Share.

(c)          With respect to each Fiscal Quarter ending prior to the Maturity Date, Borrower shall provide a written report to Agent of the Aggregate Revenue by Borrower or its Subsidiary in such Fiscal Quarter and the calculation of the Revenue-Based Payment due and payable to the Lenders, in the aggregate, with respect to such Fiscal Quarter. Each such report shall be due within forty (40) calendar days of the end of the relevant Fiscal Quarter.

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(d)          In the event that Borrower makes any adjustment to Aggregate Revenue after it has been reported to Agent, and such adjustment results in an adjustment to the Revenue-Based Payment due to the Lenders pursuant to this Section 2.9.1, Borrower shall so notify Agent and such adjustment shall be captured, reported and reconciled with the next scheduled report and payment of Revenue-Based Payment hereunder. Notwithstanding the foregoing, Agent and Borrower shall discuss and agree on the amount of any such adjustment prior to it being given effect with respect to future Revenue-Based Payments.

2.9.2      Principal.

Notwithstanding the foregoing, the outstanding principal balance of the Term Loans and all other Obligations then due and owing shall be Paid in Full on the Term Loan Maturity Date.

2.10       Payment.

2.10.1     Making of Payments.

Except as set forth in the last sentence of this Section 2.10.1, all payments of principal, interest, fees and other amounts, shall be made in immediately available funds, via wire transfer as directed by Agent and each Lender in writing, not later than 1:00 p.m. Dallas time on the date due, and funds received after that hour shall be deemed to have been received by Agent and/or such Lenders on the following Business Day. Not later than two (2) Business Days prior to each Payment Date, Agent shall provide to Borrower and each Lender a quarterly statement with the amounts payable by Borrower to Agent and each Lender on such Payment Date in accordance with Section 2.9.1(b) hereof, which shall include, for additional clarity, Agent’s calculation of the Revenue Based Payment for the prior Fiscal Quarter, which statement shall be binding on Borrower absent manifest error, and Borrower shall be entitled to rely on such quarterly statement in relation to its payment obligations on such Payment Date. Except as otherwise specified herein or as otherwise directed by Agent in writing, all payments under this Agreement shall be made by Borrower directly to each Lender entitled thereto.

2.10.2    Application of Payments and Proceeds.

Following the occurrence and during the continuance of an Event of Default, or if the Obligations have otherwise become or have been declared to become immediately due and payable in accordance with this Agreement, then notwithstanding anything herein or in any other Loan Document to the contrary, Agent shall apply all or any part of payments in respect of the Obligations and proceeds of Collateral, in each case as received by Agent, to the payment of the Obligations in the following order:

(i)          FIRST, to the payment of all fees, costs, expenses and indemnities due and owing to Agent under this Agreement or any other Loan Document, and any other Obligations owing to Agent in respect of sums advanced by Agent to preserve or protect the Collateral or to preserve or protect its security interest in the Collateral;

(ii)         SECOND, to the payment of all fees, costs, expenses and indemnities due and owing to Lenders in respect of the Loans, pro rata based on each Lender’s Pro Rata Term Loan Share, until Paid in Full;

(iii)        THIRD, to the payment of all accrued and unpaid interest due and owing to Lenders in respect of the Loans, pro rata based on each Lender’s Pro Rata Term Loan Share, until Paid in Full;

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(iv)        FOURTH, to the payment of all principal of the Loans due and owing, pro rata based on each Lender’s Pro Rata Term Loan Share, until Paid in Full;

(v)         FIFTH, to the payment of all other Obligations owing to each Lender, pro rata based on each Lender’s Pro Rata Term Loan Share, until Paid in Full; and

(vi)        SIXTH, to Borrower or whomsoever may be entitled to such amount by applicable law.

2.10.3    Set-off.

Borrower agrees that Agent and each Lender and its Affiliates have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, Borrower agrees that at any time an Event of Default exists, Agent and each Lender may, to the fullest extent permitted by applicable law, apply to the payment of any Obligations of Borrower hereunder then due, any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Agent or such Lender. Notwithstanding the foregoing, no Lender shall exercise any rights described in the preceding sentence without the prior written consent of Agent.

2.10.4    Proration of Payments.

If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise, on account of principal of or interest on any Loan, but excluding any payment pursuant to Section 3.1, 3.2 or 10.8) in excess of its applicable Pro Rata Term Loan Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on such Term Loan then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

Section 3              Yield Protection.

3.1          Taxes.

(a)          All payments of principal and interest on the Loans and all other amounts payable hereunder by or on behalf of Borrower to or for the account of Agent or any Lender shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other similar charges imposed by any Governmental Authority that is a taxing authority (“Taxes”), excluding (i) taxes imposed on or measured by Agent’s or any Lender’s net income (however denominated) or gross profits, and franchise taxes, imposed by any jurisdiction (or subdivision thereof) under the laws of which Agent or such Lender is organized or in which Agent or such Lender conducts business or, in the case of any Lender, in which its applicable lending office is located, (ii) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Agent or a Lender is located or conducts business; (iii) in the case of any Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office; (iv) in the case of any U.S. Lender, any United States federal backup withholding tax; and (v) taxes imposed under FATCA (items in clauses (i) through (iv), “Excluded Taxes”, and all Taxes other than Excluded Taxes, “Indemnified Taxes”). If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower shall: (w) make such withholding or deduction; (x) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted; (y) as promptly as practicable forward to Agent the original or a certified copy of an official receipt or other documentation reasonably satisfactory to Agent evidencing such payment to such Governmental Authority; and (z) if the withholding or deduction is with respect to Indemnified Taxes, pay to Agent for the account of Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction of Indemnified Taxes been required. To the extent that any amounts shall ever be paid by Borrower in respect of Indemnified Taxes, such amounts shall, for greater certainty, be considered to have accrued and to have been paid by Borrower as interest on the Loans.

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(b)          Borrower shall indemnify Agent and each Lender for any Indemnified Taxes paid by Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of Borrower hereunder, and any additions to Tax, penalties and interest paid by Agent or such Lender with respect to such Indemnified Taxes; provided that Borrower shall not have any obligation to indemnify any party hereunder for any Indemnified Taxes or additions to Tax, penalties or interest with respect thereto that result from or are attributable to such party’s own gross negligence or willful misconduct. Payment under this Section 3.1(b) shall be made within thirty (30) days after the date Agent or the Lender, as applicable, makes written demand therefor; provided, however, that if such written demand is made more than one-hundred eighty (180) days after the earlier of (i) the date on which Agent or the Lender, as applicable, pays such Indemnified Taxes or additions to Tax, penalties or interest with respect thereto and (ii) the date on which the applicable Governmental Authority makes written demand on Agent or such Lender, as applicable, for payment of such Indemnified Taxes or additions to Tax, penalties or interest with respect thereto, then Borrower shall not be obligated to indemnify Agent or such Lender for such Indemnified Taxes or additions to Tax, penalties or interest with respect thereto.

(c)          Each Foreign Lender that is a party hereto on the Closing Date or becomes an assignee of an interest under this Agreement under Section 10.8.1 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall deliver to Borrower and Agent on or prior to the date on which such Foreign Lender becomes a party to this Agreement:

(i)          Two duly completed and executed originals of IRS Form W-8BEN claiming exemption from withholding of Taxes under an income tax treaty to which the United States of America is a party;

(ii)         two duly completed and executed originals of IRS Form W-8ECI;

(iii)        a certificate in form and substance reasonably satisfactory to Agent and Borrower claiming entitlement to the portfolio interest exemption under Section 881(c) of the IRC and certifying that such Foreign Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, (y) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC, together with two duly completed and executed originals of IRS Form W-8BEN; or

(iv)        if the Foreign Lender is not the beneficial owner of amounts paid to it hereunder, two duly completed and executed originals of IRS Form W-8IMY, each accompanied by a duly completed and executed IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-9 or a portfolio interest certificate described in clause (iii) above from each beneficial owner of such amounts claiming entitlement to exemption from withholding or backup withholding of Taxes.

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Each Foreign Lender shall (to the extent legally entitled to do so) provide updated forms to Borrower and Agent on or prior to the date any prior form previously provided under this clause (c) becomes obsolete or expires, after the occurrence of an event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (c) or from time to time if requested by Borrower or Agent. Each U.S. Lender shall deliver to Agent and Borrower on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the request of Borrower or Agent) properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from backup withholding. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be required to pay additional amounts to or indemnify any Lender pursuant to this Section 3.1 with respect to any Taxes required to be deducted or withheld (or any additions to tax, penalties or interest with respect thereto) (A) on the basis of the information, certificates or statements of exemption provided by a Lender pursuant to this clause (c), or (B) if such Lender shall fail to comply with the certification requirements of this clause (c).

(d)          Without limiting the foregoing, each Lender shall timely comply with any certification, documentation, information or other reporting necessary to establish an exemption from withholding under FATCA and shall provide any documentation reasonably requested by Borrower or Agent sufficient for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

(e)          If Agent or a Lender determines that it is entitled to or has received a refund of any Taxes for which it has been indemnified by Borrower (or another Loan Party) or with respect to which Borrower (or another Loan Party) shall have paid additional amounts pursuant to this Section 3.1, it shall promptly notify Borrower of such refund, and promptly make an appropriate claim to the relevant Governmental Authority for such refund (if it has not previously done so). If Agent or a Lender receives a refund (whether or not pursuant to such claim) of such Taxes, it shall promptly pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Loan Parties under this Section 3.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of Agent or such Lender, agrees to repay to Agent or such Lender the amount paid over to Borrower in the event Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 3.1(e) shall not be construed to require Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person or to alter its internal practices or procedures with respect to the administration of taxes.

(f)          Each Lender shall severally indemnify Borrower for any Excluded Taxes attributable to such Lender and any additions to Tax, penalties and interest with respect to such Excluded Taxes that are paid by Borrower with respect to a payment hereunder.

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3.2         Increased Cost.

(a)          If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be considered a change in applicable law, regardless of the date enacted, adopted or issued), or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Closing Date of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its ability to make loans based on the LIBOR Rate or its obligation to make loans based on the LIBOR Rate; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any loan based on the LIBOR Rate, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), and without duplication of other payment obligations of Borrower hereunder (including pursuant to Section 3.1), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one-hundred eighty (180) days prior to the date on which such Lender first made demand therefor; provided that if the event giving rise to such costs or reductions has retroactive effect, such one-hundred eighty (180) day period shall be extended to include the period of retroactive effect. For the avoidance of doubt, this clause (a) will not apply to any such increased costs or reductions resulting from Taxes, as to which Section 3.1 shall govern.

(b)          If any Lender shall reasonably determine that any change after the Closing Date in, or the adoption or phase-in after the Closing Date of, any applicable law, rule or regulation regarding capital adequacy, or any change after the Closing Date in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive issued after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within five (5) Business Days of demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one-hundred eighty (180) days prior to the date on which such Lender first made demand therefor; provided that if the event giving rise to such costs or reductions has retroactive effect, such one-hundred eighty (180) day period shall be extended to include the period of retroactive effect.

(c)          Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under this Section 3.2, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (i) make, issue, fund or maintain its Loans through another office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to this Section 3.2 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other office pursuant to this clause (c) unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above.  A certificate as to the amount of any such expenses payable by Borrower pursuant to this clause (c) (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Agent) shall be conclusive absent manifest error.

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3.3         [Reserved].

3.4         Manner of Funding; Alternate Funding Offices.

Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it may determine at its sole discretion. Each Lender may, if it so elects, fulfill its commitment to make any Term Loan by causing any branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement (other than Section 3.1) such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

3.5         Conclusiveness of Statements; Survival.

Determinations and statements of any Lender pursuant to Section 3.1, 3.2, 3.3 or 3.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 3.1 or 3.2, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes and termination of this Agreement.

Section 4             Conditions Precedent.

The obligation of each Lender to make its Loan hereunder is subject to the following conditions precedent, each of which shall be reasonably satisfactory in all respects to Agent.

4.1         Prior Debt.

The Prior Debt has been (or concurrently with the initial borrowing will be) paid in full and all related Liens have been (or concurrently with the initial borrowing will be) released.

4.2         Delivery of Loan Documents.

Borrower shall have delivered the following documents (and, as applicable, duly executed and dated the Closing Date or an earlier date satisfactory to Agent):

(a)          Loan Documents. The Loan Documents to which any Loan Party is a party, each duly executed by a Responsible Officer of each Loan Party and the other parties thereto (except Agent and the Lenders), and (ii) each other Person (except Agent and the Lenders) shall have delivered to Agent and Lenders the Loan Documents to which it is a party, each duly executed and delivered by such Person and the other parties thereto (except Agent and the Lenders).

(b)          Financing Statements. Properly completed Uniform Commercial Code financing statements and other filings and documents required by law or the Loan Documents to provide Agent, for the benefit of Lenders, perfected first priority Liens in the Collateral.

(c)          Lien Searches. Copies of Uniform Commercial Code, foreign, state and county search reports listing all effective financing statements filed and other Liens of record against any Loan Party, with copies of any financing statements and applicable searches of the records of the U.S. Patent and Trademark Office performed with respect to each Loan Party, all in each jurisdiction reasonably determined by Agent.

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(d)          Collateral Access Agreements. Fully executed (except by Agent and the Lenders) Collateral Access Agreements reasonably requested by Agent with respect to the Collateral.

(e)          Payoff; Release. Payoff letters with respect to the repayment in full of all Prior Debt, termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing or authorization to file the same.

(f)          Authorization Documents. For each Loan Party, such Person’s (i) charter (or similar formation document), certified by the appropriate Governmental Authority, (ii) good standing certificates in its jurisdiction of incorporation (or formation) and (subject to Section 6.16 below) in each other jurisdiction reasonably requested by Agent, (iii) bylaws (or similar governing document), (iv) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and (v) signature and incumbency certificates of its officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification, in form and substance reasonably satisfactory to Agent.

(g)          Closing Certificate. A certificate executed by a Responsible Officer of Borrower, which shall constitute a representation and warranty by Borrower as of the Closing Date that the conditions contained in this Section 4 have been satisfied.

(h)          Opinions of Counsel. Opinions of counsel for each Loan Party regarding certain closing matters, and Borrower hereby requests such counsel to deliver such opinions and authorizes Agent and Lenders to rely thereon.

(i)          Insurance. Certificates or other evidence of insurance in effect as required by Section 6.3(c) and (d), with endorsements naming Agent as lenders’ loss payee and/or additional insured, as applicable.

(j)          Solvency Certificate. Agent shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer or manager) of Borrower, in his or her capacity as such and not in his or her individual capacity, in form and substance reasonably satisfactory to Agent, certifying (i) that Borrower is Solvent after giving effect to the transactions and the indebtedness contemplated by the Loan Documents, and (ii) as to Borrower’s financial resources and anticipated ability to meet its obligations and liabilities as they become due, to the effect that as of the Closing Date, and after giving effect to such transaction and indebtedness: (A) the assets of Borrower, individually and on a consolidated basis, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of Borrower, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to Borrower.

(k)          Financials. The financial statements, projections and pro forma balance sheet described in Section 5.4.

(l)          [Reserved].

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(m)          [Reserved].

(n)          Consents. Evidence that all necessary consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by each Loan Party of the Loan Documents have been duly obtained and are in full force and effect.

(o)          Other Documents. Such other certificates, documents and agreements as Agent or any Lender may reasonably request.

4.3          Fees. The Lenders and Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), required to be paid under the Loan Documents on or before the Closing Date. All such amounts will be paid with proceeds of the initial advance of the Term Loan and any previous expense deposits made with Agent on or before the Closing Date and will be reflected in the funding instructions given by Borrower to Agent on or before the Closing Date.

4.4          Warrants. Agent shall have received the fully executed Closing Date Warrant.

4.5          Representations, Warranties, Defaults. As of the Closing Date, after giving effect to the making of the Loans, (a) all representations and warranties of Borrower set forth in any Loan Document shall be true and correct in all material respects as if made on and as of the Closing Date (except for representations and warranties that specifically refer to an earlier date, which shall be true and correct in all material respects as of such earlier date) and (b) no Default or Event of Default shall exist. The acceptance of the Term Loans by Borrower shall be deemed to be a certification by Borrower that the conditions set forth in this Section 4.5 have been satisfied.

4.6          Diligence. Agent and Lenders shall have completed their due diligence review of the Loan Parties, their assets, business, obligations and the transactions contemplated herein, the results of which shall be satisfactory in form and substance to Lenders, of Borrower, including, without limitation, (i) an examination of (A) Borrower projected Aggregate Revenue for such periods as required by Lenders, (B) such valuations of Borrower and its assets as Lenders shall require (C) the terms and conditions of all obligations owed by Borrower deemed material by Lenders, the results of which shall be satisfactory in form and substance to Lenders and (D) background checks with respect to the managers, officers and owners of Borrower; (ii) an examination of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of Borrower, and Borrower shall have demonstrated to Lender’s satisfaction, in its sole discretion, that (x) no operations of Borrower are the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Lenders, in their sole discretion, and (y) Borrower has no liabilities or obligations (whether contingent or otherwise) that are deemed material by Lenders, in their reasonable discretion.

4.7          Corporate Matters. All corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of Borrower) shall be satisfactory to Lenders in their sole discretion.

4.8          No Felonies or Indictable Offenses. No Loan Party nor, to Borrower’s knowledge, any of their respective Affiliates nor any of their officers or key management personnel shall have been charged with or be under active investigation for a felony crime.

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4.9         No Material Adverse Effect. There shall not be any Obligations (other than those under the SVB Indebtedness or an Equivalent Credit Line permitted pursuant to Section 7.1(b) hereof or as otherwise set forth in the Schedules to this Agreement) of any nature with respect to any Loan Party which could reasonably be likely to have a Material Adverse Effect.

Section 5             Representations and Warranties.

To induce Agent and Lenders to enter into this Agreement and to induce Lenders to make Loans hereunder, Borrower represents and warrants to Agent and Lenders, as of the Closing Date and the date of any subsequent Term Loan made by Lenders pursuant to Section 2.2.2, that:

5.1         Organization.

Borrower is a corporation validly existing and in good standing under the laws of Delaware, and is duly qualified to do business in each jurisdiction set forth on Schedule 5.1, which are all of the jurisdictions in which failure to so qualify could reasonably be likely to have or result in a Material Adverse Effect.

5.2         Authorization; No Conflict.

Borrower is duly authorized to execute and deliver each Loan Document to which it is a party, to borrow monies hereunder, and to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by Borrower of this Agreement and of each Loan Document to which it is a party, and the borrowings by Borrower hereunder, do not and will not (a) require any consent or approval of any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of applicable law (including any Health Care Law), (ii) the charter, by-laws or other organizational documents of Borrower or (iii) (except as it relates to the documents governing the Prior Debt, each of which will be terminated and/or paid on the Closing Date) any Material Contract, or any judgment, order or decree, which is binding upon Borrower or any of its properties or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower (other than Liens in favor of Agent created pursuant to the Collateral Documents).

5.3         Validity; Binding Nature.

Each of this Agreement and each other Loan Document to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity and concepts of reasonableness.

5.4         Financial Condition.

(a)          The unaudited consolidated financial statements of Borrower as of the Fiscal Quarter ending March 31, 2014, copies of each of which have been delivered pursuant hereto, were prepared in accordance with GAAP and present fairly in all material respects the consolidated financial condition of Borrower as at such dates and the results of its operations for the periods then ended.

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(b)          The consolidated financial projections (including an operating budget and a cash flow budget) of Borrower for the period ending December 31, 2016, delivered to Agent and Lenders on or prior to the Closing Date (i) were prepared by Borrower in good faith and (ii) were prepared in accordance with assumptions for which Borrower believes it has a reasonable basis, and the accompanying consolidated and consolidating pro forma balance sheet of Borrower as at the Closing Date, adjusted to give effect to the financings contemplated hereby as if such transactions had occurred on such date, is consistent in all material respects with such projections (it being understood that the projections are not a guaranty of future performance and that actual results during the period covered by the projections may materially differ from the projected results therein).

5.5          No Material Adverse Change.

Since March 31, 2014, there has been no material adverse change in the financial condition, operations, assets, business or properties of Borrower taken as a whole.

5.6          Litigation.

No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower’s knowledge, threatened against Borrower which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, other than any liability incidental to such litigation or proceedings, to Borrower’s knowledge, Borrower has no material Contingent Obligations not listed on Schedule 7.1 or disclosed in the financial statements specified in Section 5.4(a).

5.7          Ownership of Properties; Liens.

Borrower and each other Loan Party owns all of its material properties and assets, tangible and intangible, of any nature whatsoever that it purports to own (including Intellectual Property), free and clear of all Liens and charges and claims (including infringement claims with respect to Intellectual Property), except Permitted Liens and as set forth on Schedule 5.7.

5.8          Capitalization.

All issued and outstanding Equity Interests of Borrower are duly authorized, validly issued, fully paid, non-assessable, and such securities were, to Borrower’s knowledge, issued in compliance in all material respects with all applicable state and federal laws concerning the issuance of securities. Schedule 5.8 sets forth the authorized Equity Interests of Borrower as of the Closing Date as well as all Persons owning more than ten percent (10%) of the outstanding Equity Interests in Borrower.

5.9          Pension Plans.

Borrower does not have, nor to its knowledge has Borrower ever had, a Pension Plan.

5.10        Investment Company Act.

Borrower is not an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company”, within the meaning of the Investment Company Act of 1940.

5.11        No Default.

No Event of Default or Default exists or would result from the incurrence by Borrower of any Debt hereunder or under any other Loan Document.

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5.12       Margin Stock.

Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. As of the Closing Date, no portion of the Obligations is secured directly or indirectly by Margin Stock.

5.13       Taxes.

Borrower has filed, or caused to be filed, all federal, state, foreign and other tax returns and reports required by law to have been filed by it and has paid all federal, state, foreign and other taxes and governmental charges thereby shown to be owing, except any such taxes or charges (a) that are not delinquent or (b) that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

5.14       Solvency.

On the Closing Date, and immediately prior to and after giving effect to the borrowing hereunder and the use of the proceeds thereof, Borrower is, and will be, Solvent.

5.15       Environmental Matters.

The on-going operations of Borrower comply in all respects with all applicable Environmental Laws, except for non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. Borrower has obtained, and maintained in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for its respective ordinary course operations, and Borrower is in compliance with all material terms and conditions thereof, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any of its respective properties or operations is subject to any outstanding written order from or agreement with any federal, state, or local Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, or arising from operations prior to the Closing Date, of Borrower that would reasonably be expected to result in a Material Adverse Effect. Borrower has no underground storage tanks.

5.16       Insurance.

Borrower and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower operates. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth on Schedule 5.16.

5.17         Information.

All written information heretofore or contemporaneously herewith furnished in writing by Borrower to Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby, taken as a whole, is, and all written information hereafter furnished by or on behalf of Borrower to Agent or any Lender pursuant hereto or in connection herewith, taken as a whole, will be true and accurate in every material respect, to Borrower’s knowledge, on the date as of which such information, taken as a whole, is dated or certified, and none of such information is or will be incomplete, to Borrower’s knowledge, by omitting to state any material fact necessary to make such information not misleading in any material respect in light of the circumstances under which made (it being recognized by Agent and Lenders that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

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5.18        Intellectual Property; Products and Laboratory Services.

(a)          Schedule 5.18(a) (as updated from time to time in accordance with Section 6.1.2 hereof) accurately and completely lists all of Borrower’s Registered Intellectual Property. Borrower owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the business of Borrower and the other Loan Parties, without (to Borrower’s knowledge) any infringement upon the intellectual property rights of others, except as otherwise set forth on Schedule 5.18(a) hereto.

(b)          Schedule 5.18(b) (as updated from time to time in accordance with Section 6.1.2 hereof) accurately and completely lists all Products, Laboratory Services, and all Required Permits, and Borrower has delivered to Agent a copy of all Required Permits as of the date hereof and to the extent requested by Agent from time to time in its discretion.

(i)          With respect to any Product or Laboratory Service being tested, manufactured, marketed, sold, and/or delivered by Borrower, Borrower has received (or the applicable, authorized third parties have received), and such Product or Laboratory Service is the subject of, all Required Permits needed in connection with the testing, manufacture, marketing, sale, and/or delivery of such Product or Laboratory Service by or on behalf of Borrower. Borrower has not received any notice from any applicable Governmental Authority, specifically including the FDA and/or CMS, that such Governmental Authority is conducting an investigation or review (other than a normal routine scheduled inspection) of Borrower’s (x) manufacturing facilities, the processes for such Product, or any related sales or marketing activities and/or the Required Permits related to such Product, and (y) laboratory facilities, the processes for such Laboratory Services, or any related sales or marketing activities and/or the Required Permits related to such Laboratory Services. There are no material deficiencies or violations of applicable laws in relation to the manufacturing, processes, sales, marketing, or delivery of such Product or Laboratory Services and/or the Required Permits related to such Product or Laboratory Services, no Required Permit has been revoked or withdrawn, nor, to the best of Borrower’s knowledge, has any such Governmental Authority issued any order or recommendation stating that the development, testing, manufacturing, sales and/or marketing of such Product or Laboratory Services by or on behalf of Borrower should cease or be withdrawn from the marketplace, as applicable.

(ii)         Except as set forth on Schedule 5.18(b), (A) there have been no adverse clinical test results in respect of any Product since the date on which Borrower acquired rights to such Product, and (B) there have been no product recalls or voluntary product withdrawals from any market in respect of any Product since the date on which Borrower acquired rights to such Product.

(iii)        Borrower has not experienced any significant failures in its manufacturing of any Product which caused any reduction in Products sold.

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5.19       [Reserved].

5.20       Labor Matters.

Borrower is not subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving Borrower that singly or in the aggregate would reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Borrower are not in violation in any material respect of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

5.21       Material Contracts.

Except for the agreements set forth as exhibits or incorporated by reference into Borrower’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 31, 2014 (the “Form 10-K”), and those agreements not included on the Form 10-K but included herein on Schedule 5.21 (collectively, the “Material Contracts”), as of the Closing Date there are no (i) employment agreements covering the management of Borrower, (ii) collective bargaining agreements or other labor agreements covering any employees of Borrower, (iii) agreements for managerial, consulting or similar services to which Borrower is a party or by which it is bound requiring payment of more than $250,000 in any year, (iv) agreements regarding Borrower, its assets or operations or any investment therein to which any of its equity holders is a party, (v) patent licenses, trademark licenses, copyright licenses or other lease or license agreements to which Borrower is a party, either as lessor or lessee, or as licensor or licensee (other than widely-available software subject to “shrink-wrap” or “click-through” software licenses), (vi) distribution, marketing or supply agreements to which Borrower is a party, (vii) customer agreements to which Borrower is a party (in each case with respect to any agreement of the type described in the preceding clauses (i), (iii), (iv), (v), (vi) and (vii) requiring payment of more than $250,000 in any year), (viii) partnership agreements pursuant to which Borrower is a partner, limited liability company agreements pursuant to which Borrower is a member or manager, or joint venture agreements to which Borrower is a party, (ix) real estate leases, or (x) any other agreements or instruments to which Borrower is a party, in each case the breach, nonperformance or cancellation of which, would reasonably be expected to have a Material Adverse Effect.  Schedule 5.21 sets forth, with respect to each real estate lease agreement to which Borrower is a party as of the Closing Date, the address of the subject property. The consummation of the transactions contemplated by the Loan Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than Borrower) which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.22        Compliance with Laws; Health Care Laws.

(a)          Laws Generally. Borrower is in compliance with, and is conducting and has conducted its business and operations in material compliance with the requirements of all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(b)          Health Care Laws. Without limiting the generality of clause (a) above:

(i)          Borrower is not in violation of any of the Health Care Laws, except for any such violation which would not reasonably be expected (either individually and taken as a whole with any other violations) to have a Material Adverse Effect.

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(ii)         Borrower has (either directly or through one or more authorized third parties) (i) all licenses, consents, certificates, permits, authorizations, approvals, franchises, registrations, qualifications and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities and self regulatory authorities (each, an “Authorization”) necessary to engage in the business conducted by it, except for such Authorizations with respect to which the failure to obtain would not reasonably be expected to have a Material Adverse Effect, and (ii) no knowledge that any Governmental Authority is considering limiting, suspending or revoking any such Authorization, except where the limitation, suspension or revocation of such Authorization would not reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and Borrower is in material compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except where failure to be in such compliance or for an Authorization to be valid and in full force and effect could not reasonably be expected to have a Material Adverse Effect.

(iii)        Borrower has received and maintains accreditation in good standing and without limitation or impairment by all applicable accrediting organizations, to the extent required by applicable law or regulation (including any foreign law or equivalent regulation), except where the failure to be so accredited and in good standing without limitation would not reasonably be expected to have a Material Adverse Effect.

(iv)        Except where any of the following would not reasonably be expected to have a Material Adverse Effect, Borrower has not been, and has not been threatened to be, (i) excluded from U.S. health care programs pursuant to 42 U.S.C. §1320(a)7 or any related regulations, (ii) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 9.4), or other applicable laws or regulations, or (iii) made a party to any other action by any Governmental Authority that may prohibit it from selling products to any governmental or other purchaser pursuant to any federal, state or local laws or regulations.

(v)         Borrower has not received any written notice from the FDA, CMS, or any other Governmental Authority with respect to, nor to Borrower’s best knowledge is there, any actual or threatened investigation, inquiry, or administrative or judicial action, hearing, or enforcement proceeding by the FDA, CMS, or any other Governmental Authority against Borrower regarding any violation of applicable law, except for such investigations, inquiries, or administrative or judicial actions, hearings, or enforcement proceedings which, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.23       Existing Indebtedness; Investments, Guarantees and Certain Contracts.

Except as set forth on Schedule 7.1, Borrower does not (a) have any outstanding Debt, except Debt under the Loan Documents, or (b) own or hold any equity or long-term debt investments in, or have any outstanding advances to or any outstanding guarantees for the obligations of, or any outstanding borrowings from, any other Person.

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5.24       Affiliated Agreements.

Except as set forth on Schedule 7.7 and employment agreements entered into with employees, managers, officers and directors from time to time in the ordinary course of business, (i) there are no existing or proposed agreements, arrangements, understandings or transactions between Borrower, on the one hand, and Borrower’s members, managers, managing members, investors, officers, directors, stockholders, other equity holders, employees, or Affiliates or any members of their respective families, on the other hand, and (ii) to Borrower’s knowledge, none of the foregoing Persons are directly or indirectly, indebted to or have any direct or indirect ownership or voting interest in, any Affiliate of Borrower or any Person with which Borrower has a business relationship or which competes with Borrower (except that any such Persons may own equity interests in (but not exceeding two percent (2%) of the outstanding equity interests of) any publicly traded company that may compete with Borrower).

5.25       Names; Locations of Offices, Records and Collateral; Deposit Accounts.

Borrower has not conducted business under or used any name (whether corporate, partnership or assumed) other than such names as set forth in its Certificate of Incorporation, as amended prior to the Closing Date, or any other names set forth on Schedule 5.25A. Borrower is the sole owner(s) of all of its names listed on Schedule 5.25A, and any and all business done and invoices issued in such names are Borrower’s sales, business and invoices. Borrower maintains, and since its formation has maintained, respective places of business only at the locations set forth on Schedule 5.25B or, after the Closing Date, as additionally disclosed to Agent and Lenders in writing, and all books and records of Borrower relating to or evidencing the Collateral are located and shall be only, in and at such locations (other than (i) Deposit Accounts, and (ii) Collateral in the possession of Agent, for the benefit of Lenders). All of the tangible Collateral is located only in the continental United States. Schedule 7.14 lists all of Borrower’s Deposit Accounts as of the Closing Date.

5.26       Non-Subordination.

The payment and performance of the Obligations by Borrower are not subordinated in any way to any other obligations of Borrower or to the rights of any other Person.

5.27       Broker’s or Finder’s Commissions.

Except as set forth in Schedule 5.27, no broker’s, finder’s or placement fee or commission will be payable to any broker or agent engaged by Borrower or any of its officers, directors or agents with respect to the Loan or the transactions contemplated by this Agreement except for fees payable to Agent and Lenders. Borrower agrees to indemnify Agent and each Lender and hold each harmless from and against any claim, demand or liability for broker’s, finder’s or placement fees or similar commissions, whether or not payable by Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by Agent and/or Lenders without the knowledge of Borrower.

5.28       Anti-Terrorism; OFAC.

(a)          No Loan Party nor any Person controlling or controlled by a Loan Party, nor any Person having a beneficial interest in a Loan Party, nor any Person for whom a Loan Party is acting as agent or nominee in connection with this transaction (1) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (2) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (3) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other OFAC regulation or executive order.

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(b)          No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.29        Security Interest.

Borrower has full right and power to grant to Agent, for the benefit of itself and the other Lenders, a perfected, first priority security interest and Lien on the Collateral pursuant to this Agreement and the other Loan Documents, subject to the following sentence. Upon the execution and delivery of this Agreement and the other Loan Documents, and upon the filing of the necessary financing statements and/or appropriate filings and/or delivery of the necessary certificates evidencing an equity interest, control and/or possession, as applicable, without any further action, Agent will have a good, valid and first priority (subject to Permitted Liens) perfected Lien and security interest in the Collateral, for the benefit of Lenders. Borrower is not party to any agreement, document or instrument that conflicts with this Section 5.29.

5.30        Survival.

Borrower hereby makes the representations and warranties contained herein with the knowledge and intention that Agent and Lenders are relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the Closing and the making of the Loan.

Section 6              Affirmative Covenants.

Until all Obligations have been Paid in Full, Borrower agrees that, unless at any time Required Lenders shall otherwise expressly consent in writing, it will:

6.1         Information.

Furnish to Agent (which shall furnish to each Lender):

6.1.1      Annual Report.

Promptly when available and in any event within ninety (90) days after the close of each Fiscal Year (unless Borrower files a Notice of Late Filing (12b-25 Notice) in which case such report shall be due within one hundred five (105) days of the end of the relevant Fiscal Year): (a) a copy of the annual audited report of Borrower and its Subsidiaries for such Fiscal Year, including therein a consolidated balance sheet and statement of earnings and cash flows of Borrower and its Subsidiaries as at the end of and for such Fiscal Year, certified without qualification (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by Borrower’s independent certified public accountants) by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Agent, and (ii) a comparison with the previous Fiscal Year; and (b) upon Agent’s reasonable request, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flows for Borrower and its Subsidiaries for such Fiscal Year, together with a comparison of actual results for such Fiscal Year with the budget for such Fiscal Year, each certified by the chief financial officer or another executive officer of Borrower.

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6.1.2       Interim Reports.

Promptly when available and in any event within forty-five (45) days after the end of each Fiscal Quarter (unless Borrower files a Notice of Late Filing (12b-25 Notice) in which case such report shall be due within fifty (50) days of the end of the relevant Fiscal Quarter), (i) unaudited consolidated balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year (which may be in preliminary form), certified by the chief financial officer or other executive officer of Borrower, (ii) a written statement of Borrower’s management setting forth a discussion of Borrower’s financial condition, changes in financial condition and results of operations, and (iii) updated Schedules 5.18(a) and (b) setting forth any changes to the disclosures set forth in such schedules as most recently provided to Agent or, as applicable, a written statement of Borrower’s management stating that there have been no changes to such disclosures as most recently provided to Agent.

6.1.3       Revenue-Based Payment Reconciliation.

Borrower shall furnish to Agent, together with the quarterly (or, in the case of the last fiscal quarter of Borrower’s fiscal year, annual) financial statements made available to Agent and Lenders pursuant to Section 6.1.1 and Section 6.1.2, as applicable, a report, in form reasonably acceptable to Agent, reconciling the Aggregate Revenue reported by Borrower to Agent pursuant to Section 2.9.1(c) hereof for the most recently ended Fiscal Quarter to the amount of the Aggregate Revenue reported by Borrower for such Fiscal Quarter.

6.1.4       Compliance Certificate.

Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 6.1.1 and each set of quarterly statements pursuant to Section 6.1.2(a), a duly completed Compliance Certificate, with appropriate insertions, dated the date of delivery and corresponding to such annual report or such quarterly statements, and signed by the chief financial officer (or other executive officer) of Borrower, containing a computation showing compliance with Section 7.13 and a statement to the effect that such officer has not become aware of any Event of Default or Default that exists or, if there is any such event, describing it and the steps, if any, being taken to cure it.

6.1.5       Reports to Governmental Authorities and Shareholders.

Promptly upon the filing or sending thereof, copies of (a) all regular, periodic or special reports of each Loan Party filed with any Governmental Authority, (b) all registration statements (or such equivalent documents) of each Loan Party filed with any Governmental Authority and (c) all proxy statements or other communications made to the holders of Borrower’s Equity Interests generally; provided that for so long as Borrower’s Equity Interests are listed on the NASDAQ exchange, Borrower’s prompt filing of any such information described in this Section 6.1.5 with the U.S. Securities and Exchange Commission shall satisfy Borrower’s obligations under this Section 6.1.5.

6.1.6      Notice of Default; Litigation; ERISA Matters.

Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by Borrower or the applicable Loan Party affected thereby with respect thereto:

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(a)          the occurrence of an Event of Default;

(b)          any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lenders which has been instituted or, to the knowledge of Borrower, is threatened in writing against Borrower or any other Loan Party or to which any of the properties thereof is subject, which in any case would reasonably be expected to have a Material Adverse Effect;

(c)          [intentionally omitted];

(d)          any cancellation or material adverse change in any insurance maintained by Borrower or any other Loan Party;

(e)          any other event (including (i) any violation of any law, including any Environmental Law, or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which could reasonably be expected to have a Material Adverse Effect; or

(f)          to the extent that it would reasonably be expected to result in a Material Adverse Effect (i) any suspension, revocation, cancellation or withdrawal of an Authorization required for Borrower or any other Loan Party, is threatened or there is any basis for believing that such Authorization will not be renewable upon expiration or will be suspended, revoked, cancelled or withdrawn, (ii) Borrower or any other Loan Party enters into any consent decree or order pursuant to any Health Care Law and Regulation, or becomes a party to any judgment, decree or judicial or administrative order pursuant to any Health Care Law, (iii) receipt of any written notice or other written communication from the FDA, CMS, or any other applicable Governmental Authority alleging non-compliance with CLIA or any other applicable Health Care Law, (iv) the occurrence of any violation of any Health Care Law by Borrower or any of the other Loan Parties in the development or provision of Laboratory Services, and record keeping and reporting to the FDA or CMS that could reasonably be expected to require or lead to an investigation, corrective action or enforcement, regulatory or administrative action, (v) the occurrence of any civil or criminal proceedings relating to Borrower or any of the other Loan Parties or any of their respective employees, which involve a matter within or related to the FDA’s or CMS’ jurisdiction, (vi) any officer, employee or agent of Borrower or any of the other Loan Parties is convicted of any crime or has engaged in any conduct for which debarment is mandated or permitted by 21 U.S.C. § 335a, or (vii) any officer, employee or agent of Borrower or any of the other Loan Parties has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal, provincial, state or local health care programs under Section 1128 of the Social Security Act or any similar law or regulation.

6.1.7      Management Report.

With respect to each Fiscal Quarter ending prior to the Maturity Date, Borrower shall provide a written report to Agent detailing (i) the percentage of Aggregate Revenue received by Borrower or any Subsidiary of Borrower during such Fiscal Quarter per each testing methodology, (ii) the total monthly sales force accessions for such Fiscal Quarter, and (iii) the monthly Tissue of Origin test accessions for each calendar month during such Fiscal Quarter.

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6.1.8      Projections.

As soon as practicable, and in any event not later than sixty (60) days after the commencement of each Fiscal Year, financial projections on a monthly basis of revenues and EBITDA for Borrower and the Subsidiaries for such Fiscal Year prepared in a manner consistent with the projections delivered by Borrower to Agent prior to the Closing Date or otherwise in a manner reasonably satisfactory to Agent, accompanied by a certificate of a chief financial officer (or other executive officer) of Borrower on behalf of Borrower to the effect that (a) such projections were prepared by them in good faith, (b) Borrower believes that it has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

6.1.9       Updated Schedules to Guarantee and Collateral Agreement.

Contemporaneously with the furnishing of each annual audit report pursuant to Section 6.1.1, updated versions of the Schedules to the Guarantee and Collateral Agreement showing information as of the date of such audit report (it being agreed and understood that this requirement shall be in addition to the notice and delivery requirements set forth in the Guarantee and Collateral Agreement).

6.1.10     Other Information.

(a)          Promptly, upon receipt by Borrower, copies of any reports, statements or written materials (other than routine communications (electronic or otherwise) between Borrower or its Affiliates and such entities that are not material in nature) in relation to any breach, default, or event of default under any Material Contract shall be delivered to Agent.

(b)          Promptly from time to time, such other information concerning Borrower and any other Loan Party as Agent may reasonably request.

(c)          Promptly, upon receipt by Borrower, copies of (x) any notices or other communications relating to any breach, default, or event of default with respect to the SVB Indebtedness, and (y) any other modifications or amendments entered into in relation to the SVB Indebtedness shall be delivered to Agent.

6.2         Books; Records; Inspections.

Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit (at any reasonable time and with reasonable notice), Agent or any representative thereof to inspect the properties and operations of Borrower or any other Loan Party; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), Agent (accompanied by any Lender) or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or Agent or any representative thereof), and to examine (and, at the expense of Borrower or the applicable Loan Party, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, (at any reasonable time and with reasonable notice) Agent and its representatives to inspect the Collateral and other tangible assets of Borrower or Loan Party, to perform appraisals of the equipment of Borrower or Loan Party, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral.

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6.3         Conduct of Business; Maintenance of Property; Insurance.

(a)          Borrower shall (i) conduct its business in accordance with its current business practices, (ii) engage principally in the same or similar lines of business substantially as heretofore conducted, (iii) collect the Royalties in the ordinary course of business, (iv) maintain all of its Collateral used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents), (v) from time to time to make all necessary repairs, renewals and replacements to the Collateral; (vi) maintain and keep in full force and effect and all material Permits and qualifications to do business and good standing in its jurisdiction of formation and each other jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be expected to be, have or result in a Material Adverse Effect; (vii) remain in good standing and maintain operations in all jurisdictions in which it is currently located, except where the failure to remain in good standing or maintain operations would not reasonably be expected to be, have or result in a Material Adverse Effect, and (viii) maintain, comply with and keep in full force and effect all Intellectual Property and Permits necessary to conduct its business, except in each case where the failure to maintain, comply with or keep in full force and effect could not reasonably be expected to be, have or result in a Material Adverse Effect.

(b)          Borrower shall keep, and cause each other Loan Party to keep, all property necessary in the business of Borrower or each other Loan Party in good working order and condition, ordinary wear and tear excepted.

(c)          Borrower shall maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as shall be required by all laws, governmental regulations and court decrees and orders applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is (i) customarily maintained by Persons operating in the same geographical region as Borrower that are (A) subject to CLIA and other applicable Health Care Laws, or (B) otherwise delivering to customers products or services similar to the Laboratory Services (in each case, as determined by Agent in its reasonable discretion), and (B) otherwise in form, substance, and amounts acceptable to Agent in its reasonable discretion; provided that in any event, such insurance shall, unless the Agent otherwise agrees, insure against all risks and liabilities of the type insured against as of the Closing Date and shall have insured amounts not materially less than, and deductibles not materially higher than, those amounts provided for as of the Closing Date. Upon request of Agent or any Lender, Borrower shall furnish to Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower and each other Loan Party. Borrower shall cause each issuer of an insurance policy to provide Agent with an endorsement (x) showing Agent as a loss payee with respect to each policy of property or casualty insurance and naming Agent as an additional insured with respect to each policy of liability insurance promptly upon request by Agent, (y) providing that the insurance carrier will endeavor to give at least thirty (30) days’ prior written notice to Borrower and Agent (or ten (10) days’ prior written notice if the Agent consents to such shorter notice) before the termination or cancellation of the policy prior to the expiration thereof and (z) reasonably acceptable in all other respects to Agent. Borrower shall execute and deliver, and cause each other applicable Loan Party to execute and deliver, to Agent a collateral assignment, in form and substance reasonably satisfactory to Agent, of each business interruption insurance policy maintained by the Loan Parties.

(d)          Unless Borrower provides Agent with evidence of the continuing insurance coverage required by this Agreement, Agent (upon reasonable advance notice to Borrower) may purchase insurance at Borrower’s expense to protect Agent’s and Lenders’ interests in the Collateral. This insurance shall protect Borrower’s and each other Loan Party’s interests. The coverage that Agent purchases shall pay any claim that is made against Borrower or any other Loan Party in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained the insurance coverage required by this Agreement. If Agent purchases insurance for the Collateral, as set forth above, Borrower will be responsible for the reasonable costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance, and such costs of the insurance may be added to the principal amount of the Loans owing hereunder.

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6.4         Compliance with Laws; Payment of Taxes and Liabilities.

(a)          Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply would not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that no person who Controls a Loan Party is (i) listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a Person designated under Section 1(b), (c) or (d) or Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders; (c) without limiting clause (a) above, comply and cause each other Loan Party to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all federal and other taxes and other material governmental charges against it or any of its property, as well as material claims of any kind which, if unpaid, could become a Lien (other than a Permitted Lien) on any of its property; provided that the foregoing shall not require Borrower or any other Loan Party to pay any such tax, charge or claim so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP. For purposes of this Section 6.4, “Control” shall mean, when used with respect to any Person, (x) the direct or indirect beneficial ownership of fifty-one percent (51%) or more of the outstanding Equity Interests of such Person or (y) the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

6.5         Maintenance of Existence.

Maintain and preserve, and (subject to Section 7.4) cause each other Loan Party (other than Response Genetics, Ltd., a company organized under the laws of Scotland) to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, other than any such jurisdiction where the failure to be qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

6.6         Employee Benefit Plans.

Except to the extent that failure to do so would not be reasonably expected to result in (a) a Material Adverse Effect or (b) liability in excess of $500,000 of any Loan Party, maintain, and cause each other Loan Party to maintain, each Pension Plan (if any) in substantial compliance with all applicable requirements of law and regulations.

6.7         Environmental Matters.

Except to the extent the failure to do so would not be reasonably expected to result in a Material Adverse Effect, if any release or disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of Borrower or any other Loan Party, cause, or direct the applicable Loan Party to cause, the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as is necessary to comply in all material respects with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, except to the extent the failure to do so would not be reasonably expected to result in a Material Adverse Effect, Borrower shall, and shall cause each other Loan Party to, comply with each valid Federal or state judicial or administrative order requiring the performance at any real property by Borrower or any other Loan Party of activities in response to the release or threatened release of a Hazardous Substance.

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6.8         Further Assurances.

Take, and cause each other Loan Party to take, such actions as are necessary or as Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of Borrower and each other Loan Party under the Loan Documents are secured by a perfected Lien in favor of Agent (subject only to the Permitted Liens) on substantially all of the assets of Borrower and each Subsidiary of Borrower (as well as all equity interests of each Subsidiary of Borrower) and guaranteed by all of the Subsidiaries of Borrower (including, promptly upon the acquisition or creation thereof, any Subsidiary of Borrower acquired or created after the Closing Date), in each case including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities (if any) and other Collateral with respect to which perfection is obtained by possession but excluding (a) the requirement for the Loan Parties to execute and deliver leasehold mortgages, and (b) any other Excluded Collateral as defined in the Guarantee and Collateral Agreement.

6.9         Compliance with Health Care Laws.

(a)          Without limiting or qualifying Section 6.4 or any other provision of this Agreement, Borrower will comply, and will cause each other Loan Party and each Subsidiary of Borrower to comply, in all material respects with all applicable Health Care Laws relating to the operation of such Person’s business, except where failure to comply would not reasonably be expected to have a Material Adverse Effect.

(b)          [Reserved].

(c)          Borrower will, and will cause each other Loan Party and each Subsidiary to:

(i)          Keep in full force and effect all Authorizations required to operate such Person’s business under applicable Health Care Laws and maintain any other qualifications necessary to conduct, arrange for, administer, provide services in connection with or receive payment for, any clinical research services, except to the extent such failure to keep in full force and effect or maintain would not reasonably be expected to have a Material Adverse Effect.

(ii)         Promptly furnish or cause to be furnished to the Agent, with respect to matters that could reasonably be expected to have a Material Adverse Effect, (i) copies of all material reports of investigational/inspectional observations issued to and received by the Loan Parties or any of their Subsidiaries, and issued by any Governmental Authority relating to such Person’s business, (ii) copies of all material establishment investigation/inspection reports (including, but not limited to, FDA Form 483’s) issued to and received by Loan Parties or any of their Subsidiaries and issued by any Governmental Authority, and (iii) copies of all material warnings and material untitled letters as well as other material documents received by Loan Parties or any of their Subsidiaries from the FDA, CMS, DEA, or any other Governmental Authority relating to or arising out of the conduct applicable to the business of the Loan Parties or any of their Subsidiaries that asserts past or ongoing lack of compliance with any Health Care Law or any other applicable foreign, federal, state or local law or regulation of similar import and (iv) notice of any material investigation or material audit or similar proceeding by the FDA, DEA, CMS, or any other Governmental Authority.

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(iii)        Promptly furnish or cause to be furnished to the Agent, with respect to matters that would reasonably be expected to have a Material Adverse Effect, (in such form as may be reasonably required by Agent) copies of all non-privileged, reports, correspondence, pleadings and other communications relating to any matter that could lead to the loss, revocation or suspension (or threatened loss, revocation or suspension) of any material Authorization or of any material qualification of any Loan Party or Subsidiary; provided that any internal reports to a Person’s compliance “hot line” which are promptly investigated and determined to be without merit need not be reported.

(iv)        Promptly furnish or cause to be furnished to the Agent notice of all material fines or penalties imposed by any Governmental Authority under any Health Care Law against any Loan Party or any of its Subsidiaries.

(v)         Promptly furnish or cause to be furnished to the Agent notice of all material allegations by any Governmental Authority (or any agent thereof) of fraudulent activities of any Loan Party or any of its Subsidiaries in relation to the provision of clinical research or related services.

Notwithstanding anything to the contrary in any Loan Document, no Loan Party or any of its Subsidiaries shall be required to furnish to Agent or any Lender patient-related or other information, the disclosure of which to Agent or such Lender is prohibited by any applicable law.

6.10        Cure of Violations.

If there shall occur any breach of Section 6.9, Borrower shall take such commercially reasonable action as is necessary to validly challenge or otherwise appropriately respond to such fact, event or circumstance within any timeframe required by applicable Health Care Laws, and shall thereafter diligently pursue the same.

6.11       Corporate Compliance Program.

Maintain, and will cause each other Loan Party to maintain on its behalf, a corporate compliance program reasonably acceptable to Agent. Until the Obligations have been Paid in Full, Borrower will modify such corporate compliance program from time to time (and cause the other Loan Parties and Subsidiaries to modify their respective corporate compliance programs) as may be reasonable to attempt to ensure continuing compliance in all material respects with all material applicable laws, ordinances, rules, regulations and requirements (including, in all applicable material respects, any material Health Care Laws). Borrower will permit Agent and/or any of its outside consultants to review such corporate compliance programs from time to time upon reasonable notice and during normal business hours of Borrower.

6.12       Payment of Debt.

Except as otherwise prescribed in the Loan Documents, Borrower shall pay, discharge or otherwise satisfy when due and payable (subject to applicable grace periods and, in the case of trade payables, to ordinary course of payment practices) all of its material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and appropriate reserves shall have been made in accordance with GAAP consistently applied.

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6.13       Deposit Accounts.

In the event the SVB Indebtedness is repaid or otherwise terminated and not replaced with a substantially equivalent line of credit less than or equal to the principal amount of the SVB Indebtedness that is subject to the Intercreditor Agreement (or any replacement intercreditor or subordination agreement in form and substance acceptable to Agent in its sole discretion) (an “Equivalent Credit Line”), Borrower shall cause any Deposit Accounts to be subject to a control agreement entered into from time to time, at Agent’s request, among Borrower, Agent and any third party bank or financial institution (subject to Agent’s prior written approval in its reasonable discretion) at which Borrower maintains a Deposit Account. Notwithstanding the foregoing, such control agreement shall terminate upon Borrower entering into an Equivalent Credit Line, if reasonably required by new lender under the Equivalent Credit Line.

6.14       Collateral Access Agreement.

Deliver to Agent a fully-executed landlord waiver or collateral access agreement, in form and substance acceptable to Agent in its sole discretion, within (x) ninety (90) days following the Closing Date, with respect to each premises leased to Borrower as of the Closing Date, and (y) thirty (30) days following the acquisition of a leasehold interest in any real property other than any premises leased to Borrower as of the Closing Date.

6.15       Insurance Certificates.

Deliver to Agent, within thirty (30) days following the Closing Date, in form and substance acceptable to Agent in its sole discretion, (i) evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, including without limitation, casualty and liability insurance, (ii) insurance certificates issued by Borrower’s insurance broker containing such information regarding Borrower’s casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured and/or lenders loss payee, as applicable, and (iii) endorsements issued by Borrower’s insurer naming Agent as lenders loss payee and additional insured, as applicable, to the policies referenced in clauses (i) and (ii) above.

6.16       Foreign Good Standing Certificates.

Deliver to Agent, within five (5) Business Days following the Closing Date, good standing certificates for Borrower in each jurisdiction other than its jurisdiction of organization in which Borrower is qualified to do business as a foreign entity, in form and substance reasonably satisfactory to Agent.

Section 7             Negative Covenants.

Until all Obligations have been Paid in Full, Borrower agrees that, unless at any time Agent shall otherwise expressly consent in writing, in its sole discretion, it will:

7.1         Debt.

Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

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(a)         Obligations under this Agreement and the other Loan Documents;

(b)         the SVB Indebtedness or any Equivalent Credit Line; provided that the aggregate amount of all such SVB Indebtedness or an Equivalent Credit Line at any time outstanding shall not exceed $2,000,000;

(c)         Debt secured by Liens permitted by Section 7.2(b), Section 7.2(d), Section 7.2(e) or Section 7.2(o) and extensions, renewals and re-financings thereof; provided that the aggregate amount of all such Debt permitted under Section 7.2(d) at any time outstanding shall not exceed $1,000,000;

(d)         Debt with respect to any Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

(e)         Debt (i) arising from customary agreements for indemnification related to sales of goods, licensing of intellectual property or adjustment of purchase price or similar obligations in any case incurred in connection with the acquisition or disposition of any business, assets or Subsidiary of Borrower otherwise permitted hereunder, (ii) representing deferred compensation to employees of any Loan Party incurred in the ordinary course of business, and (iii) representing customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(f)         Debt with respect to cash management obligations and other Debt in respect of automatic clearing house arrangements, netting services, overdraft protection and similar arrangements, in each case incurred in the ordinary course of business;

(g)          Debt incurred in connection with surety bonds, performance bonds or letters of credit for worker’s compensation, unemployment compensation and other types of social security and otherwise in the ordinary course of business or referred to in Section 7.2(e);

(h)          Debt described on Schedule 7.1 as of the Closing Date, and any extension, renewal or refinancing (including with a different lender) thereof so long as the principal amount thereof is not increased; and

(i)          unsecured Debt (which for further clarity shall exclude accounts payable and other current liabilities incurred by Loan Parties in the ordinary course of business), in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $250,000.

7.2          Liens.

Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)          Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and with respect to which no execution or other enforcement has occurred;

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(b)         Liens arising in the ordinary course of business (including without limitation (i) Liens of carriers, warehousemen, mechanics, landlords and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA that secure an amount in excess of $500,000) or in connection with surety bonds, bids, tenders, performance bonds, trade contracts not for borrowed money, licenses, statutory obligations and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP and with respect to which no execution or other enforcement of which is effectively stayed;

(c)         Liens described on Schedule 7.2 as of the Closing Date (other than Liens being released at the closing under this Agreement);

(d)         subject to the limitation set forth in Section 7.1(c), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring or improving such property; provided that any such Lien attaches to such property within ninety (90) days of the acquisition or improvement thereof and attaches solely to the property so acquired or improved, and (iii) the replacement, extension or renewal of a Lien permitted by one of the foregoing clauses (i) or (ii) in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof);

(e)         Liens relating to litigation bonds and attachments, appeal bonds, judgments and other similar Liens arising in connection with any judgment or award that is not an Event of Default hereunder;

(f)          easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary;

(g)         Liens arising under the Loan Documents;

(h)         the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof);

(i)          any interest or title of a licensor, sublicensor, lessor or sublessor under any license, lease, sublicense or sublease agreement to the extent limited to the item licensed or leased;

(j)          (i)          Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) customary set off rights of deposit banks with respect to deposit accounts maintained at such deposit banks or which are contained in standard agreements for the opening of an account with a bank;

(k)         Liens arising from precautionary filings of financing statements under the Uniform Commercial Code or similar legislation of any applicable jurisdiction in respect of operating leases permitted hereunder and entered into by a Loan Party in the ordinary course of business;

(l)          Liens attaching to cash earnest money deposits in connection with any letter of intent or purchase agreement permitted hereunder or indemnification other post-closing escrows or holdbacks;

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(m)        Liens incurred with respect to Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

(n)        Liens to secure obligations of a Loan Party to another Loan Party; and

(o)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business.

7.3         Dividends; Redemption of Equity Interests.

Not (a) declare, pay or make any dividend or distribution on any Equity Interests or other securities or ownership interests, (b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any Equity Interests or other securities or interests or of any options to purchase or acquire any of the foregoing, (c) otherwise make any payments, dividends or distributions to any member, manager, managing member, stockholder, director or other equity owner in such Person’s capacity as such other than in compliance with Section 7.7 hereof, or (d) make any payment of any management, service or related or similar fee to any Affiliate or holder of Equity Interests of Borrower other than in compliance with Section 7.7 hereof.

7.4         Mergers; Consolidations; Asset Sales.

(a)         Not be a party to any amalgamation or any other form of merger or consolidation, unless Borrower’s Obligations under this Agreement are Paid in Full upon the consummation of such transaction or Agent gives written consent, which consent shall not be unreasonably withheld, to the assumption of Borrower’s Obligations by the party or Affiliates of the party to such transaction upon the consummation of such transaction.

(b)         Not, and not permit any other Loan Party to, sell, transfer, dispose of, convey or lease any of its assets or ownership interests in such assets, or sell or assign with or without recourse any receivables, unless in each case Borrower’s obligations under this Agreement are Paid in Full upon the consummation of such Transaction or Agent gives written consent (in its sole discretion) to the assumption of Borrower’s Obligations by the Person or Affiliate of the Person party to such transaction upon the consummation of such transaction, except for (i) sales of inventory in the ordinary course of business for at least fair market value, (ii) transfers, destruction or other disposition of inventory or obsolete or worn-out assets in the ordinary course of business and any other sales and dispositions of assets (excluding (A) any equity interests of Borrower or any Subsidiary or (B) sales of inventory described in clause (i) above) for at least fair market value (as determined by the Board of Directors of Borrower) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $250,000 with respect to sales and dispositions made pursuant to this clause (ii), (iii) sales and dispositions to Loan Parties, (iv) leases, licenses, subleases and sublicenses entered into in the ordinary course of business, (v) sales and exchanges of Cash Equivalent Investments to the extent otherwise permitted hereunder, (vi) Liens expressly permitted under Section 7.2 and transactions expressly permitted by Section 7.4(a) or 7.10, (vii) sales or issuances of equity interests by Borrower, (viii) issuances of equity interests by any Loan Party to any other Loan Party, (ix) dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of Borrower, are not material to the conduct of the business of the Loan Parties, (x) a cancellation of any intercompany Debt among the Loan Parties, (xi) a disposition which constitutes an insured event or pursuant to a condemnation, “eminent domain” or similar proceeding, (xii) sales and dispositions among Subsidiaries of Borrower, and (xiii) exchanges of existing equipment for new equipment that is substantially similar to the equipment being exchanged and that has a value equal to or greater than the equipment being exchanged.

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7.5         Modification of Organizational Documents.

Not permit the charter, by-laws or other organizational documents of Borrower or any other Loan Party to be amended or modified in any way which could reasonably be expected to materially and adversely affect the interests of Agent or any Lender. An amendment to Borrower’s certificate of incorporation to increase Borrower’s authorized capital stock shall not be deemed to adversely affect the interests of Agent or any Lender.

7.6         Use of Proceeds.

Use the proceeds of the Loans, solely for paying off the Prior Debt, working capital, for capital expenditures, for fees and expenses related to the negotiation, execution, delivery and closing of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby and for other general business purposes of Borrower and its Subsidiaries, and not use any proceeds of any Loan or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

7.7         Transactions with Affiliates.

Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates, which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates, other than (i) reasonable compensation and indemnities to, benefits for, reimbursement of expenses of, and employment arrangements with, officers, employees and directors in the ordinary course of business, (ii) transactions among Loan Parties and (iii) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.7.

7.8         Inconsistent Agreements.

Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or any other Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit Borrower or any other Loan Party from granting to Agent and Lenders a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any other Loan Party to (i) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary, (ii) make loans or advances to Borrower or any other Loan Party or (iii) transfer any of its assets or properties to Borrower or any other Loan Party, other than, in the cases of clauses (b) and (c), (A) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt or to leases and licenses permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt or the property leased or licensed, (B) customary provisions in leases and other contracts restricting the assignment thereof, (C) restrictions and conditions imposed by law, (D) those arising under any Loan Document or the SVB Loan Documents and (E) customary provisions in contracts for the disposition of any assets; provided that the restrictions in any such contract shall apply only to the assets or Subsidiary that is to be disposed of and such disposition is permitted hereunder.

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7.9         Business Activities.

Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the Closing Date and businesses reasonably related thereto. Not, and not permit any other Loan Party to, issue any equity interest other than (a) Equity Interests of Borrower that do not require any cash dividends or other cash distributions to be made prior to the Obligations being Paid in Full, (b) any issuance by a Subsidiary to Borrower or another Subsidiary in accordance with Section 7.3 or Section 7.10, or (c) any issuance of directors’ qualifying shares as required by applicable law.

7.10       Investments.

Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

(a)         contributions by Borrower to the capital of any Wholly-Owned Subsidiary of Borrower, so long as the recipient of any such contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its equity interests and substantially all of its real and personal property, in each case in accordance with Section 6.8;

(b)         Cash Equivalent Investments;

(c)         bank deposits in the ordinary course of business;

(d)         Investments listed on Schedule 7.10 as of the Closing Date, together with any roll-over or reinvestment of such Investment(s);

(e)         any purchase or other acquisition by Borrower or any Wholly-Owned Subsidiary of Borrower of the assets or equity interests of any Subsidiary of Borrower;

(f)          transactions among Loan Parties permitted by Section 7.4;

(g)         Hedging Obligations permitted under Section 7.1(c); and

(h)         (i) advances given to employees and directors in the ordinary course of business and (ii) other emergency or special circumstance advances given to employees not to exceed in the case of clauses (i) and (ii) taken together $100,000 in the aggregate outstanding at any time;

(i)          lease, utility and other similar deposits made in the ordinary course of business and trade credit extended in the ordinary course of business;

(j)          Investments consisting of the non-cash portion of the consideration received in respect of Dispositions permitted hereunder;

(k)         Investments resulting from or otherwise constituting Acquisitions not to exceed $1,000,000 in the aggregate during any calendar year of the term of this Loan; provided that for purposes of calculating such aggregate annual Investments during any calendar year, such calculation shall exclude (i) any payments made by or on behalf of Borrower based solely on actual sales, revenues or other income-related metrics, (ii) any payments to be made in relation to such Investment after the Term Loan Maturity Date and (iii) any payments made during such calendar year in relation to Products in existence as of the Closing Date and/or Investments made by Borrower prior to the Closing Date.

(l)          Investments permitted by Borrower or any Loan Party as a result of the receipt of insurance and/or condemnation proceeds in accordance with the Loan Documents; and

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(m)        Investments (i) received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes or (ii) in securities of customers and suppliers received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and bona fide disputes with, customers and suppliers, and, in each case, extensions, modifications and renewals thereof.

7.11       Restriction of Amendments to Certain Documents.

Not (i) amend or otherwise modify, or waive any rights under, any provisions of the SVB Loan Documents (except that the terms of the SVB Indebtedness may be amended, modified or otherwise waived to the extent permitted under the Intercreditor Agreement or in any manner that could not reasonably be expected to materially and adversely affect the interests of Agent or any Lender) or (ii) amend or otherwise modify in any material manner, or waive any rights under, any provisions of any of the Material Contracts (or any replacements thereof) set forth on Schedule 7.11 hereto (as such schedule may be updated by Agent from time to time to include any material contracts, licenses, agreements or similar arrangements to those described on such Schedule as of the Closing Date that are entered into by Borrower from time to time after the Closing Date), in each case that could reasonably be expected to materially and adversely affect the interests of Agent or any Lender; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, Agent and Lenders (x) acknowledge that as of the date hereof, the Borrower has executed a term sheet with SVB pursuant to which the SVB Loan Documents will be amended, (y) acknowledge receiving of a copy of such term sheet, and (z) agree that Agent and Lenders shall cooperate with Borrower with respect to such amendment including consent of Agent to such amendment, on behalf of Lenders, which consent shall not be unreasonably withheld.

7.12       Fiscal Year.

Not change its Fiscal Year.

7.13       Financial Covenants

7.13.1    Consolidated Unencumbered Liquid Assets.

Not permit the Consolidated Unencumbered Liquid Assets on the last day of any Fiscal Quarter to be less than $1,000,000.

7.13.2    Minimum Aggregate Revenue.

Not permit the Aggregate Revenue for the twelve (12) consecutive month period ending on the last Business Day of any Fiscal Quarter (designated by “Q” in the table below) to be less than the applicable amount set forth on the table below for such period.

Minimum LTM Aggregate Revenue (in millions of Dollars) as of the end of:

Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016 and each Fiscal Quarter thereafter
$16.65	$17.75	$18.5	$19.5	$20.0	$21.0	$22.0	$23.0	$24.0

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7.14       Deposit Accounts.

Not, and not permit any other Loan Party, to maintain or establish any new Deposit Accounts other than (a) the Deposit Accounts set forth on Schedule 7.14 (which Deposit Accounts constitute all of the Deposit Accounts, securities accounts or other similar accounts maintained by the Loan Parties as of the Closing Date) without prior written notice to Agent and unless Agent, Borrower or such other applicable Loan Party and the bank or other financial institution at which the account is to be opened after the Closing Date enter into a tri-party deposit account control agreement, in form and substance reasonably satisfactory to Agent, regarding such Deposit Account pursuant to which each of such bank and the applicable Loan Party acknowledges the security interest and control of Agent in such account and agrees to limit its set-off rights with respect thereto, and (b) Exempt Accounts.

7.15       Subsidiaries.

Not, and not permit any other Loan Party to, in each case without the prior written consent of Agent in its sole discretion, establish or acquire any Subsidiary unless (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Subsidiary shall have assumed and joined each Loan Document as a Loan Party pursuant to documentation acceptable to Agent in its sole discretion and (iii) all other Loan Parties shall have reaffirmed all Obligations as well as all representations and warranties under the Loan Documents (except to the extent such representations and warranties specifically relate to a prior date only).

7.16       Regulatory Matters.

To the extent that any of the following would reasonably be expected to result in a Material Adverse Effect, not, and not permit any other Loan Party to, (i) make, and use commercially reasonable efforts to not permit any officer, employee or agent of any Loan Party to make, any untrue statement of material fact or fraudulent statement to any Governmental Authority; fail to disclose a material fact required to be disclosed to any Governmental Authority; or commit a material act, make a material statement, or fail to make a statement in breach of CLIA or that could otherwise reasonably be expected to provide the basis for CMS or any Governmental Authority to undertake action against such Loan Party, (ii) conduct any clinical studies in the United States or sponsor the conduct of any clinical research in the United States, (iii) introduce into commercial distribution any FDA Products which are, upon their shipment, adulterated or misbranded in violation of 21 U.S.C. § 331, (iv) make, and use commercially reasonable efforts to not permit any officer, employee or agent of any Loan Party to make, any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority; fail to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority; or commit a material act, make a material statement, or fail to make a statement in breach of the FD&C Act or that could otherwise reasonably be expected to provide the basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991), or (v) otherwise incur any material liability (whether actual or contingent) for failure to comply with Health Care Laws.

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7.17       Name; Permits; Dissolution; Insurance Policies; Disposition of Collateral; Taxes; Trade Names.

Borrower shall not (a) change its jurisdiction of organization or change its corporate name without thirty (30) calendar days prior written notice to Agent, (b) amend, alter, suspend, terminate or make provisional in any material way, any Permit, the suspension, amendment, alteration or termination of which could reasonably be expected to be, have or result in a Material Adverse Effect without the prior written consent of Required Lenders, which consent shall not be unreasonably withheld, (c) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, (d) amend, modify, restate or change any insurance policy in a manner adverse to Agent or Lenders, (e) engage, directly or indirectly, in any business other than as set forth herein, (f) change its federal tax employer identification number or similar tax identification number under the relevant jurisdiction or establish new or additional trade names without providing not less than thirty (30) days advance written notice to Agent, or (g) revoke, alter or amend any Tax Information Authorization (on IRS Form 8821 or otherwise) or other similar authorization mandated by the relevant Government Authority given to any Lender.

7.18       Truth of Statements.

Borrower shall not knowingly furnish to Agent or any Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

Section 8             Events of Default; Remedies.

8.1         Events of Default.

Each of the following shall constitute an Event of Default under this Agreement:

8.1.1      Non-Payment of Credit.

Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five Business Days, in the payment when due of any interest, fee, or other amount payable by any Loan Party hereunder or under any other Loan Document. For the avoidance of doubt, the underpayment of any Revenue-Based Payment shall not constitute the failure to make any payment for purposes of this Section 8.1.1 but instead shall be governed solely by Section 8.1.4.

8.1.2      Default Under Other Debt.

Any default shall occur under the terms applicable to any Debt of any Loan Party (excluding the Obligations) in an aggregate principal amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $250,000 and such default shall (a) consist of the failure to pay such Debt when due (after giving effect to applicable grace periods), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require Borrower or any other Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

8.1.3      Bankruptcy; Insolvency.

(a)          Any Loan Party shall (i) be unable to pay its debts generally as they become due, (ii) file an assignment or have filed against it a petition under any insolvency statute, (iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property or shall otherwise be dissolved or liquidated, or (v) make an application or commence a proceeding seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law; or

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(b)           (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Loan Party or the whole or any substantial part of any of Loan Party’s properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) approve a petition or claim filed against any Loan Party seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Loan Party or of the whole or any substantial part of any of Loan Party’s properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against any Loan Party any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which Borrower takes any action to indicate its approval of or consent.

8.1.4      Non-Compliance with Loan Documents.

(a)          Failure by Borrower to comply with or to perform any covenant set forth in Section 7; (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document applicable to it (and not constituting an Event of Default under any other provision of this Section 8) and continuance of such failure described in this clause (b) for thirty (30) days after the earlier of any Loan Party becoming aware of such failure or notice thereof to Borrower from Agent or any Lender; or (c) failure by Borrower to pay the amount of any Royalty-Based Payment set forth in a report delivered pursuant to Section 2.9.1(c) on or before the applicable Payment Date or, if there is any dispute as to the amount of any Revenue-Based Payment required to be paid with respect to any Fiscal Quarter, failure by Borrower, upon final resolution of such dispute (by agreement or non-appealable judgment of a New York Court) to pay within fifteen (15) days after such final resolution the amount of any such Revenue-Based Payment determined to be payable by it and not previously paid.

8.1.5      Representations; Warranties.

Any representation or warranty made by any Loan Party herein or any other Loan Document is false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

8.1.6      Pension Plans.

(a) Institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Loan Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $500,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA securing obligations in excess of $500,000; or (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower or any other Loan Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $500,000.

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8.1.7      Judgments.

Final judgments which exceed an aggregate of $500,000 (to the extent not adequately covered by insurance as to which the insurance company has not disclaimed liability) shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within sixty (60) calendar days after entry or filing of such judgments.

8.1.8      Invalidity of Loan Documents or Liens.

(a)          Any Loan Document shall cease to be in full force and effect otherwise in accordance with its express terms that results in a material diminution of the rights and remedies afforded to Agent and/or Lenders or any other secured parties thereunder ; (b) any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Loan Document; or (c) any Lien created pursuant to any Loan Document ceases to constitute a valid first priority perfected Lien (subject to Permitted Liens) on any material portion of the Collateral in accordance with the terms thereof, or Agent ceases to have a valid perfected first priority security interest (subject to Permitted Liens) in any material portion of the Collateral pledged to Agent, for the benefit of Lenders, pursuant to the Collateral Documents.

8.1.9      Invalidity of Subordination Provisions.

Any subordination provision in any document or instrument governing the SVB Indebtedness or any subordination provision in the Intercreditor Agreement, or any subordination provision in any guaranty by any Loan Party of the SVB Indebtedness, shall cease to be in full force and effect other than as a result of any payment of the SVB Indebtedness permitted hereunder, or any Loan Party shall contest in any manner the validity, binding nature or enforceability of any such provision.

8.1.10    Change of Control.

A Change of Control not otherwise permitted pursuant to Section 7.4 above shall occur.

8.1.11    Certificate Withdrawals, Adverse Test or Audit Results, and Other Matters.

The institution of any proceeding by FDA, CMS, or similar Governmental Authority to order the withdrawal of any Product or Product category or Laboratory Service or Laboratory Service category from the market or to enjoin Borrower or its Subsidiary from manufacturing, marketing, selling, distributing, or otherwise providing any Product or Product category or Laboratory Service or Laboratory Service category that could reasonably be expected to have a Material Adverse Effect, (b) the institution of any action or proceeding by DEA, FDA, CMS, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by Borrower or its Subsidiary or any of their representatives, which, in each case, could reasonably be expected to have a Material Adverse Effect, (c) the commencement of any enforcement action against Borrower or its Subsidiary by DEA, FDA, CMS, or any other Governmental Authority that could reasonably be expected to have a Material Adverse Effect, (d) the recall of any Products or Laboratory Service from the market, the voluntary withdrawal of any Products or Laboratory Service from the market, or actions to discontinue the sale of any Products or Laboratory Service that could reasonably be expected to have a Material Adverse Effect, (e) the occurrence of adverse test, audit, or inspection results in connection with a Product or Laboratory Service which could reasonably be expected to have a Material Adverse Effect, or (f) the occurrence of any event described in clauses (a) through (e) above that would otherwise cause Borrower to be excluded from participating in any federal, provincial, state or local health care programs under Section 1128 of the Social Security Act or any similar law or regulation.

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8.2         Remedies.

(a)          If any Event of Default described in Section 8.1.3 shall occur, the Loans and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, Agent may, and upon the written request of Required Lenders shall, declare all or any part of the Loans and other Obligations to be due and payable, whereupon the Loans and other Obligations shall become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind. Agent shall use commercially reasonable efforts to promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

(b)          In addition to the acceleration provisions set forth in Section 8.2(a) above, upon the occurrence and continuation of an Event of Default, Agent may (or shall at the request of Required Lenders) exercise any and all rights, options and remedies provided for in any Loan Document, under the Uniform Commercial Code, any other applicable foreign or domestic laws or otherwise at law or in equity, including, without limitation, the right to (i) apply any property of Borrower held by Agent to reduce the Obligations, (ii) foreclose the Liens created under the Loan Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged, with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as Borrower might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action, (vii) at Borrower’s expense, require that all or any part of the Collateral be assembled and made available to Agent, for the benefit of Lenders, or Required Lenders at any place reasonably designated by Required Lenders in their sole discretion and/or relinquish or abandon any Collateral or securities pledged or any Lien thereon.

(c)          The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent and Lenders described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent and Lenders otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

Section 9             Agent.

9.1         Appointment; Authorization.

Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.

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9.2         Delegation of Duties.

Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

9.3         Limited Liability.

None of Agent or any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Loan Party or any other party to any Loan Document to perform its Obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or Affiliate of any Loan Party.

9.4         Reliance.

Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders (or all Lenders if expressly required hereunder) as it deems appropriate and, if it so requests, confirmation from Lenders of their obligation to indemnify Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders (or all Lenders if expressly required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender.

9.5         Notice of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. Agent will notify Lenders of its receipt of any such notice or any such default in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders. Agent shall take such action with respect to such Event of Default or Default as may be requested by Required Lenders in accordance with Section 8.2; provided that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of Lenders.

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9.6         Credit Decision.

Each Lender acknowledges that Agent has not made any representation or warranty to it, and that no act by Agent hereafter taken, including any review of the affairs of Borrower and the other Loan Parties, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party which may come into the possession of Agent.

9.7         Indemnification.

Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), based on such Lender’s Pro Rata Term Loan Share, from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Legal Costs, except to the extent any thereof result from the applicable Person’s own gross negligence or willful misconduct, as determined by a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Legal Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 9.7 shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Agent.

9.8         Agent Individually.

SWK and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Loan Party and any Affiliate of any Loan Party as though SWK were not Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, SWK or its Affiliates may receive information regarding Loan Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of any such Loan Party or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), SWK and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though SWK were not Agent, and the terms “Lender” and “Lenders” include SWK and its Affiliates, to the extent applicable, in their individual capacities.

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9.9         Successor Agent.

Agent may resign as Agent at any time upon 30 days’ prior notice to Lenders and Borrower (unless during the existence of an Event of Default such notice is waived by Required Lenders). If Agent resigns under this Agreement, Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, on behalf of, and after consulting with Lenders and (so long as no Event of Default exists) Borrower, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent becomes effective, the provisions of this Section 9 and Sections 10.4 and 10.5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above; provided that in the case of any collateral security held by Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue so to hold such collateral security until such time as a successor Agent is appointed and the provisions of this Section 9 and Sections 10.4 and 10.5 shall continue to inure to its benefit so long as retiring Agent shall continue to so hold such collateral security. Upon the acceptance of a successor’s appointment as Agent hereunder, the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents in respect of the Collateral.

9.10       Collateral and Guarantee Matters.

Lenders irrevocably authorize Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Agent under any Collateral Document (i) when all Obligations have been Paid in Full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder (including by consent, waiver or amendment and it being agreed and understood that Agent may conclusively rely without further inquiry on a certificate of an officer of Borrower as to the sale or other disposition of property being made in compliance with this Agreement); or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by Required Lenders; (b) notwithstanding Section 10.1(a)(ii) hereof to release any party from its guaranty under the Guarantee and Collateral Agreement (i) when all Obligations have been Paid in Full or (ii) if such party was sold or is to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including by consent, waiver or amendment and it being agreed and understood that Agent may conclusively rely without further inquiry on a certificate of an officer of Borrower as to the sale or other disposition being made in compliance with this Agreement); or (c) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by Section 7.2(d) (it being understood that Agent may conclusively rely on a certificate from Borrower in determining whether the Debt secured by any such Lien is permitted by Section 7.1(b)). Upon request by Agent at any time, Lenders will confirm in writing Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 9.10.

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Agent shall release any Lien granted to or held by Agent under any Collateral Document (i) when all Obligations have been Paid in Full, (ii) in respect of property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder (it being agreed and understood that Agent may conclusively rely without further inquiry on a certificate of an officer of Borrower as to the sale or other disposition of property being made in compliance with this Agreement) or (iii) subject to Section 10.1, if directed to do so in writing by Required Lenders.

In furtherance of the foregoing, Agent agrees to execute and deliver to Borrower, at Borrower’s expense, such termination and release documentation as Borrower may reasonably request to evidence a Lien release that occurs pursuant to terms of this Section 9.10.

9.11       SVB Indebtedness Intercreditor Agreement.

Each Lender hereby irrevocably appoints, designates and authorizes Agent to enter into the Intercreditor Agreement, on its behalf and to take such action on its behalf under the provisions of any such agreement (subject to the last sentence of this Section 9.11). Each Lender further agrees to be bound by the terms and conditions of the Intercreditor Agreement. Each Lender hereby authorizes Agent to issue blockages notices in connection with the SVB Indebtedness and the Intercreditor Agreement at the direction of Required Lenders (it being agreed and understood that Agent will not act unilaterally to issue such blockage notices).

9.12       Actions in Concert.

For the sake of clarity, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Notes or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement, the Notes and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

Section 10           Miscellaneous.

10.1       Waiver; Amendments.

(a)          Except as otherwise expressly provided in this Agreement, no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any of the other Loan Documents (including without limitation, the Intercreditor Agreement) shall in any event be effective unless the same shall be in writing and signed by Borrower (with respect to Loan Documents to which Borrower is a party), by Lenders having aggregate Pro Rata Term Loan Shares of not less than the aggregate Pro Rata Term Loan Shares expressly designated herein with respect thereto or, in the absence of such express designation herein, by Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

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(i)          no such amendment, modification, waiver or consent shall, unless in writing and signed by all of the Lenders directly affected thereby, in addition to Required Lenders and Borrower, do any of the following: (A) increase any of the Commitments (provided that only the Lenders participating in any such increase of the Commitments shall be considered directly affected by such increase), (B) extend the date scheduled for payment of any principal of (except as otherwise expressly set forth below in clause (C)) or interest on the Loans or any fees or other amounts payable hereunder or under the other Loan Documents, or (C) reduce the principal amount of any Loan, the amount or rate of interest thereon (provided that Required Lenders may rescind an imposition of default interest pursuant to Section 2.6.1), or any fees or other amounts payable hereunder or under the other Loan Documents; and

(ii)         no such amendment, modification, waiver or consent shall, unless in writing and signed by all of the Lenders in addition to Borrower (with respect to Loan Documents to which Borrower is a party), each such other Loan Party, do any of the following: (A) release any material guaranty under the Guarantee and Collateral Agreement or release all or substantially all of the Collateral granted under the Collateral Documents, except as otherwise specifically provided in this Agreement or the other Loan Documents, (B) change the definition of Required Lenders, (C) change any provision of this Section 10.1, (D) amend the provisions of Section 2.10.2, or (E) reduce the aggregate Pro Rata Term Loan Shares required to effect any amendment, modification, waiver or consent under the Loan Documents.

(b)          No amendment, modification, waiver or consent shall, unless in writing and signed by Agent, in addition to Borrower and Required Lenders (or all Lenders directly affected thereby or all of the Lenders, as the case may be, in accordance with the provisions above), affect the rights, privileges, duties or obligations of Agent (including without limitation under the provisions of Section 9), under this Agreement or any other Loan Document.

(c)          No delay on the part of Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

10.2       Notices.

All notices hereunder shall be in writing (including via electronic mail) and shall be sent to the applicable party at its address shown on Annex II or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by electronic mail transmission shall be deemed to have been given when sent if sent during regular business hours on a Business Day, otherwise, such deemed delivery will be effective as of the next Business Day; notices sent by mail shall be deemed to have been given five (5) Business Days after the date when sent by registered or certified mail, first class postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. Borrower, Agent and Lenders each hereby acknowledge that, from time to time, Agent, Lenders and Borrower may deliver information and notices using electronic mail.

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10.3       Computations.

Unless otherwise specifically provided herein, any accounting term used in this Agreement (including in Section 7.13 or any related definition) shall have the meaning customarily given such term in accordance with GAAP, and all financial computations (including pursuant to Section 7.13 and the related definitions, and with respect to the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation) hereunder shall be computed in accordance with GAAP consistently applied; provided that if Borrower notifies Agent that Borrower wishes to amend any covenant in Section 7.13 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if Agent notifies Borrower that Required Lenders wish to amend Section 7.13 (or any related definition) for such purpose), then Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to Borrower and Required Lenders. The explicit qualification of terms or computations by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Debt or other liabilities of any Loan Party or any Subsidiary at “fair value”, as defined therein.

10.4       Costs; Expenses.

Borrower agrees to pay on demand the reasonable, out-of-pocket costs and expenses of (a) Agent (including Legal Costs) in connection with (i) the preparation, execution, syndication and delivery (including perfection and protection of Collateral) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (provided that the aggregate amount of all such costs and expenses shall not exceed $120,000), (ii) the administration of the Loans and the Loan Documents and (iii) any proposed or actual amendment, supplement or waiver to any Loan Document, and (b) Agent and Lenders (including Legal Costs) in connection with the collection of the Obligations and enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, Borrower agrees to pay and to save Agent and Lenders harmless from all liability for, any fees of Borrower’s auditors in connection with any reasonable exercise by Agent and Lenders of their rights pursuant to and to the extent provided in Section 6.2. All Obligations provided for in this Section 10.4 shall survive repayment of the Loans, cancellation of the Notes, and termination of this Agreement.

10.5       Indemnification by Borrower.

In consideration of the execution and delivery of this Agreement by Agent and Lenders and the agreement to extend the Commitments provided hereunder, Borrower hereby agrees to indemnify, exonerate and hold Agent, each Lender and each of the officers, directors, employees, Affiliates and agents of Agent and each Lender (each a “Lender Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Legal Costs (collectively, the “Indemnified Liabilities”), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to any act or omission of any Loan Party or any of their respective officers, directors or agents, including, without limitation, (a) any tender offer, merger, purchase of equity interests, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (b) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by Borrower or any other Loan Party, (c) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Loan Party or the operations conducted thereon, (d) the investigation, cleanup or remediation of offsite locations at which any Loan Party or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances or (e) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any Lender Party, except to the extent any such Indemnified Liabilities result solely from the applicable Lender Party’s own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction in a non-appealable judgment. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All Obligations provided for in this Section 10.5 shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

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10.6       Marshaling; Payments Set Aside.

Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or any Lender, or Agent or any Lender enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or any Lender in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (a) to the fullest extent permitted by applicable law, to the extent of such recovery, the obligation hereunder or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and (b) each Lender severally agrees to pay to Agent upon demand its ratable share of the total amount so recovered from or repaid by Agent to the extent paid to such Lender.

10.7       Nonliability of Lenders.

The relationship between Borrower on the one hand and Lenders and Agent on the other hand shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibility to Borrower. Neither Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations. To the fullest extent permitted under applicable law, execution of this Agreement by Borrower constitutes a full, complete and irrevocable release of any and all claims which Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. Neither Agent nor any Lender shall have any liability with respect to, and Borrower hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue for, any special, indirect, punitive or consequential damages or liabilities.

10.8       Assignments; Participations.

10.8.1    Assignments.

(a)          Any Lender may at any time assign to one or more Persons (other than a Loan Party and their respective Affiliates) (any such Person, an “Assignee”) all or any portion of such Lender’s Loans and Commitments, with the prior written consent of Agent, and, so long as no Event of Default exists, Borrower (which consents shall not be unreasonably withheld or delayed and shall not be required (i) from Borrower for an assignment by a Lender to another Lender or an Affiliate of a Lender or an Approved Fund of a Lender, (ii) from Borrower or Agent for an assignment by SWK Funding LLC, as a Lender, to any Person for which SWK Advisors LLC acts as an investment advisor (or any similar type of representation or agency) pursuant to a written agreement or (iii) from Agent for an assignment by a Lender to an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignment does not result in Borrower being obligated to pay a greater amount under Section 3 to the Assignee than Borrower is then obligated to pay to the assigning Lender under such Section). Except as Agent and, so long as no Event of Default exists, Borrower may otherwise agree, any such assignment (other than any assignment by a Lender to a Lender or an Affiliate or Approved Fund of a Lender) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the Commitment or the principal amount of the Loan being assigned. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 to be paid by the Lender to whom such interest is assigned; provided that no such fee shall be payable in connection with any assignment by a Lender to a Lender or an Affiliate or Approved Fund of a Lender. Notwithstanding the foregoing, if the consent of Borrower is required for any assignment hereunder, Borrower withholding such consent because such assignment would result in Borrower being obligated to pay a greater amount under Section 3 to the Assignee than Borrower is then obligated to pay to the assigning Lender under such Section, shall be deemed to be a reasonable basis for Borrower to withhold such consent.

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(b)          From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee’s Pro Rata Term Loan Share (and, as applicable, a Note in the principal amount of the Pro Rata Term Loan Share retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.

(c)          Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the Commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be, in the absence of manifest error, conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.

(d)          Notwithstanding the foregoing provisions of this Section 10.8.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note (i) as collateral security to a Federal Reserve Bank or, as applicable, to such Lender’s trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder) and (ii) unless such assignment results in Borrower being obligated to pay a greater amount under Section 3 to the Assignee than Borrower is then obligated to pay to the assigning Lender under such Section (in which case the provisions of Section 10.8.1(a) shall govern), to (w) an Affiliate of such Lender which is at least fifty percent (50%) owned (directly or indirectly) by such Lender or by its direct or indirect parent company, (x) its direct or indirect parent company, (y) to one or more other Lenders or (z) to an Approved Fund.

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10.9       Participations.

Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 10.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees, to the fullest extent permitted by applicable law, that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 2.10.4. Borrower also agrees that each Participant shall be entitled to the benefits of Section 3 as if it were a Lender (provided that a Participant shall not be entitled to such benefits unless such Participant agrees, for the benefit of Borrower, to comply with the documentation requirements of Section 3.1(c) as if it were a Lender and complies with such requirements, and provided, further, that no Participant shall receive any greater compensation pursuant to Section 3 than would have been paid to the participating Lender if no participation had been sold). Any such Lender transferring a participation shall, as an agent for Borrower, maintain in the United States a register to record the names, address, and interest, principal and other amounts owing to, each Participant. The entries in such register shall be, in the absence of manifest error, conclusive, and Borrower, Agent and the Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Participant hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Participation register shall be available for inspection by the Agent or Borrower, at any reasonable time upon reasonable prior written notice from Agent or Borrower.

10.10     Confidentiality.

Borrower, Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Borrower, Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information (including, without limitation, any information provided by Borrower pursuant to Sections 6.1.3, 6.1.7, 6.1.8 and 6.2) provided to them by any other party hereto and/or any other Loan Party, as applicable, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender or any of their Affiliates (including collateral managers of Lenders) in evaluating, approving, structuring or administering the Loans and the Commitments (provided that such Persons have been informed of the covenant contained in this Section 10.9); (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 10.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Agent or such Lender is a party; (f) to any nationally recognized rating agency or investor of a Lender that requires access to information about a Lender’s investment portfolio in connection with ratings issued or investment decisions with respect to such Lender; (g) that ceases to be confidential through no fault of Agent or any Lender; (h) to a Person that is an investor or prospective investor in a Securitization that agrees that its access to information regarding Borrower and the Loans and Commitments is solely for purposes of evaluating an investment in such Securitization and who agrees to treat such information as confidential; or (i) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For purposes of this Section, “Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans or the Commitments. In each case described in clauses (c), (d) and (e) (as such disclosure in clause (e) pertains to litigation only), where the Agent or Lender, as applicable, is compelled to disclose a Loan Party’s confidential information, promptly after such disclosure the Agent or such Lender, as applicable, shall notify Borrower of such disclosure provided, however, that neither the Agent nor any Lender shall be required to notify Borrower of any such disclosure (i) to any federal or state banking regulatory authority conducting an examination of the Agent or such Lender, or (ii) to the extent that it is legally prohibited from so notifying Borrower. Notwithstanding the foregoing, Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

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10.11     Captions.

Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

10.12     Nature of Remedies.

All Obligations of Borrower and rights of Agent and Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.13     Counterparts.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by facsimile machine or in “.pdf” format through electronic mail of any executed signature page to this Agreement or any other Loan Document shall constitute effective delivery of such signature page. This Agreement and the other Loan Documents to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including “.pdf”), shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such other Loan Document shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

10.14     Severability.

The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

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10.15     Entire Agreement.

This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

10.16     Successors; Assigns.

This Agreement shall be binding upon Borrower, Lenders and Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, Lenders and Agent and the successors and assigns of Lenders and Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Borrower may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Agent and each Lender.

10.17     Governing Law.

THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS CODE).

10.18     Forum Selection; Consent to Jurisdiction.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, U.S. FIRST CLASS POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

10.19     Waiver of Jury Trial.

EACH OF BORROWER, AGENT AND EACH LENDER, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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10.20     Patriot Act.

Each Lender that is subject to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), and Agent (for itself and not on behalf of any Lender), hereby notifies each Loan Party that, pursuant to the requirements of the Patriot Act, such Lender and Agent are required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.

[Remainder of page intentionally blank; signature pages follow.]

[ResGen] Credit Agreement	- 66 -

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

borrower:

Response Genetics, Inc.,
a Delaware corporation

By:	/s/ Thomas A. Bologna
Name:	Thomas A. Bologna
Title:	Chief Executive Officer

[Signature Page to Credit Agreement]

AGENT:

SWK FUNDING LLC

By:	/s/ Winston Black
Name:	Winston Black
Title:	Managing Director

lender:

SWK FUNDING LLC

By:	/s/ Winston Black
Name:	Winston Black
Title:	Managing Director

[Signature Page to Credit Agreement]

ANNEX I

Commitments and Pro Rata Term Loan Shares

Lender	Commitment	Pro Rata Term Loan Share
SWK Funding LLC	$12,000,000	100%

[ResGen] Annexes to Credit Agreement

Annex I - 1

ANNEX II

Addresses

Party	Notice Address

Agent:	SWK Funding LLC
15770 North Dallas Parkway, Suite 1290
Dallas, Texas 75248
Email: notifications@swkhold.com

with a copy to:

Holland & Knight LLP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: Ryan Magee
Email: ryan.magee@hklaw.com

Borrower:	Response Genetics, Inc.
1640 Marengo Street, 7th Floor
Los Angeles, California 90049
Attn: Tom Bologna
Email: tbologna@responsegenetics.com

[ResGen] Annexes to Credit Agreement

Annex II - 1

EXHIBIT A

Form of Assignment Agreement

This ASSIGNMENT AGREEMENT (the “Assignment Agreement”) is entered into as of [_____], 20[__],by and between the Assignor named on the signature page hereto (“Assignor”) and the Assignee named on the signature page hereto (“Assignee”). Reference is made to the Credit Agreement dated as of July 30, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among RESPONSE GENETICS, INC., a Delaware corporation (“Borrower”), the Lenders party thereto from time to time (“Lenders”), and SWK FUNDING LLC, as administrative agent (in such capacity, together with its successors and assigns, the “Agent”) on behalf of the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

Assignor and Assignee agree as follows:

1.            For an agreed consideration, Assignor hereby irrevocably sells and assigns to Assignee, and the Assignee hereby irrevocably purchases and assumes from Assignor, subject to and in accordance with the Credit Agreement, as of the Effective Date (as defined below) (a) all of Assignors’ rights and obligations in its capacities as Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest, as identified on the schedule attached hereto, of all of such outstanding rights and obligations of Assignor under or in relation to the Credit Agreement, and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of Assignor (in its capacity as Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by Assignor to the Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as an “Assigned Interest”). Such sale and assignment is without recourse to Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by Assignor.

2.            Assignor (a) represents that as of the Effective Date, that it is the legal and beneficial owner of the Assigned Interests free and clear of any adverse claim; (b) represents that, as of the date hereof, the balance of the Loan is $[__________]; (c) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Documents or any other instrument or document furnished pursuant thereto; and (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any other Person or the performance or observance by any Loan Party of its Obligations under the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto.

[ResGen] Exhibits to Credit Agreement (Exhibit A)

A-1

3.            Assignee (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) represents and warrants that it has, independently and without reliance upon Agent or Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase such Assigned Interest; (d) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) hereby represents and warrants that upon the effectiveness of this Assignment Agreement, Assignee will be a Lender under the Credit Agreement and further agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (g) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; (h) if organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, which have been duly executed, certifying as to Assignee’s exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty; and (i) represents and warrants that it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type.

4.            The effective date for this Assignment Agreement shall be as set forth on the schedule attached hereto (the “Effective Date”). Following the execution of this Assignment Agreement, it will be delivered to Agent for acceptance and recording by Agent pursuant to the Credit Agreement.

5.            Upon such acceptance and recording, from and after the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and (b) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights (other than indemnification rights) and be released from its obligations under the Credit Agreement.

6.            From and after the Effective Date, Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued to but excluding the Effective Date and to Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to Assignee.

7.            THIS ASSIGNMENT AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8.            This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Assignment Agreement. Receipt by facsimile, portable document format (.pdf), or other electronic transmission of any executed signature page to this Assignment Agreement shall constitute effective delivery of such signature page.

[Remainder of page intentionally blank; signature page follows.]

[ResGen] Exhibits to Credit Agreement (Exhibit A)

A-2

The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

ASSIGNOR:
[____________________]

By:
Name:
Title:

ASSIGNEE:
[____________________]

By:
Name:
Title:

Acknowledged and Agreed:

SWK FUNDING LLC,
as Agent

By:
Name:
Title:

[RESPONSE GENETICS, INC.,
as Borrower][1]

By:
Name:
Title:

[1]	To the extent necessary prior to an Event of Default.

[ResGen] Exhibits to Credit Agreement (Exhibit A)

A-3

Schedule to Assignment Agreement

Assignor:	___________________

Assignee:	___________________

Effective Date:	___________________

Credit Agreement:	Credit Agreement, dated as of July 30, 2014, among RESPONSE GENETICS, INC., a Delaware corporation, as Borrower, the other loan parties party thereto, the financial institutions party thereto from time to time as Lenders, and SWK FUNDING LLC, as Agent

Interests Assigned:

Term Loan
Assignor Amounts	$
Amounts Assigned	$
Assignee Amounts (post-assignment)	$

Assignee Information:

Address for Notices:	Address for Payments:
______________________
______________________	Bank:

Attention:	ABA #:
Telephone:	Account #:
Telecopy:	Reference:

[ResGen] Exhibits to Credit Agreement (Exhibit A)

A-4

Exhibit B

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

[____________], 20[__]

Please refer to the Credit Agreement, dated as of July 30, 2014 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Response Genetics, Inc., a Delaware corporation (“Borrower”), the lenders party thereto from time to time as Lenders, and SWK Funding LLC, as administrative agent (in such capacity, together with its successors and assigns, the “Agent”) on behalf of the Lenders. This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to Agent pursuant to the terms of the Credit Agreement. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

Enclosed herewith is a copy of the [annual audited/quarterly] financial statements required under the Credit Agreement as at and for the period ending [________________] (the “Computation Date”), which financial statements fairly present in all material respects the financial condition and results of operations of the Persons covered by such financial statements as of the Computation Date and for the period then ended and have been prepared in accordance with GAAP consistently applied (subject to the absence of footnotes and to normal year-end adjustments).

Borrower hereby certifies and warrants that the computations set forth on the schedule attached hereto correspond to the computations required by Sections 7.13.1 and 7.13.2 of the Credit Agreement and such computations are true and correct as at the Computation Date.

Borrower further certifies that no Event of Default or Default has occurred and is continuing [except as set forth on Annex I hereto, which Annex describes such Event of Default or Default and the steps, if any, being taken to cure it].

Borrower has caused this Certificate to be executed and delivered by its officers thereunto duly authorized on [____________], 20[__].

Response Genetics, Inc.,
a Delaware corporation

By:
Name:
Title:

[ResGen] Exhibits to Credit Agreement (Exhibit B)

B-1

Schedule to Compliance Certificate
Dated as of _________________2

A.	Section 7.13.1 – Consolidated Unencumbered Liquid Assets

	1A.	Cash Equivalent Investments owned by Borrower and its Subsidiaries on a consolidated basis which are not the subject of any Lien or other arrangement with any creditor to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of Borrower and such Subsidiaries other than the Lien for the benefit of the Lenders or Agent:

		(a)	any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof	$_______

		(b)	commercial paper, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Group or P-l by Moody’s Investors Service, Inc.	$_______

		(c)	any certificate of deposit (or time deposit represented by a certificate of deposit) or banker’s acceptance maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender (or by a commercial banking institution that is a member of the Federal Reserve System or is a U.S. branch of a foreign banking institution and has a combined capital and surplus and undivided profits of not less than $500,000,000)	$_______

		(d)	term deposits, certificates of deposit or overnight bank deposits having maturities of one year or less from the date of acquisition, issued by any commercial bank organized under the laws of Canada or any of its provinces, having a combined capital and surplus of not less than $500,000,000.	$_______

		(e)	any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in Item (c) above) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of Items (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder	$_______

2 The descriptions of the calculations set forth in this certificate are sometimes abbreviated for simplicity, but are qualified in their entirety by reference to the full text of the calculations provided in the Credit Agreement.

[ResGen] Exhibits to Credit Agreement (Exhibit B)

B-1

		(f) money market accounts or mutual funds which invest exclusively or substantially in assets satisfying the foregoing requirements	$_______

		(g) cash	$_______

		(h) other short term liquid investments approved in writing by Agent	$_______

	1B.	Total of Items (a) through (h) above	$_______

	2.	Minimum Required	$1,000,000

	Is the amount in Item 1B greater than the amount in Item 2?		___ Yes
___ No
B.	Section 7.13.2 – Minimum Aggregate Revenue

	1.	Net Sales for twelve consecutive month period ending on the Computation Date	$_______

	2.	Royalties for twelve consecutive month period ending on the Computation Date	$_______

	3.	Sum of Items 1 and 2	$_______

	4.	Minimum Required for corresponding Fiscal Quarter	(See table in Section 7.13.2 of the Credit Agreement)

	Is the amount in Item 3 greater than the amount referenced in Item 4?		___ Yes
___ No

[ResGen] Exhibits to Credit Agreement (Exhibit B)

B-2

Exhibit C

Form of Note

promissory NOTE

$[___________]	[_____], 20[__]

FOR VALUE RECEIVED and pursuant to the terms of this Promissory Note (as amended, restated, supplemented, or otherwise modified from time to time, this “Note”), the undersigned, Response Genetics, Inc., a Delaware corporation (“Borrower”), having an address at 1640 Marengo Street, 7th Floor, Los Angeles, California 90049, promises to pay to the order of [___________] (together with all subsequent holders of this Note being hereinafter referred to collectively, as “Holder”), at the offices of SWK FUNDING, LLC, a Delaware limited liability company, as agent (in such capacity, together with its successors and assigns, the “Agent”), on behalf of Holder and the other Lenders (defined below), having an address at 15770 North Dallas Parkway, Suite 1290, Dallas, Texas 75248, or at such other place as Holder hereof may designate in writing, the principal sum of up to [___________] DOLLARS ($[___________]), or such lesser amount as may be advanced by Holder pursuant to that certain Credit Agreement, of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the lenders party thereto from time to time (each a “Lender” and collectively, the “Lenders”), and Agent, together with interest on the unpaid amount from time to time outstanding under this Note at the rate or rates of interest provided therefor in the Credit Agreement. This Note evidences the obligation of Borrower to repay, with interest thereon, the Loans under the Credit Agreement made by Lenders to Borrower pursuant to the Credit Agreement.

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

PRINCIPAL AND INTEREST

Principal. Borrower shall make payments on the principal balance of this Note and accrued interest on the principal balance of this Note in accordance with the provisions of the Credit Agreement. If not sooner paid, the entire unpaid principal balance of this Note and all interest thereon shall be paid on the Term Loan Maturity Date.

Interest. Interest on the unpaid balance of this Note will accrue from the date of this Note until final payment thereof in accordance with the applicable provisions of the Credit Agreement.

Prepayments. Borrower may prepay the principal sum outstanding from time to time hereunder as provided in the Credit Agreement, subject to any prepayment premium set forth in the Credit Agreement.

[ResGen] Exhibits to Credit Agreement (Exhibit C)

C-1

INCORPORATION OF CREDIT AGREEMENT

This Note has been issued pursuant to the Credit Agreement, and all of the terms, covenants and conditions of the Credit Agreement (including all Exhibits and Schedules thereto) and all other instruments evidencing or securing the indebtedness hereunder are hereby made a part of this Note and are deemed incorporated herein in full.

EVENTS OF DEFAULT

Upon the occurrence and during the continuance of an Event of Default, the Holder shall have the rights and remedies set forth in the Credit Agreement and the other Loan Documents, in addition to any other remedies to which the Holder may be entitled.

LAWFUL LIMITS

All agreements between Borrower and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof, of the Credit Agreement or of any other Loan Documents shall involve transcending the limit of validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and, if from any circumstance Holder shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Holder.

To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code, as amended from time to time, apply in determining the Maximum Lawful Rate notwithstanding that the parties have chosen that the laws of the State of New York (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than the laws of the State of New York) to govern and control in the enforcement, interpretation and construction of the Loan Documents generally, Holder hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Holder’s right from time to time to change such method in accordance with applicable law, as the same may be amended or modified from time to time, to utilize any other method of establishing the Maximum Lawful Rate under the Texas Finance Code or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.  To the extent United States federal law permits Holder to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Holder will rely on United States federal law instead of applicable state law for the purpose of determining the Maximum Lawful Rate.  As used herein, (x) the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Beneficiary in accordance with the applicable law (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under applicable state law), taking into account all Charges made in connection with the transaction evidenced by the Note and the other Loan Documents, and (y) the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Holder in connection with the transactions relating to the Loan Agreement, the Note and the other Loan Documents, which are treated as interest under applicable law.

[ResGen] Exhibits to Credit Agreement (Exhibit C)

C-2

MISCELLANEOUS

WAIVERS. PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT OR DISHONOR, PROTEST, NOTICE OF PROTEST, DEMAND, NOTICE OF DEMAND, NOTICE OF ACCELERATION OR INTENT TO ACCELERATE AND ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF THIS NOTE ARE HEREBY IRREVOCABLY WAIVED BY BORROWER.

Exercise of Remedies. No delay on the part of Agent or Holder in the exercise of any right, power or remedy hereunder, under the Credit Agreement or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise by Agent or Holder of any right, power or remedy hereunder, under the Credit Agreement or under any other Loan Document preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Upon the occurrence and continuance of an Event of Default, Agent and Holder shall at all times have the right to proceed against any portion of the Collateral in such order and in such manner as Agent and Holder may deem fit, subject to an in accordance with the Guarantee and Collateral Agreement and IP Security Agreement without waiving any rights with respect to any other security.

Invalid Provisions. The illegality or unenforceability of any provision of this Note shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Note.

Governing Law. THIS NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS CODE).

Definition of Note. All references to “Note” or “Notes” in the Loan Documents shall also include this Note, to the extent not returned to Borrower for cancellation, as the same may be amended, supplemented, modified, divided and/or restated and in effect from time to time.

New Notes. Upon Agent’s written request (on behalf of Holder) Borrower shall execute and deliver to Agent new Notes and/or split or divide the Notes, or any of them, in exchange for the then existing Notes, in such smaller amounts or denominations as Agent shall specify; provided, that the aggregate principal amount of such new, split or divided Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; and provided, further, that such Notes that are replaced shall then be deemed no longer outstanding under the Credit Agreement and replaced by such new Notes and returned to Borrower within a reasonable period of time after Agent’s receipt of the replacement Notes.

[ResGen] Exhibits to Credit Agreement (Exhibit C)

C-3

Replacement Notes. Upon receipt of evidence reasonably satisfactory to Borrower of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, Borrower shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding under the Credit Agreement. If the Notes being replaced have been mutilated, they shall be surrendered to Borrower; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish Borrower with an indemnity in writing to indemnify, defend and save them harmless in respect of such replaced Notes.

[Remainder of page intentionally blank; signature page follows].

[ResGen] Exhibits to Credit Agreement (Exhibit C)

C-4

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed as of the day and year first written above.

BORROWER:

Response Genetics, Inc.,
a Delaware corporation

By:
Name:
Title:

[ResGen] Exhibits to Credit Agreement (Exhibit C)

C-5

Exhibit D

Form of Subsequent Term Loan Warrant

(See attached.)

[ResGen] Exhibits to Credit Agreement (Exhibit D)

D-1

FORM OF SUBSEQUENT TERM LOAN WARRANT

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAWS AND NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR (II) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

WARRANT

Date of Issuance: [____________][1]	Warrant No. [___]

FOR VALUE RECEIVED, Response Genetics, Inc., a Delaware corporation (the “Company”), hereby grants to SWK Funding LLC, a Delaware limited liability company (“SWK”), or its registered assigns (the “Registered Holder”), the right to purchase up to [________________ (____)]2 duly authorized, validly issued, fully paid and nonassessable shares of the Company’s Common Stock (as further adjusted from time to time, the “Exercise Shares”) at a price of [$____]3 per share (as adjusted from time to time hereunder, the “Exercise Price”). This Warrant is one of one or more Warrants issued by the Company (collectively, the “Warrants”) pursuant to Section 4.4 of the Credit Agreement. Certain capitalized terms used herein are defined in Section 14 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the Exercise Price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

Section 1.          Exercise of Warrant.

1A.         Exercise Period and Amount. The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant for the Exercise Shares at any time and from time to time up to and including the Expiration Date (the “Exercise Period”).

(i)          Exercise Procedure. This Warrant will be deemed to have been exercised when the Company has received all of the following items or such later time as may be specified by the Registered Holder in the Exercise Agreement but in no event after the Expiration Date (the “Exercise Time”):

1 Date of any subsequent Term Loan made by Lenders pursuant to Section 2.2.2 of the Credit Agreement (the “Subsequent Closing Date”).

2 The Subsequent Term Loan Warrant shall be for a number of shares equal to the 7.5% of the amount of any subsequent Term Loan, divided by the Exercise Price.

3 The Exercise Price shall be equal to 1.2 times the lower of (a) the average closing price of the previous 20 trading days before the Subsequent Closing Date, or (b) the closing price on the last trading day prior to the Subsequent Closing Date.

(a)          a completed Exercise Agreement, as described in Section 1B hereof, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b)          this Warrant;

(c)          if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto (an “Assignment”) properly executed evidencing the assignment of this Warrant to the Purchaser, in compliance with the provisions set forth in Section 5 hereof; and

(d)          a payment to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Exercise Shares being purchased upon such exercise (the “Aggregate Exercise Price”) in the form of, at the Registered Holder’s option, (1) a check payable to the Company or (2) a wire transfer of funds to an account designated by the Company; provided, however, the Registered Holder may exercise this Warrant in whole or in part by the surrender of this Warrant to the Company, with a duly executed Exercise Agreement marked to reflect “Net Issue Exercise” and specifying the number of Exercise Shares to be purchased, and upon such Net Issue Exercise, the Registered Holder shall be entitled to receive that number of Exercise Shares determined in accordance with the following equation:

	X	=	(A - B) x C
A

where

	X	=	the number of shares of Exercise Shares purchasable upon a Net Issue Exercise of the Warrant pursuant to the provisions of this Section 1A;

	A	=	the Fair Market Value of one Exercise Share on the date of the Net Issue Exercise;

	B	=	the Exercise Price for one Exercise Share under this Warrant; and

	C	=	the number of Exercise Shares as to which this Warrant is being exercised pursuant to the provisions of this Section 1A.

If the foregoing calculation results in a negative number, then no Exercise Shares shall be issued upon a Net Issue Exercise pursuant to this Section 1A.

Response Genetics Warrant - SWK	- 2 -

(ii)         Delivery of Stock Certificates and New Warrants. Duly executed certificates for Exercise Shares purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five (5) Business Days after the date of the Exercise Time. The issuance of certificates for Exercise Shares will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such five (5) Business Day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii)        Deemed Timing of Certain Events. The Exercise Shares will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Exercise Shares at the Exercise Time.

(iv)        Valid Issuance of Exercise Shares. Each Exercise Share issuable upon exercise of this Warrant will, upon exercise of this Warrant in accordance with the terms hereof and payment of the Aggregate Exercise Price therefor in accordance with Section 1A(i)(d), be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof, other than those arising by virtue of any action taken by the Registered Holder or the failure of the Registered Holder to take any action required to be taken by it.

(v)         Legends. Unless the Exercise Shares issuable upon exercise of this Warrant have been registered under the Securities Act, each certificate representing any such shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE OR FOREIGN SECURITIES LAWS, AND NEITHER THESE SECURITIES NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR (II) SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(vi)        Books; Par Value. The Company will maintain at its principal office, books for the registration of the Warrants and any transfer or assignment thereof. The Company will not close its books against the transfer of this Warrant or of any Exercise Share in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share, if any, of the unissued Exercise Shares is at all times equal to or less than the Exercise Price then in effect.

(vii)       Company Cooperation and Government Filings. If the Registered Holder is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings reasonably required to be made by the Company), then the Company shall, at the Registered Holder’s expense, provide reasonable assistance, as reasonably requested by the Registered Holder, in connection with such filings or approvals.

Response Genetics Warrant - SWK	- 3 -

(viii)      Effective Time of Exercise in Connection with Public Offering or Sale. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Public Offering or Sale of the Company Transaction, the exercise of any portion of this Warrant may, at the election of the Registered Holder, be conditioned upon the consummation of the Public Offering or Sale of the Company Transaction in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(ix)         Sufficient Shares; No Violation; Registration in Certain Instances. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that are issuable shall, when issued in accordance with the terms of this Warrant, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those arising by virtue of any action taken by the Registered Holder or the failure of the Registered Holder to take any action required to be taken by it. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its commercially reasonable efforts to cause the Exercise Shares, immediately upon any exercise of this Warrant, to be listed on any domestic securities exchange upon which shares of Common Stock, or other securities constituting Exercise Shares, are listed at the time of such exercise, if any.

1B.           Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement will be substantially in the form set forth in Exhibit I hereto (the “Exercise Agreement”), except that if the Exercise Shares are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name of the Person to whom the certificates for the Exercise Shares are to be issued and will be accompanied by a properly executed Assignment (as required by Section 5 hereof), and if the number of Exercise Shares to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered (and if such Person is other than the Person in whose name this Warrant is then registered, will be accompanied by a properly executed Assignment (as required by Section 5 hereof)). Such Exercise Agreement will be dated the actual date of execution thereof.

1C.           Payment of Expenses and Taxes. The Company shall pay all expenses and taxes imposed by law or any governmental agency, including any documentary stamp taxes, attributable to the issuance of Exercise Shares upon the exercise of the Warrant; provided, that nothing in this Section 1C shall make the Company liable for any income taxes payable by the Registered Holder and associated with the issuance of the Warrant or the exercise thereof.

Section 2.          Adjustment of Number of Exercise Shares. The number of Exercise Shares in effect shall be subject to adjustment from time to time as provided in this Section 2.

Response Genetics Warrant - SWK	- 4 -

2A.           Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of Exercise Shares in effect immediately prior to such subdivision will be proportionately increased and the Exercise Price proportionately decreased (but not to less than the par value, if any, of such shares). If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the number of Exercise Shares in effect immediately prior to such combination will be proportionately decreased and the Exercise Price proportionately increased.

2B.           Reorganization, Reclassification, Consolidation, Merger or Sale. Any (i) recapitalization or reorganization of the Company, (ii) reclassification of the stock of the Company, (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other transaction, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, assets or other property with respect to or in exchange for Common Stock is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Company will make appropriate provision to ensure that each Registered Holder of a Warrant will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such shares of stock, securities, assets or other property (“Exchangeable Property”) as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision with respect to such Registered Holders’ rights and interests to ensure that the provisions of this Warrant will thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price in proportion to the Exchangeable Property receivable for each share of Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Exercise Shares). Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 2B, each Registered Holder shall have the right to elect, prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 1 hereof instead of giving effect to the provisions contained in this Section 2B with respect to this Warrant.

2C.           Legal Impediments to Exercise Price Adjustments. If any adjustment to the Exercise Price required hereunder is not permitted by applicable law (including without limitation, by reducing the Exercise Price below the par value, if any, of the shares of Common Stock), then, unless the adjustment necessary shall be agreed upon by the Company and the Registered Holder, the Board shall appoint a firm of independent certified public accountants of recognized standing, acceptable to the Registered Holder, which, at the Company’s expense, shall render its written opinion on the necessary adjustment in the number of Exercise Shares purchasable upon exercise of this Warrant, so as to preserve, without dilution, the exercise rights of the Registered Holder consistent with the standards in this Section 2. Upon receipt of such opinion, the Board shall forthwith make the adjustments described therein.

Response Genetics Warrant - SWK	- 5 -

2D.           Certain Other Actions Prohibited. The Company shall not by amendment of the Charter or its bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the provisions of this Warrant but shall at all times in good faith assist in the carrying out of all of the provisions of this Warrant and shall take all such action as the Registered Holder may reasonably request to protect the exercise privilege of the Registered Holder against dilution. Without limiting the generality of the foregoing, the Company (i) shall take all such actions as may be necessary or appropriate under state law in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of all of the Warrants from time to time outstanding and (ii) shall not take any action which results in (1) any adjustment of the total number of shares of Common Stock or other securities issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Charter and available for the purpose of issuance upon such exercise or (2) any adjustment of the Exercise Price to be less than the par value of the Common Stock.

2E.           Notices.

(i)          Adjustment Notice and Certificate. As soon as practicable following any adjustment of the number of Exercise Shares, but in any event not later than ten (10) Business Days thereafter, the Company will give written notice thereof to the Registered Holder, setting forth in reasonable detail, and certifying the calculation of, such adjustment. Each such certification shall be signed by the chief executive officer or chief financial officer of the Company and by the secretary or any assistant secretary of the Company.

(ii)         Exercise Shares Notice and Certificate. As soon as practicable following the receipt by the Company of a written request by the Registered Holder, but in any event not later than ten (10) Business Days thereafter, the Company will provide to the Registered Holder written notice certifying the number of Exercise Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant. Each such certification shall be signed by the chief executive officer or chief financial officer of the Company and by the secretary or any assistant secretary of the Company.

(iii)        Notices Regarding Books Closure, Dividends, Subscription Offers and Certain Voting Rights. The Company will give written notice to the Registered Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock (including, without limitation with respect to any regular dividends or liquidating distributions), (B) with respect to any issuance of Common Stock, preferred stock or Stock Equivalents covered by Section 5, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iv)        Notice of Organic Change. The Company will give written notice to the Registered Holder at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place. Such written notice shall include a reasonable description of such Organic Change, the expected date of the consummation of such Organic Change, and the Fair Market Value payable, as well as the number of Exercise Shares issuable upon exercise of the Warrant if issued upon a Net Issue Exercise pursuant to Section 1A in connection with such Organic Change.

Response Genetics Warrant - SWK	- 6 -

(v)         Notice of Certain Corporate Action. Without prejudice to the foregoing, the Registered Holder shall be entitled to the same rights to receive notice of all other corporate action as any holder of Common Stock.

2F.           Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, preferred stock or Stock Equivalents or (B) to subscribe for or purchase Common Stock, preferred stock or Stock Equivalents, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

Section 3.          Reserved.

Section 4.          No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder thereof to any voting rights or other rights of a stockholder of the Company, except as otherwise set forth herein. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of the Exercise Shares acquirable by exercise hereof or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 5.          Purchase Rights. If at any time after the Date of Issuance the Company grants, issues or sells any shares of Common Stock or other Stock Equivalents offered, in general, on a pro rata basis to the holders of the Common Stock (the “Purchase Rights”), then the Registered Holder shall be entitled to acquire, upon the same terms applicable to such Purchase Rights, the aggregate pro-rata Purchase Rights which such Holder could have acquired if such Holder had held the number of Exercise Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the Common Stock or Stock Equivalents are granted, issued or sold. In the event of any such offering, the Company shall give notice (the “Offer Notice”) to each Registered Holder, stating (i) its bona fide intention to offer such Common Stock or other Stock Equivalents, (ii) the number of such securities to be offered, and (iii) the price and terms upon which it proposes to offer such securities. By notification to the Company within fifteen (15) days after the Offer Notice is given, each Registered Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to the aggregate pro-rata Purchase Rights as described above.

Response Genetics Warrant - SWK	- 7 -

Section 6.          Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder (including the Exercise Shares) are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant (or certificate for Exercise Shares) with a properly executed Assignment at the principal office of the Company. Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants (or shares) in the name of the assignee or assignees and in denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant (or shares) to evidence the portion of this Warrant (or shares), if any, not so assigned, and this Warrant (or shares) shall promptly be cancelled. Without limiting the generality of the foregoing, upon a Sale of the Company Transaction structured as a sale of the capital stock of the Company (whether by direct sale, merger or otherwise), in lieu of any exercise hereof and sale of the underlying Exercise Shares, the Registered Holder shall have the right to transfer and sell this Warrant to one or more third party purchasers for the purchase price otherwise payable by such Persons for Common Stock in such transaction less the Aggregate Exercise Price.

Section 7.          Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”

Section 8.          Replacement. Upon receipt of evidence reasonably satisfactory to the Company (including at the request of the Company an affidavit of the Registered Holder) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant or, in the case of any such mutilation upon surrender of such certificate to the Company, the Company will (at the Registered Holder’s expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 9.          Registration Rights.

9A.           Grant. Subject to Section 9B, in the event the Company, at any time prior to the Expiration Date, proposes to file on behalf of any shareholder a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8) (“Registration Statement”) for shares held by any such shareholder, the Company shall offer to include in such registration statement the Exercise Shares of each Registered Holder (whether issued or issuable under the Warrants) at the Company’s expense. Such Exercise Shares shall be registered, along with such other shares, on a pro rata basis on terms customary for a transaction of this type and nature.

9B.           Underwritten Offerings. In connection with any Registration Statement involving an underwritten offering of shares of the Company’s Common Stock, the Company shall not be required to include any of the Registered Holder’s Exercise Shares in such underwriting or Registration Statement unless the Registered Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriter in its sole discretion determines will not jeopardize the success of the offering by the Company. The Registered Holder understands that the underwriter may determine that none of the Exercise Shares can be included in the offering.

Response Genetics Warrant - SWK	- 8 -

9C.           Lock-Up. The Registered Holder agrees that, upon receipt of a written notice from the underwriter provided pursuant to this Section 9C, the Registered Holder shall refrain from selling any Exercise Shares registered pursuant to Section 9B for a period of 180 days after effectiveness of the Registration Statement. The foregoing provisions of this Section 9C shall shall be applicable to the Registered Holders only if (i) all officers and directors and (ii) all stockholders individually owning more than 5% of the Company’s outstanding Common Stock are subject to the same restrictions. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders subject to such agreements, based on the number of shares subject to such agreements.

9D.           Termination of Registration Rights. The registration rights granted under this Section 9 shall not be effective at any time when Rule 144, promulgated under the Securities Act, is available for resale of all of the Exercise Shares issuable pursuant to the Net Issue Exercise provision of Section 1D without limitation during a three-month period and without registration.

Section 10.         Notices. Except as otherwise expressly provided herein, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been received: (a) when delivered personally to the recipient, (b) one (1) day after sent to the recipient by reputable overnight courier service (charges prepaid), (c) three (3) days after mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) upon confirmation of transmittal by facsimile. Such notices, demands and other communications shall be addressed (x) in the case of the Registered Holder, to its address as set forth in the books and records of the Company or, if different, as is designated in writing from time to time by such Registered Holder, (y) in the case of the Company, to its principal office, and (z) in the case of any registered assignee of this Warrant or its registered assignee, to such assignee at its address as designated in writing by such assignee to the Company from time to time.

Section 11.         Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may not be amended or waived and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the Exercise Shares issuable upon exercise of the Warrants; provided that (except as otherwise provided herein) no such action may change the Exercise Price of any Warrants or the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Registered Holder of such Warrant. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, and no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Response Genetics Warrant - SWK	- 9 -

Section 12.         Survival of Warrant Terms. The provisions contained in Section 5 through Section 14, inclusive, shall all survive the exercise of the Warrant for so long as any of the Warrants or the Exercise Shares are outstanding.

Section 13.         Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of New York.

Section 14.         Definitions. The following terms have meanings set forth below:

“Affiliates” shall have the meaning ascribed to such term in the Credit Agreement.

“Aggregate Exercise Price” shall have the meaning set forth in Section 1A(i)(d) hereof.

“Appraised Value” means, with respect to a share of Common Stock and any other property, the fair value of such other property, as determined by an appraisal performed at the expense of the Company by an Approved Appraiser, and whose determination will be final and binding on the Company and the Registered Holder; provided, that such Approved Appraiser shall be directed to determine the value of such securities or other property as soon as practicable, but in no event later than thirty (30) days from the date of its selection, and for such purposes, such valuation shall be without discount for limitations on voting rights, minority interests, illiquidity or restrictions on transfer and all rights, options and warrants to subscribe for or purchase, and other securities convertible into or exchangeable for, Common Stock shall be deemed to be exercised, exchanged.

“Approved Appraiser” shall mean a mutually acceptable investment banking or valuation firm, as determined by the Company and the Registered Holders holding Warrants exercisable for at least a majority of the Exercise Shares issuable upon the exercise of all then outstanding Warrants.

“Assignment” shall have the meaning set forth in Section 1A(i)(c) hereof.

“Board” shall mean the Company’s Board of Directors.

“Business Day” shall have the meaning ascribed to such term in the Credit Agreement.

“Charter” shall mean the Company’s Certificate of Incorporation as filed with the Secretary of State of the State of Delaware, as the same may be from time to time amended.

“Closing Date” shall have the meaning ascribed to such term in the Credit Agreement.

“Common Stock” shall mean the common voting stock described in Article Fourth of the Charter, together with any capital stock into which such common voting stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” shall have the meaning set forth in the preamble to this Warrant.

Response Genetics Warrant - SWK	- 10 -

“Credit Agreement” shall mean the Credit Agreement dated as of July 30, 2014, among the Company, as Borrower, SWK, as Agent, Sole Lead Arranger and Sole Bookrunner, and the financial institutions party hereto from time to time, as Lenders.

“Date of Issuance” shall have the meaning set forth in Section 7 hereof.

“Exchangeable Property” shall have the meaning set forth in Section 2B hereof.

“Exercise Agreement” shall have the meaning set forth in Section 1B hereof.

“Exercise Period” shall have the meaning set forth in Section 1A hereof.

“Exercise Price” shall have the meaning set forth in the preamble to this Warrant.

“Exercise Shares” shall have the meaning set forth in the preamble to this Warrant.

“Exercise Time” shall have the meaning set forth in Section 1A(i) hereof.

“Expiration Date” means [___________]4.

“Fair Market Value” means, (a) with respect to a share of Common Stock, (i) if determined in connection with a Sale of the Company Transaction, the amount payable in respect of one share of Common Stock upon consummation thereof, (ii) otherwise, if available, the Market Price thereof, and (iii) otherwise, if Market Price is not available, the Appraised Value thereof and (b) with respect to any other property, (i) the fair value thereof determined jointly by the Company and the Registered Holder, and (ii) if such parties are unable to reach agreement within ten (10) days, the Appraised Value thereof.

“Market Price” means (A) if at any time the Common Stock is listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which “Market Price” is being determined and the twenty-nine (29) consecutive Business Days prior to such day, or (B) if at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair value thereof determined jointly by the Company and the Registered Holder (and if such parties are unable to reach agreement within ten (10) days, then the Market Price shall be deemed not to be available).

4 The Expiration Date shall be date six years after the Subsequent Closing Date.

Response Genetics Warrant - SWK	- 11 -

“Net Issue Exercise” shall have the meaning set forth in Section 1A(i)(d) hereof.

“Offer Notice” shall have the meaning set forth in Section 5 hereof.

“Organic Change” shall have the meaning set forth in Section 2B hereof.

“Person” shall have the meaning ascribed to such term in the Credit Agreement.

“Public Offering” shall mean a registered “public offering” of the Company’s Common Stock or other equity under the Securities Act.

“Purchaser” shall have the meaning set forth in Section 1A(i)(a) hereof.

“Purchase Rights” shall have the meaning set forth in Section 5 hereof.

“Registered Holder” shall have the meaning set forth in the preamble to this Warrant.

“Sale of the Company Transaction” shall mean any transaction in which the Company’s shareholders immediately prior to such transaction (or series of related transactions) no longer hold at least a majority of the Company’s Common Stock after the consummation of such transaction.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder as in effect at the relevant time.

“Stock Equivalent” means any security, option, warrant, right or claim exercisable into, exchangeable for, convertible to or redeemable for shares of Common Stock or the economic equivalent value of shares of Common Stock (including, by way of illustration, preferred stock and stock appreciation rights), provided however, that the term Stock Equivalent shall not include any award granted pursuant to an equity incentive plan duly adopted by the Board of Directors of the Company, whether such award was granted before, or is granted after, the Date of Issuance, or any options, warrants or convertible securities, or shares of capital stock issued upon the exercise or conversion of any such options, warrants or convertible securities, that are outstanding prior to the Date of Issuance.

“SWK” shall have the meaning set forth in the preamble to this Warrant.

“Warrants” shall mean this Warrant and all warrants issued upon replacement or transfer of this Warrant in accordance with the terms of this Warrant and all warrants issued upon exchange for different denominations hereof in accordance with the terms of this Warrant.

*         *         *         *         *

Response Genetics Warrant - SWK	- 12 -

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer under its corporate seal and to be dated the Date of Issuance hereof.

RESPONSE GENETICS, INC.

By:
	Name:	Thomas A. Bologna
	Title:	Chief Executive Officer

[Signature Page to Warrant]

Acknowledged, accepted and agreed,

SWK funding llc

By:
	Name:	Winston Black
	Title:	Managing Director

[Signature Page to Warrant]

EXHIBIT I

EXERCISE AGREEMENT

To:

Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. ____), hereby agrees to subscribe for the purchase of            shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant. This subscription shall be effective on the date the Company has received this Exercise Agreement and the other items required under Section 1A(i) of the Warrant.

☐	Check Box for Net Issue Exercise

Signature

Address

Exhibit I to Warrant

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED, ____________________ hereby sells, assigns, and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ____) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Signature
Name:
Title:

Exhibit II to Warrant

SCHEDULES

TO

CREDIT AGREEMENT
dated as of July 30, 2014

among

Response genetics, inc.,

as Borrower,

SWK FUNDING LLC,
as Agent, Sole Lead Arranger and Sole Bookrunner,

and

the financial institutions party hereto from time to time as Lenders

*All capitalized terms used herein that are not otherwise defined herein have the meaning ascribed to them in the Credit Agreement referenced above.

SCHEDULE 1.1

Pending Acquisitions as of the Closing Date:

None

SCHEDULE 4.1

Prior Debt:

None

SCHEDULE 5.1

Organization:

California

Florida

Pennsylvania

SCHEDULE 5.6

Litigation:

***The information on this Schedule has been omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

SCHEDULE 5.7

Ownership of Property; Liens:

***The information on this Schedule has been omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

SCHEDULE 5.8

Capitalization:

Authorized Equity Interests:

As of the Closing Date, the Company has 70 million shares of common stock, par value $0.01 per share, and 5 million shares of preferred stock authorized.

Stockholders owning more than 10% of the outstanding Equity Interests in Borrower:

Bridger Management, LLC – 15.5%

GlaxoSmithKline plc - 12.91%

SCHEDULE 5.16

Insurance:

List of Insurance as of the Closing Date, including issuers, coverages and deductibles

See attached (provided separately in PDF)

Response Genetics, Inc.
Insurance Program Coverage Chart

Nipponkoa Insurance Co. A XV
ARCH A+ XV
Continental Insurance. Co. A XV
= Auditable
Illinois Union Insurance A+ XV
Lloyds of London A XV
Travelers Property Casualty A+ XV
Federal Insurance Co. A++ XV
Atlantic Specialty Insurance Co. A XI
National Union Fire Insurance Co. A XV
Old Republic Insurance Co. A XI
Hudson Insurance Co. A XV
Chart not to scale
Difference in Conditions 12/01/13-14
Earthquake & Flood $6.5M Excess of $2.5M
Earthquake Sprinkler Leakage $6.5M Excess of $2.5M
Premium: $26,050
Underlying: 5% Earthquake $25k EQSL $25K Flood
Property 12/01/13-14
Blanket Business Personal Property $4,000,000
Business Interruption/ Extra Expense $5,000,000
Earthquake & Flood (Loc. 1) $2,500,000
Earthquake Sprinkler Leakage (Loc. 1) $2,500,000
Premium: $21,664
$5,000 all except Bus. Income/Extra Expense=24 Hrs EQSL - $25k Earthquake - 5% or $25k minimum Flood - $25k
Equip Breakdown - Spoilage &/or Ammonia Contamination 10% of loss subject to $5,000 minimum
General & Professional Liability
12/01/13-14
Seperate Towers
Professional Liab.
Claims Made & Reported Form
Each Claim $10M
Aggregate $12M
Retrodate 10/06/2000
General Liability Including Products & Completed Ops
Occurrence Form
Aggregate $12M
BI/PD $10M
AI/PI $10M
Products $12M
Fire $100K
Med Exp $5K
Employee Benefits Liability $1M/$3M
Retrodate 12/1/12
Deductible $0
Premium: $157,123
Pollution 1/26/10-12/1/14
$1M Liability
Premium: $31,290
$25K SIR
Workers Comp 3/1/14-3/1/15
$1M-Each Accident
$1M-Policy Limit
$1M-Each Employee
Premium: $87,255
Excess Liability
12/01/13-14
$5,000,000 Limit
Non-Owned Auto
$1M Liability
Premium: $172
$500 - Coll. $100 - Comp.
Employers Liability 3/1/13-3/1/14
$1M BI Each Accident
$1M BI By Disease Policy Limit
$1M BI Disease Each Employee
Premium: Incl. in Workers Comp.
International General Liab. 12/01/13-14
Bodily Injury & Prop. Damage $2M Aggregate
$1M Occurrence Excl. Products
$1M Personal & Advertising Injury
$1M Employee Benefits
Premium: $2,800
$1,000 EBL
International Auto/DIC 12/01/13-14
$1M Bodily Injury/Property Damage
$10k Auto Med Expenses - Person
$50k Auto Med Expenses - Accident
Premium: Included
International Voluntary Work Comp & Emp. Liability 12/01/13-14
Country of Origin - Workers Comp.
$1M Bodily Injury by Accident
$1M Bodily Injury by Disease/EE
$1M Each Employee
Premium: Included
[redacted]
***
*** This information has been omitted pursuant to a confidential treatment Request and filed Separately with the Securities and Exchange Commission
Employment Practices
$5M Limit
4/1/13-10/1/14
Premium: $34,523
$100K
Crime and K&R
$1M Limit Ea.
12/1/13-14
Premium: $5,658
$10K Crime $0 K&R
Fiduciary
$1M Limit
4/1/13-12/1/14
Premium: $2,002
$10K
Employed Lawyers
$5M Limit
4/1/13-12/1/14
Premium: $5,290
$10K SEC

SCHEDULE 5.18

(a)	Borrower’s Registered Intellectual Property:

•	Registered Intellectual Property:

See attached (PDF)

•	Letters listed on Schedule 5.7 are incorporated herein by reference.

(b) Products, Laboratory Services and Required Permits:

Laboratory Services:

•	See attached requisition form which sets forth the Laboratory Testing Services performed by Borrower.

•	Letters listed in Section 5.7 are incorporated herein by reference.

Products:

The Company is engaged in the research and development of clinical diagnostic tests for cancer and provides such testing services. The Company does not actually manufacture and sell any tangible products to customers such as kits at this time although it does manufacture bulk Tissue of Origin kits for purposes of its own use (testing services).

Handled by Kenyon & Kenyon

December 2, 2013

RESPONSE GENETICS, INC.

Patents and Pending Patent Applications

Patent Family: ERCC1 and cisplatin

U.S. cases:

Ref. No.	Application No./ Description	Status	Title
11220/118	09/796,491, filed March 2, 2001	U.S. Patent No. 6,518,416, issued February 11, 2003.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/127	09/877,095, filed June 6, 2001, a continuation-in-part of 09/796,491 (Matter 118), filed March 2, 2001	U.S. Patent No. 6,573,052, issued June 3, 2003.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/145	09/988,784, filed November 20, 2001, continuation-in-part of 09/877,095, filed June 6, 2001, which is a continuation-in-part of 09/796,491, filed March 2, 2001	U.S. Patent No. 6,602,670, issued August 5, 2003.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/197

10/453,784, filed June 4, 2003, a continuation of 09/988,784, filed November 20, 2001, which is a continuation-in-part of 09/877,095, filed June 6, 2001, which is a continuation-in-part of 09/796,491, filed March 2, 2001

		U.S. Patent No. 7,132,238, issued November 7, 2006	Method of determining a chemotherapeutic regimen based on ERCC1 expression

Foreign Cases:

Ref. No.	Description/Application No.	Status	Title
11220/133	Taiwan – 90129673, filed November 30, 2001	Patent No. I321155, granted March 1, 2010.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/134	PCT/US01/44519, filed November 29, 2001	Application Publication No. WO 02/061128	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/184	Australia – 2002249768, filed November 29, 2001	Patent No. 2002249768 B2, granted April 19, 2007.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/185	Canada – 2437044, filed November 29, 2001	Patent No. 2,437,044, granted March 12, 2013	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/186	China - 01822442.3, filed November 29, 2001	Patent No. ZL01822442.3 granted March 7, 2012.	Method of determining a chemotherapeutic regimen based on ERCC1 expression

Ref. No.	Description/Application No.	Status	Title
11220/187	EP - 01998006.9, filed November 29, 2001	Publication No. 1364054. Accepted for grant on April 14, 2013.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/248	Hong Kong - 05110187.7, filed November 29, 2001	Patent No. 1078328B, granted September 14, 2012.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/188	Japan – 2002-561063, filed November 29, 2001	Patent No. 4503922, granted April 30, 2010.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/189	Korea - 10-2003-7007375, filed November 29, 2001	Patent No.: 10-966271, granted June 18, 2010.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/291	Korea – Application No. 2009-7026317, DIV of Korea - 10-2003-7007375 (11220/189)	Patent No. 10-1014345, granted February 7, 2011.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/190	Mexico - PA/A/2003/004930, filed November 29, 2001	Patent No. 287966, granted July 01, 2011	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/195	Israel – 156272, filed November 29, 2001	Allowed in November 2013.	Method of determining the level of ERCC1 expression and use of chemotherapeutic regimen selected by a method in the preparation of a medicament
11220/302	Israel: 215130, filed September 13, 2011 Div of 11220/195 (Israel – 156272)	Pending.	Method of determining a chemotherapeutic regimen based on ERCC1 expression
11220/196	New Zealand - 526710, filed November 29, 2001	NZ Patent No. 526710, granted January 12, 2006.	Method of determining a chemotherapeutic regimen based on ERCC1 expression

Patent Family: EGFR and Her-2-neu

U.S. cases:

Ref. No.	Description/ Application No.	Status	Title
11220/120	09/877,177, filed June 11, 2001.	U.S. Patent No. 6,582,919, issued June 24, 2003.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates

Foreign cases:

Ref. No.	Description/ Application No.	Status	Title
11220/143	Taiwan – 90129662, filed November 30, 2001	Patent No. I313711, granted August 21, 2009.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/277	ROC (Taiwanese) Application No. 097112520, filed March 23, 2008 DIV of Taiwan – 90129662 (11220/143)	Patent No.: I312809, granted August 1, 2009.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/278	ROC (Taiwanese) Application No. 097112522, filed March 21, 2008 DIV of Taiwan – 90129662 (11220/143)	Patent Certificate No. I321156, issued March 1, 2010.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/144	PCT/US01/43035, filed November 9, 2001	Application Publication No. WO 02/44413	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/170	Australia -2002232409, filed November 9, 2001	Patent No.: 2002232409, granted March 22, 2007.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates

Ref. No.	Description/ Application No.	Status	Title
11220/171	Canada – 2436910, filed November 9, 2001	Allowed. Publication No. 2436910	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/173	Europe - 01991929.9, filed November 9, 2001	European Patent No. 1379686, granted September 5, 2012.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/283	Japan - 2009-000427, filed January 5, 2009 DIV of Japan - 2002-546761 (1120/174)	Patent No. 4510915, granted May 14, 2010.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/175	Korean Application No. 10-2003-7007378, , filed November 9, 2001	Patent No. 10-946980, granted March 4, 2010.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/286	Korean Application No. 2009-7018726, filed September 8, 2009 DIV of 10-2003-7007378 (11220/175)	Patent No. 10-1014342, granted February 7, 2011.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/296	Korean- 10-2010-7019342 filed August 31, 2010. DIV of Korean Application No. 2009-7018726 (11220/286)	Pending. Publication number unknown.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/176	Mexico - PA/A/2003/004929, , filed November 9, 2001	Patent No. 282866, granted January 14, 2011.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/276	Mexico – MX/a/2008/005896, filed March 2, 2008 DIV of PA/A/2003/004929 (11220/176)	Patent No. 293677, granted December 14, 2011.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates

Ref. No.	Description/ Application No.	Status	Title
11220/191	Israel - 156233, filed November 9, 2001	Patent No. 156233, granted July 30, 2010.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/282	Application No. 195460, filed November 23, 2008 DIV of Israel – 156233 (11220/191)	Patent No.: 156233, granted on December 1, 2012.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/192	New Zealand - 526709, filed November 9, 2001	New Zealand Patent No. 526709, granted September 11, 2008. Declaration re restoration filed June 14, 2011.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/260	New Zealand – 546251, filed March 30, 2006 DIV of 11220/192; New Zealand - 526709	New Zealand Patent No. 546251, granted May 15, 2008.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates
11220/261	New Zealand – 546252, filed March 28, 2006 DIV of 11220/192; New Zealand - 526709	New Zealand Patent No. 546252, granted July 10, 2008.	Methods of Determining Epidermal Growth Factor Receptor and Her2-Neu Gene Expression and Correlation of Levels Thereofwith Survival Rates

Patent Family: ERCC1 and TS

U.S. cases:

Ref. No.	Description/ Application No.	Status	Title
11220/119	09/877,178, filed June 11, 2001	U.S. Patent No. 7,049,059, issued May 23, 2006.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/253	11/341,515, filed January 30, 2006; DIV of 11220/119	U.S. Patent No. 7,560,543, issued July 14, 2009.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/290	12/502,753, filed July 14, 2009 CON of 11220/253	U.S. Patent No. 7,732,144, issued June 8, 2010.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/294	Application No.: 12/774261. CON of 12/502,753, filed July 14, 2009 (11220/290) Application filed May 5, 2010.	U.S. Patent No. 8,586,311, issued November 19, 2013	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression

Foreign cases:

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/139	Argentina – 010105561, filed November 29, 2001	Patent No. AR031442, granted July 22, 2011.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/140	Taiwan - 90/129676, filed November 30, 2001	Patent No. I317759, granted December 1, 2009.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/262	Taiwan – 095115425, filed May 3, 2006 DIV of 90/129676 (11220/140)	Patent No. I327598, granted July 21, 2010.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/141	PCT/US01/43039, filed November 9, 2001	Application Publication No. WO 02/057489	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/177	Australia - 2002246504, filed November 9, 2001	Patent No. 2002246504, granted July 19, 2007.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/178	Canada - 2437038, filed November 9, 2001	Allowed. Publication No. 2437038	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/179	China - 01822464.4, filed November 9, 2001	Patent No. ZL01822464.4, granted June 22, 2011.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/180	Europe - 01994073.3, filed November 9, 2001	European Patent No. 1381691, granted April 24, 2013.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/181	Japan - 2002-558541, filed November 9, 2001	To be abandoned. Publication No. 2004-535771	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/295	Japan- 2010-177164, filed August 6, 2010. DIV of Japan - 2002-558541 (11220/181)	Pending. Publication No. 2011-004756	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/183	Mexico - PA/A/2003/004928, filed November 9, 2001	Mexican Patent No. 264888, granted March 3, 2009.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/193	Israel - 156232, filed November 9, 2001	Patent No. 156232, granted October 1, 2010.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression
11220/194	New Zealand - 526711, filed November 9, 2001	Patent No. 526711, granted December 14, 2006.	Method of determining a chemotherapeutic regimen based on ERCC1 and TS expression

Patent Family: Chemotherapy and Gene Expression in Primary Tumors

U.S. cases:

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/269	11/731,128, filed March 30, 2007, a divisional of 09/998,333, filed December 3, 2001	Patent No. 8,026,062, issued September 27, 2011.	Method of determining a chemotherapeutic regimen by assaying gene expression in primary tumors

Foreign case:

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/147	Taiwan - 90/129809 filed December 3, 2001	Patent No.: I319010, granted January 1, 2010.	Method of determining a chemotherapeutic regimen by assaying gene expression in primary tumors

Patent Family: Method of Determining Dihydropyrimidine Dehydrogenase Gene Expression

U.S. cases:

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/117	09/796,807, filed March 2, 2001	U.S. Patent No. 6,956,111 issued October18, 2005.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/128	09/842,111 filed April 26, 2001, continuation-in-part of 09/796,807 (Matter 117), filed March 2, 2001	U.S. Patent No. 6,905,821, issued June 14, 2005.	Method of determining dihydropyrimidine dehydrogenase gene expression
1122/129	09/879,217, filed June 13, 2001, a continuation-in-part of 09/842,111 (Matter 128), filed April 26, 2001, which is a continuation-in-part of 09/796,807 (Matter 117), filed March 2, 2001	U.S. Pat No. 7,005,278, issued February 28, 2006.	Method of determining dihydropyrimidine dehydrogenase gene expression

Foreign cases:

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/156	Argentina - P020100723, filed February 28, 2002	Patent No.: AR032917, granted April 30, 2010.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/157	Taiwan – 91103764, filed March 1, 2002	Patent No.: I274076, granted February 21, 2007. .	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/155	PCT/US02/05221, filed February 22, 2002	Application Publication No. WO 02/070750	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/199	Australia - 2002 238115, filed February 22, 2002	Australian Patent No. 2002238115, issued September 27, 2007.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/200	Canada - 2439313, filed February 22, 2002	Patent No. 2439313, granted August 7, 2012.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/201	China - 02809318.6, filed February 22, 2002	Chinese Patent No. ZL02809318.6, granted April 12, 2006.	Method of determining dihydropyrimidine dehydrogenase gene expression

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/257	China - 200610007076.2, filed February 10, 2006 Divisional of 02809318.6 (11220/201)	Patent No. ZL200610007076.2, granted October 6, 2010.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/270	Hong-Kong--07103601.8, filed February 22, 2002 Based on the Chinese Patent Application No. 200610007076.2 (11220/257)	Patent No. HK1097571, granted August 5, 2011	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/258	China - 200610007077.7, filed February 10, 2006 Divisional of 02809318.6 (11220/201)	Patent No. ZL200610007077.7, granted December 8, 2010.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/272	Hong Kong--07103602.7 Based on 200610007077.7 (11220/258), which has been granted December 8, 2010.	Patent No. HK1097575, granted on September 2, 2011.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/202	Europe - 02704432.0, filed February 22, 2002	EP Patent 1 409 723 B1, granted August 18, 2006.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/203	Israel -157694, filed February 22, 2002	Patent No. 157694, granted March 1, 2011.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/236	Hong Kong Based on Chinese Patent Application No. 02809318.6 (11220/201)	Patent No. HK1068375, granted October 27, 2006.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/284	Japan -2008-278350, filed October 29, 2008 DIV of 2002-570772 (11220/204)	Patent No. 4690446, granted February 25, 2011.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/298	Japan- 2010-278407, filed December 14, 2010. DIV of JP 2008-278350 (11220/284)	Pending. Publication number unknown.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/205	Korea - 10-2003-7011484, filed February 22, 2002	Korean Patent No. 10-909116, issued July 16, 2009.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/206	Mexico - PA/A/2003/007884, filed February 22, 2002	Mexican Patent No. 254799, granted February 15, 2008.	Method of determining dihydropyrimidine dehydrogenase gene expression
11220/207	New Zealand - 528374, filed February 22, 2002	New Zealand Patent No. 528374, granted May 15, 2008.	Method of determining dihydropyrimidine dehydrogenase gene expression

Patent Family: Method of Determining a Chemotherapeutic Regimen Based on GST-pi Expression

U.S. cases:

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/131	09/879,986, filed June 14, 2001	U.S. Patent No. 6,686,155, issued February 3, 2004.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/212	10/654,575, filed September 4, 2003, a divisional of 09/879,986 (Matter 131), filed June 14, 2001	U.S. Patent No. 7,138,507, issued November 21, 2006.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression

Foreign cases:

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/160	Argentina - P02010954, filed May 24, 2002	Patent No. AR034342, granted January 30, 2012.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/161	Taiwan – 9111310, filed May 28, 2002	Patent No.: I338049, granted March 1, 2011.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/159	PCT/US02/15203, filed May 15, 2002	Application Publication No. WO 02/103055	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/218	Australia – 2002305573 (national phase of 11220/159) , filed May 15, 2002	Australian Patent No. 2002305573, granted April 23, 2009.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/219	Canada – 2450257, filed May 15, 2002	Patent No. 2450257, granted November 6, 2012.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/220	China – 02815798.2, filed May 15, 2002 (national phase of 11220/159)	Patent No. ZL02815798.2, granted June 3, 2009.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/251	China - 200510107684.6,filed September 26, 2005, a divisional of 02815798.2 (11220/220, which is the national phase of 11220/159)	Patent ZL200510107684.6, granted December 19, 2007.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/221	EP – 02734403.5, filed May 15, 2002 (regional phase of 11220/159)	Allowed in September 2013, Publication No. 1407047.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/237	Hong Kong 05103515.5, filed May 15, 2002 Based on CN Application No. 02815798.2 (11220/220)	Patent No. 1070921, granted November 13, 2009.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/222	Israel – 159301, filed May 15, 2002	Patent No. 159301, granted September 17, 2010.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/223	Japan - 2003-505376, filed May 15, 2002	Patent No. 4303104, granted May 1, 2009.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/281	Japan – 2008-177217, filed July 7, 2008 DIV of 2003-505376 (11220/223)	Patent No. 4308309, granted May 15, 2009.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/224	Korea - 10-2003-7016349, filed May 15, 2002	Patent No. 10-918927, granted September 18, 2009.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/225	Mexico - PA/A/2003/011632, filed May 15, 2002	Patent No. 284095, granted on February 16, 2011.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression
11220/226	New Zealand – 530520, filed May 15, 2002	Patent No. 530520, granted February 8, 2007.	Method of determining a chemotherapeutic regimen based on glutathione-S-transferase pi expression

Patent Family: Method of Determining a Chemotherapeutic Regimen Based on Loss of

Heterozygosity at the Thymidylate Synthase Locus

Foreign cases:

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/229	Argentina - P040100598, filed February 26, 2004	Argentine Patent No. AR043398, granted on November 30, 2011.	Method of Determining a Chemotherapeutic Regimen Based on Loss of Heterozygosity at the Thymidylate Synthase Locus
11220/228	Taiwan – 93103498, filed February 20, 2004	Patent No. I346701, granted August 11, 2011.	Method of Determining a Chemotherapeutic Regimen Based on Loss of Heterozygosity at the Thymidylate Synthase Locus
11220/230	PCT/US2004/004867, filed February 20, 2004	Application Publication No. WO 2004/075833	Method of Determining a Chemotherapeutic Regimen Based on Loss of Heterozygosity at the Thymidylate Synthase Locus
11220/239	Australia – 2004216231, filed February 20, 2004	Patent No. 2004216231, granted November 5, 2009.	Method of Determining a Chemotherapeutic Regimen Based on Loss of Heterozygosity at the Thymidylate Synthase Locus
11220/240	Canada – 2517384, filed February 20, 2004	Patent No. 2517384, granted January 22, 2013.	Method of Determining a Chemotherapeutic Regimen Based on Loss of Heterozygosity at the Thymidylate Synthase Locus
11220/242	EP – 04713289.9, filed February 20, 2004	Patent No. 1597353, granted November 30, 2011.	Method of Determining a Chemotherapeutic Regimen Based on Loss of Heterozygosity at the Thymidylate Synthase Locus
11220/243	Israel – 170217, filed February 20, 2004	Patent No. 170217, granted March 31, 2011.	Method of Determining a Chemotherapeutic Regimen Based on Loss of Heterozygosity at the Thymidylate Synthase Locus

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/245	Korea - 10-2005-7015973, filed February 20, 2004	Korean Patent Number 10-1109062, granted January 17, 2012.	Method of Determining a Chemotherapeutic Regimen Based on Loss of Heterozygosity at the Thymidylate Synthase Locus
11220/246	Mexico - PA/A/2005/009162, filed February 20, 2004	Patent No. 280353, granted October 26, 2010.	Method of Determining a Chemotherapeutic Regimen Based on Loss of Heterozygosity at the Thymidylate Synthase Locus
11220/247	New Zealand – 542500, filed February 20, 2004	New Zealand Patent No. 542500, granted August 14, 2008.	Method of Determining a Chemotherapeutic Regimen Based on Loss of Heterozygosity at the Thymidylate Synthase Locus

Patent Family: KRAS Primers and Probes

U.S. Cases:

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/300US1	U.S. Application Serial No. 13/640,416 Filed October 10, 2012	Pending. Publication No. 20130029336	KRAS Primers and Probes

Foreign Cases:

Ref. No.	Description/ Application No./Patent No.	Status	Title
11220/300	PCT Application No. PCT/US2011/032108, filed April 12, 2011	Application Publication No. WO 2011/130265	KRAS Primers and Probes
11220/300AU1	Australia - Application No. 2011240653, filed April 12, 2011	Pending	KRAS Primers and Probes
11220/300CA1	Canada - Application No. Awaited, filed April 12, 2011	Pending	KRAS Primers and Probes
11220/300MX1	Mexico - Application No. MX/A/2012/011698, filed April 12, 2011	Pending	KRAS Primers and Probes
11220/300EP1	Europe - Application No. 11730469.1, filed April 12, 2011	Pending	KRAS Primers and Probes
11220/300IL1	Israel - Application No. 222379, filed April 12, 2011	Pending	KRAS Primers and Probes
11220/300CN1	China - Application No. 2011800219009, filed April 12, 2011	Pending	KRAS Primers and Probes
11220/300JP1	Japan - Application No. 2013-505053, filed April 12, 2011	Pending	KRAS Primers and Probes
11220/300KR1	Korea - Application No. 10-2012-7028176, filed April 12, 2011	Pending	KRAS Primers and Probes

RESPONSE GENETICS PATENT PORTFOLIO ACQUIRED FROM PATHWORK

STATUS AS OF DECEMBER 3, 2013

Handled by Morgan Lewis

DOCKET NUMBER	TITLE/NICKNAME	COUNTRY	SERIAL NUMBER-FILING DATE/PATENT NUMBER-ISSUE DATE	STATUS	ESTIMATED EXPIRATION
07017100-5001 US	Knowledge-based Storage of Diagnostic Models “Model Precondition”	US	10/861,177 6/4/2004 8,321,137 11/27/12	Issued 3.5 Year Maintenance Due May 27, 2016	6/4/24
		EP	4789181.7	Abandoned
07017100-5002 US	Systems and Methods for Detecting Biological Features “Likelihood”	US	10/954,443 9/29/2004	Pending Reply to Office Action Due December 19, 2013	6/4/24
07017100-5002-US01 DIV		US-DIV	13/418,991 3/13/12	Pending

1

DOCKET NUMBER	TITLE/NICKNAME	COUNTRY	SERIAL NUMBER-FILING DATE/PATENT NUMBER-ISSUE DATE	STATUS	ESTIMATED EXPIRATION
		EP	4816896.7	Instructed to abandon
		EP-DIV	11186729.7	Instructed to abandon
		JP	2006-528327	Instructed to abandon
07017100-5002 JP		JP-DIV	2012-820	Pending
07017100-5002 SG		Singapore	200602000-2	Issued Annuity due September 29, 2014	9/29/2024
07017100-5003 US	Systems and Methods for Diagnosing A Biological Specimen Using Probabilities “TOO Test”	US	12/378,165 2/10/2009 7,747,547 6/29/2010	Issued 3.5 Year Maintenance Due December 29, 2013	10/31/27

2

DOCKET NUMBER	TITLE/NICKNAME	COUNTRY	SERIAL NUMBER-FILING DATE/PATENT NUMBER-ISSUE DATE	STATUS	ESTIMATED EXPIRATION
07017100-5004 US	Systems And Methods For Standardization Of Microarray Data “Standardization”	US	12/378,187 2/10/2009 8,473,217 06/25/2013	Issued 3.5 Year Maintenance Due December 25, 2016	10/31/27
07017100-5005 US	Systems And Methods For Phenotypic Classification Using Biological Samples Of Different Sample Types “FPTE”	US	12/705,443 2/10/2010 Confirmation number 8461	Pending	2/12/30

3

Response Genetics, Inc. (39975): Status Report Chart (April 15, 2014) – Hogan Lovell (counsel handling matters)

Docket Number	CO Code	Application Number	Title	Status	Filing Date	Publication No.	Comments	Due Date
39975-020110	US	12/853746	METHODS, PRIMERS, PROBES AND KITS USEFUL FOR THE DETECTION OF BRAF MUTATIONS	Pending	8/10/2010	2011-0269124A1	Notice of Allowance issued 11-29-2013 Corrected Filing Receipt Received 4/4/14 Application Pending as of 4-18/14
39975-022000	PCT	PCT/US2010/44997	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Expired	8/10/2010	WO 2011019704	Expired – February 2013
39975-022100	AR	P100102935	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	AR 077844 9/28/2011	Request for Examination Filed 2013 Waiting on first Office Acton No Action Due
39975-022200	AU	2010282632	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	AU 2010282632 3-8-12	First Examination Report Issued – Response due 3/28/15 with extensions available until 12/28/15	3/28/15
39975-022600	CA	2770716	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	CA 2770716 2/17/2011	Declaration Submitted to CIPO on June 14, 2013 No action due at this time Next Tax Reminder Due for 4th year (8-10-2014 to 8-10-2015	8-10-2014
39975-022800	CN	201080045765.7	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	CN 102575295 7/11/2012	Response to 1st Office Action filed November 2013

Response Genetics, Inc. (39975): Status Report Chart (April 15, 2014) – Hogan Lovell (counsel handling matters)

Docket Number	CO Code	Application Number	Title	Status	Filing Date	Publication No.	Comments	Due Date
39975-023500	JP	2012-524782	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	2013-501523 1/17/2013	Request for Examination Filed 2013 Waiting on first Office Acton No Action Due
39975-024200	KR	10-2012-7004699	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	KR 20120099630 9/11/2012	Petition for exam due	8/10/2015
39975-025700	NZ	598166	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	Unpublished	Response to Examination Report due Acceptance Due	2/1/2014
39975-026500	TW	99126740	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	201111517 4/1/2011	Request for Examination Filed 2013 Waiting on first Office Acton No Action Due
39975-026600	IL	218021	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	Unpublished	Response to Notification Prior to Examination Filed 2013 No Action Due at this Time
39975-026700	EP	10808619	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	2464751 6/20/2012	Response to EP Search report filed 12/20/14

Response Genetics, Inc. (39975): Status Report Chart (April 15, 2014) – Hogan Lovell (counsel handling matters)

Docket Number	CO Code	Application Number	Title	Status	Filing Date	Publication No.	Comments	Due Date
39975-027100	HK	13100094	METHODS, PRIMERS, PROBE & KITS USEFUL FOR THE DETECTION OF BRAF MUTATION	Filed	8/10/2010	Unpublished	Request Designation was filed No action due until EP case Grants
39975-032000	PCT	PCT/US11/032694	PRIMERS, PROBES, METHODS AND KITS FOR THE DETECTION OF EML4-ALK MUTATIONS	Inactive	4/15/2011	WO 2011/13065 12/29/2011
39975-032100	AR	P110101303	PRIMERS, PROBES, METHODS AND KITS FOR THE DETECTION OF EML4-ALK MUTATIONS	Filed	4/15/2011	AR 080913 5/16/12	Request for Examination Due – Instructions sent to foreign agent to file request by deadline	4/15/2014
39975-032500	TW	100113162	PRIMERS, PROBES, METHODS AND KITS FOR THE DETECTION OF EML4-ALK MUTATIONS	Filed	4/15/2011	TW 201202703 1/16/12	Request for Examination Due – Instructions sent to foreign agent to file request by deadline	4/15/2014
39975-042000	PCT	PCT/US2012/065877	A NOVEL EML4-ALK VARIANT: PRIMERS, PROBES, METHODS, AND KITS FOR THE DETECTION THEREOF	Filed	11/19/2012	WO 2013/075110 7/18/2013	National Stage Filing Due (30 M)	5-18-2014
39975-052000	PCT	PCT/US2012/21546	HER3 AND HER4 PRIMERS AND PROBES FOR DETECTING HER3 AND HER4 MRNA				Expired – 7-14-13 Did not National Stage File

February 2013

RESPONSE GENETICS, INC.

PATENTS LICENSED FROM UNIVERSITY OF SOUTHERN CALIFORNIA

Country Name	Application	Status Description	Application Number	Patent Number

7824-101	REG
China P.R.	10/31/2000	Granted	00817474.1	ZL00817474.1
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
United States	12/20/1999	Granted	09/469338	6248535
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
Argentina	12/20/2000	Granted	P000106793	AR027036B1
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUES

7824-101	REG
Australia	10/31/2000	Granted	15785/01	784565
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
Canada	10/31/2000	Allowed-lssue Fee paid	2394618
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

Country Name	Application	Status Description	Application Number	Patent Number

7824-101	REG
Israel	10/31/2000	Granted	150116	150116
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
Japan	10/31/2000	Examination	2001-546900
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
Hong Kong	10/28/2003	Granted	03107749.6	HK1055446
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
European Patent Convention	10/31/2000	Granted	00978311.9	1242594
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
Austria	10/31/2000	Granted	00978311.9	1242594
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

Country Name	Application Date	Status Description	Application Number	Patent Number

7824-101	REG
Switzerland	10/31/2000	Granted	00978311.9	1242594
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

7824-101	REG
Germany	10/31/2000	Granted	1242594	60032634.9-08
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

7824-101	REG
France	10/31/2000	Granted	00978311.9	1242594
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

7824-101	REG
Taiwan	12/20/2000	Granted	89127378	I277652
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

7824-101	REG
Great Britain	10/31/2000	Granted	00978311.9	1242594
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

Country Name	Application Date	Status Description	Application Number	Patent Number

7824-101	REG
Mexico	10/31/2000	Granted	PA/A/2002/006145	243047
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
Norway	10/31/2000	Granted	20022945	330802
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
South Korea	10/31/2000	Granted	10-2002-7007849	0723328
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
Eurasian Patent Convention	10/31/2000	Granted	200200698	006827
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101	REG
Netherland	10/31/2000	Granted	00978311.9	1242594
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

Country Name	Application Date	Status Description	Application Number	Patent Number

7824-101	REG
Ireland	10/31/2000	Granted	00978311.9	1242594
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

7824-101	REG
Russian Federation	10/31/2000	Granted	200200698	006827
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Belgium	10/27/2006	Granted		06123097.5
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Denmark	10/27/2006	Granted		06123097.5
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Spain	10/27/2006	Granted		06123097.5
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

Country Name	Application Date	Status Description	Application Number	Patent Number

7824-101D1	REG
France	10/27/2006	Granted	06123097.5	1743939
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG	Granted	06123097.5	1743939
Great Britain	10/27/2006
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Ireland	10/27/2006	Granted	06123097.5	1743939
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Italy	10/27/2006	Granted	06123097.5	1743939
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Luxembourg	10/27/2006	Granted	06123097.5	1743939
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

Country Name	Application Date	Status Description	Application Number	Patent Number

7824-101D1	REG
Sweden	10/27/2006	Granted	06123097.5	1743939
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Switzerland	10/27/2006	Granted	06123097.5	1743939
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Austria	10/27/2006	Granted	06123097.5	1743939
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Australia	7/12/2006	Granted	2006202986	2006202986
Title	QUANTITATIVE MEASUREMENT OF GENE EXPRESSION BASED ON ISOLATION OF RNA FROM FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS	-

7824-101D1	REG
Germany	10/27/2006	Granted	06123097.5	1743939
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

Country Name	Application Date	Status Description	Application Number	Patent Number

7824-101D1	REG
United States	3/1/2001	Granted	09/797216	6613518
Title	QUANTITATIVE MEASURMENT OF GENE EXPRESSION BASED ON ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Russian Federation	7/19/2002	Granted	200501772	008832
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
European Patent Convention	10/27/2006	Granted	06123097.5	1743939
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
China P.R.	10/31/2000	Granted	200610093878X	ZL200610093878
Title	METHOD FOR QUANTITATIVE MEASUREMENT OF TARGET GENE EXPRESSION IN A FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Eurasian Patent Convention	12/8/2005	Granted	200501772	008832
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

Country Name	Application Date	Status Description	Application Number	Patent Number

7824-101D1	REG
Hong Kong	4/26/2007	Granted	07104456.2	HK1098178
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D1	REG
Armenia	7/19/2002	Granted	200501772	008832
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUE SPECIMENS

7824-101D1N1	REG
United States	7/30/2003	Granted	10/631413	7960147
Title	QUANTITATIVE MEASUREMENT OF GENE EXPRESSION BASED ON ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101D2	REG
European Patent Convention	10/31/2000	Examination	10182481.1
Title	METHOD FOR ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

7824-101N1	REG
United States	3/1/2001	Granted	09/797158	6428963
Title	ISOLATION OF RNA FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMEN

Country Name	Application Date	Status Description	Application Number	Patent Number

7824-101N2	REG
United States	3/1/2001	Granted	09/797163	6610488
Title	ISOLATION OF RNA, DNA AND PROTEINS FROM FORMALIN-FIXED PARAFFIN-EMBEDDED TISSUES

7824-101N4	REG
United States	4/5/2006	Granted	11/278804	7998707
Title	QUANTITATIVE MEASUREMENT OF GENE EXPRESSION FROM FIXED PARAFFIN EMBEDDED TISSUE

7824-101N 5	REG
United States	7/27/2007	Granted	11/881625	7919280
Title	METHOD FOR ISOLATION OF DNA, RNA AND PROTEINS FROM FORMALIN-FIXED PARAFFIN- EMBEDDED TISSUE SPECIMENS

Response Genetics, Inc.

Trademark Image Report	Printed:	7/9/2014	Page	1

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

BECAUSE EVERYONE HAS A DIFFERENT RESPONSE

UNITED STATES	067081-0107	2/1/2008	77/386,502	5/31/2011	3,970,898	REGISTERED	10,42

	5/31/2016	AFF OF USE OPENS

10 - Pathology specimen collection kit comprising glass slides, centrifuge tubes, paraffin block holders, insert to hold slides and blocks, and instructions, all for medical use

42 - Medical research; scientific research and development, medical and scientific research consulting, drug discovery analysis services; pharmaceutical drug Development analysis services; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; providing an on-line computer database for others in the fields of medicine development, pharmacogenomics in the nature of scientific research in the field of genetics, scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields

KRAS IS ONLY HALF THE EQUATION

UNITED STATES	067081-0108	10/7/2008	77/587,737	12/7/2010	3,886,876	REGISTERED	42,44

	12/7/2015	AFF OF USE OPENS

42 - Medical research, scientific research and development, medical and scientific research consulting, drug discovery analysis services; pharmaceutical drug development analysis services; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; providing an on-line computer database for others in the fields of medicine development, pharmacogenomics in the nature of scientific research in the field of genetics, scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes and providing medical information, in the field of pharmacogenomics and cancer diagnosis

MAN IN CIRCLE DESIGN

UNITED STATES	067081-0125	2/10/2000	75/915,961	12/30/2003	2,800,637	REGISTERED	42

	12/30/2022	RENEWAL OPENS

42 - Medical services

RESPONSE GENETICS

UNITED STATES	067081-0126	8/24/2000	76/116,173	12/30/2003	2,800,718	REGISTERED	42

	12/30/2022	RENEWAL OPENS

42 - Medical services

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COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

RESPONSE GENETICS & DESIGN

UNITED STATES	067081-0122	9/11/2013	86/061,652	PENDING	42,41,44

	12/23/2014	STATUS CHECK

42 - Medical services, namely, research, testing and analysis of human tissues and body fluids for medical research purposes; providing an on- line computer database and interface in the field of medicine for research purposes; providing temporary use of online non-downloadable software for providing an interface between a computer database featuring medical information and the user

41 - Educational services, namely, providing online webinars, workshops and specialized training in the field of medicine

44 - Medical services, namely, testing and analysis of human tissues and body fluids for diagnostic and treatment purposes; providing medical- related information on medical treatments, medical results, patients and pharmaceuticals; providing an on-line computer database in the field of medicine for diagnostic and treatment purposes

RESPONSE GENETICS DX

UNITED STATES	067081-0109	1/25/2008	77/381,001	ABANDONED	01,10,4244

01 - Reagents for scientific or medical research use; Diagnostic preparations for scientific or research use; Diagnostic agents, preparations and substances for scientific or research use; diagnostic test kits comprised of biological reagents for use in scientific apparatus for biological analysis and instructions for use in the detection of agents causing diseases

10 - Pathology specimen collection kit comprising glass slides, centrifuge tubes, paraffin block holders, insert to hold slides and blocks, and instructions, all for medical use

42 - Medical research; scientific research and development, medical and scientific research consulting; drug discovery analysis services; pharmaceutical drug development analysis services; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; providing an on-line computer database for others in the fields of medicine development, pharmacogenomics in the nature of scientific research in the field of genetics, scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes; and providing medical information

RESPONSEDX

AUSTRALIA	067081-0063	8/13/2008	1257138	12/7/2009	A1257138	REGISTERED	05,10,4244

	8/13/2016	PROOF OF USE

05 - Pharmaceutical preparations and substances as are included in this class, including: reagents, preparations and substances for medical, scientific and research purposes; diagnostic agents, preparations and substances for medical, scientific and research purposes, diagnostic test kits comprised of biological reagents and instructions for use.

10 - Surgical, medical, dental apparatus, instruments and devices as are included in this class, including: orthopaedic articles; suture materials; specimen collection kits; and parts of and accessories for such goods as are included in this class.

42 - Scientific and technological services and research and design relating thereto; medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment and biological detection; diagnostic testing services; services for diagnostic purposes; providing technical diagnostic and genetic research information; provision of information, in the form of data provided to others via computer networks, in the fields of technical diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis.

44 - Medical testing; providing medical diagnostic, medical research and medical treatment information; provision of information, in the form of data provided to others via computer networks, in the fields of medicine, pharmacogenomics and medical diagnostics.

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COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

RESPONSEDX continued . . .

CANADA	067081-0066	8/14/2008	1,407,283	ALLOWED	00

	8/14/2014	DECLARATION OF USE

00 - Reagents, preparations and substances for medical laboratory use, medical diagnostic use, and medical research use; reagents, preparations and substances for scientific research namely, in the field of cancer biology or gene expression; diagnostic agents, preparations and substances for medical laboratory use, medical diagnostic use, and medical research use; diagnostic agents, preparations and substances for scientific research namely, in the field of cancer biology or gene expression; diagnostic test kits comprised of biological reagents and instructions for use; pathology specimen collection kits comprising glass slides, centrifuge tubes, paraffin block holders, insert to hold slides and blocks and instructions, all for medical or research use; assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use, namely in the field of cancer biology or gene expression.

CHINA	067081-0069	9/27/2008	6976148	7/21/2010	6976148	REGISTERED	01

	7/21/2016	PROOF OF USE

01- Chemical preparations for scientific purposes (other than for medical or veterinary use); chemical reagents (other than for medical or veterinary purposes); analyses in laboratories (chemical preparations for) other than for medical or veterinary purposes; diagnostic preparations, other than for medical or veterinary purposes; reagent paper; biological preparations (other than for medical or veterinary purposes).

CHINA	067081-0070	9/27/2008	6976265	ABANDONED	05

05 - Chemical reagents for medical or veterinary purposes; diagnostic preparations for medical purposes; chemical preparations for medical purposes.

CHINA	067081-0071	9/27/2008	6976264	5/28/2010	6976264	REGISTERED	10

	5/28/2016	PROOF OF USE

10 - Medical devices.

CHINA	067081-0072	9/27/2008	6976149	10/7/2010	6976149	REGISTERED	42

	10/7/2016	PROOF OF USE

42 - Technical research; analytical testing of pharmaceutical and biological products; project studies (technical-); research and development (for others); chemical analysis; biological and pharmaceutical product research and development services for others; chemistry services; biological research; chemical research; laboratory research services.

CHINA	067081-0073	9/26/2011	10005115	PENDING	05

	7/14/2014	STATUS CHECK

05 - Chemical reagents for medical or veterinary purposes; diagnostic preparations for medical purposes; chemical preparations for medical purposes.

EUROPEAN UNION (CT	067081-0075	8/14/2008	007180003	5/20/2009	007180003	REGISTERED	01,05,10 42

	8/14/2018	RENEWAL

01 - Assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use; chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry.

05 - Reagents, preparations and substances for medical, scientific and research purposes; diagnostic agents; diagnostic test kits comprised of biological reagents and instructions for use; specimen collection kits; pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

10 - Medical devices; surgical, medical, dental and veterinary apparatus and instruments, artificial limbs, eyes end teeth; orthopedic articles; suture materials.

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing services; medical testing and services for diagnostic purposes; providing medical, diagnostic, research and treatment information; data and databases provided to others via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis; scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software.

Trademark Image Report	Printed:	7/9/2014	Page	4

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

RESPONSEDX continued . . .

INDIA	067081-0078	8/27/2008	1726072	3/31/2010	1726072	REGISTERED	01,05,10 42

	3/31/2015	PROOF OF USE

01 - Assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use

05 - Pharmaceutical, veterinary and sanitary preparations, including reagents, preparations and substances for medical, scientific and research purposes; diagnostic preparations for clinical purposes, diagnostic agents, preparations and substances for medical, scientific and research purposes, diagnostic test kits comprised of biological reagents and instructions for use; specimen collection kits

10 - Surgical, medical, dental and veterinary apparatus and instruments, including artificial limbs.

42 - Scientific and technological services and research and design relating thereto including medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing services; medical testing and services for diagnostic purposes; providing medical, diagnostic, research and treatment information; data and databases provided to others via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis.

ISRAEL	067081-0079	8/26/2008	214412	4/14/2010	214412	REGISTERED	01

	8/14/2016	PROOF OF USE

01 - Assays, reagents, chemical preparations and diagnostic preparations for clinical, scientific or research use

ISRAEL	067081-0080	8/26/2008	214413	4/14/2010	214413	REGISTERED	05

	4/14/2016	PROOF OF USE

05 - Reagents, preparations and substances for medical, scientific and research purposes; diagnostic agents, preparations and substances for medical, scientific and research purposes, diagnostic test kits comprised of biological reagents and instructions for use; specimen collection kits

ISRAEL	067081-0081	8/26/2008	214415	4/14/2010	214415	REGISTERED	10

	4/14/2016	PROOF OF USE

10 - Medical devices

ISRAEL	067081-0082	8/26/2008	214416	4/14/2010	214416	REGISTERED	42

	4/14/2016	PROOF OF USE

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing services, medical testing and services for diagnostic purposes; providing medical, diagnostic, research and treatment information; data and databases provided to others via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis

JAPAN	067081-0091	8/18/2008	2008-067528	3/5/2010	5307171	REGISTERED	01,05,10 42

	3/5/2016	PROOF OF USE

01 - Chemicals; reagents (chemical reagents) other than for medical or veterinary purposes; biological preparations other than for medical or veterinary purposes; chemical preparations for scientific purposes, other than for medical or veterinary use; diagnostic preparations other than for medical or veterinary purposes; chemical substances for analyses in laboratories, other than for medical or veterinary purposes; bacterial preparations other than for medical and veterinary use.

05 - Pharmaceutical, veterinary and sanitary preparations; reagents (chemical reagents) for medical or veterinary purposes; diagnostic preparations; test kids for medical purpose; biological preparations for medical or veterinary purposes.

10 - Medical machines and apparatus

42 - Testing, inspection or research of pharmaceuticals, cosmetics or foodstuff; technical research; chemical analysis; chemical research; chemistry services; biological research; research and development for third parties; providing medical, chemical and diagnostic information; diagnostic testing services providing information for diagnostic treatment, diagnostic testing, inspection, and research and consulting thereof; providing information for medical testing, inspection, and research and consulting thereof, diagnostic testing services, information provided to third parties via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology, product development services for third parties in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design, and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis.

MEXICO	067081-0096	10/3/2008	965711	10/22/2008	1068096	REGISTERED	01

	10/22/2014	PROOF OF USE

01 - Chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry, assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use.

MEXICO	067081-0097	10/3/2008	965713	7/31/2009	1113395	REGISTERED	05

	10/3/2018	RENEWAL

05 - Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; reagents, for medical, purposes; diagnostic agents for medical purposes, diagnostic test kits comprised of biological reagents for medical purposes; specimen collection kits for medical purposes

Trademark Image Report	Printed:	7/9/2014	Page	5

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

RESPONSEDX continued . . .

MEXICO	067081-0098	10/3/2008	965714	10/22/2008	1068097	REGISTERED	10

	10/22/2014	PROOF OF USE

10 - Surgical, medical, dental and veterinary apparatus and instruments, artificial limbs, eyes and teeth; orthopedic articles; suture materials, medical devices.

MEXICO	067081-0099	10/3/2008	965715	3/10/2010	1147778	REGISTERED	42

	3/10/2016	PROOF OF USE

42 - Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services, medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing services; medical testing and services for diagnostic purposes; providing medical, diagnostic, research and treatment information; data and databases provided to others via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis.

NEW ZEALAND	067081-0101	8/14/2008	794378	2/25/2010	794378	REGISTERED	01,05,10 42

	2/25/2016	PROOF OF USE

01 - Assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use; chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins, unprocessed plastics; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry.

05 - Reagents, preparations and substances for medical and research purposes; diagnostic agents, diagnostic test kits comprised or biological reagents and instructions for use; pharmaceutical preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants

10 - Medical devices; surgical, medical, dental and veterinary apparatus and instruments, artificial limbs, eyes and teeth; orthopaedic articles; suture materials; pathology specimen collection kit comprising glass slides, centrifuge tubes, paraffin block holders, inset to hold slides and blocks, and instructions, all for medical use.

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing services; services for diagnostic purposes; providing medical, diagnostic, research and technical diagnostic information; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis; scientific and technological services and research and design

NEW ZEALAND	067081-0102	6/19/2009	808207	6/19/2009	808207	REGISTERED	42,44

	7/2/2015	PROOF OF USE

42 - Providing medical research information.

44 - Providing medical diagnostic and medical treatment information; providing medical testing services; provision of medical information, in the form of data provided to others via computer networks, in the fields of medicine, pharmacogenomics, medical diagnostics clinical trial design, and biotechnology.

SOUTH KOREA	067081-0103	8/21/2008	2008-0003585	2/2/2010	45-0030267	REGISTERED	01,05,10 42

	2/2/2015	RENEWAL

01 - Assays, reagents, chemical preparations, and diagnostic preparations for clinical scientific or research use, and other items

05 - Reagents, preparations and substances for medical, scientific and research purposes, and other items.

10 - Medical devices and other items.

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection, and other items.

TAIWAN	067081-0106	8/22/2008	097039476	10/16/2009	1382911	REGISTERED	01,05,10 42

	10/16/2015	PROOF OF USE

01 - Assays, reagents for scientific and medical research use; diagnostic agents, preparations and substances for scientific and research use; diagnostic test kits comprised of biological reagents and instructions for scientific use; chemicals for medical research purpose; chemical for scientific purpose.

05 - Regents, diagnostic agents, preparations and substances for medical purpose; chemicals for medical purpose.

10 - Medical devices and instruments.

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing and research services; medical testing and research services for diagnostic purpose; providing medical, diagnostic, research and treatment information; data and databases provided to others via computer networks in the field of medicine, pharmacogenomics diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical genomics, pharmacogenomics, diagnostics, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis

Trademark Image Report	Printed:	7/9/2014	Page	6

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

RESPONSEDX continued...

UNITED STATES	067081-0110	1/25/2008	77/381,028	7/30/2013	4,376,661	REGISTERED	01

	7/30/2018	AFF OF USE OPENS

01 - Reagents for scientific or medical research use; Diagnostic preparations for scientific or research use; Diagnostic agents, preparations and substances for scientific or research use; diagnostic test kits comprised of biological reagents for use in scientific apparatus for biological analysis and instructions for use in the detection of agents causing diseases

UNITED STATES	067081-0111	1/25/2008	77/982,239	10/4/2011	4,035,760	REGISTERED	10,42,44

	10/4/2016	AFF OF USE OPENS

10 - Pathology specimen collection kit comprising glass slides, centrifuge tubes, paraffin block holders, insert to hold slides and blocks, and instructions, all for medical use

42 - Medical research; scientific research and development, medical and scientific research consulting; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the pharmacogenomics, diagnostic, clinical trial design and biotechnology fields 44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes; and providing medical information

RESPONSEDX: BLADDER

UNITED STATES	067081-0112	6/25/2009	77/768,240	ABANDONED	10,42,44

10 - Pathology specimen collection kit comprising glass slides, centrifuge tubes, paraffin block holders, insert to hold slides and blocks, and instructions, all for medical use

42 - Medical research; scientific research and development, medical and scientific research consulting; drug discovery analysis services; pharmaceutical drug development analysis services; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; providing an on-line computer database for others in the fields of medicine development, pharmacogenomics in the nature of scientific research in the field of genetics, scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes; and providing medical information

RESPONSEDX: COLON

AUSTRALIA	067081-0064	9/4/2008	1260932	10/26/2009	1260932	REGISTERED	01,05,10
							42,44
	9/4/2016	PROOF OF USE

01 - Arrays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use.

05 - Reagents, preparations and substances for medical, scientific and research purposes; diagnostic agents, preparations and substances for medical, scientific and research purposes, diagnostic test kits comprised of biological reagents and instructions for use.

10 - Orthopaedic articles; suture materials; specimen collections kits; and parts of and accessories.

42 - Scientific and technological services and research and design relating thereto; medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing services; medical testing and services for diagnostic purposes; providing medical, diagnostic, research and treatment information; data and databases provided to others via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis.

44 - Medical testing; providing medical diagnostic, medical research and medical treatment information; provision of information, in the form of data provided to others via computer networks, in the fields of medicine, pharmacogenomics and medical diagnostics.

CANADA	067081-0067	9/3/2008	1,409,337	ALLOWED	00

	9/3/2014	DECLARATION OF USE

00 - Reagents, preparations and substances for medical laboratory use, medical diagnostic use, and medical research use; reagents, preparations and substances for scientific research namely, in the field of cancer biology or gene expression; diagnostic agents, preparations and substances for medical laboratory use, medical diagnostic use, and medical research use; diagnostic agents, preparations and substances for scientific research namely, in the field of cancer biology or gene expression; diagnostic test kits comprised of biological reagents and instructions for use; pathology specimen collection kits comprising glass slides, centrifuge tubes, paraffin block holders, insert to hold slides and blocks and instructions, all for medical or research use; assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use, namely in the field of cancer biology or gene expression

Trademark Image Report	Printed:	7/9/2014	Page	7

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

RESPONSEDX: COLON continued . . .

EUROPEAN UNION (CT	067081-0076	9/3/2008	007227416	9/25/2009	007227416	REGISTERED	01,05,10
							42
	9/25/2014	PROOF OF USE

01 - Assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use; chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry.

05 - Reagents, preparations and substances for medical, scientific and research purposes; diagnostic agents; diagnostic test kits comprised of biological reagents and instructions for use; specimen collection kits; pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants.

10 - Medical devices; surgical, medical, dental and veterinary apparatus and instruments, artificial limbs, eyes end teeth; orthopedic articles; suture materials.

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing services; medical testing and services for diagnostic purposes; providing medical, diagnostic, research and treatment information; data and databases provided to others via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis; scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software.

ISRAEL	067081-0083	8/26/2008	214421	6/3/2010	214421	REGISTERED	01

	6/3/2016	PROOF OF USE

01 - Assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use

ISRAEL	067081-0084	8/26/2008	214422	6/3/2010	214422	REGISTERED	05

	6/3/2016	PROOF OF USE

05 - Reagents, preparations and substances for medical, scientific and research purposes; diagnostic agents, preparations and substances for medical, scientific and research purposes, diagnostic test kits comprised of biological reagents and instructions for use; specimen collection kits

ISRAEL	067081-0085	8/26/2008	214423	6/3/2010	214423	REGISTERED	10

	6/3/2016	PROOF OF USE

10 - Medical devices

ISRAEL	067081-0086	8/26/2008	214424	6/3/2010	214424	REGISTERED	42

	6/3/2016	PROOF OF USE

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing services; medical testing and services for diagnostic purposes; providing medical, diagnostic, research and treatment information; data and databases provided to others via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis

JAPAN	067081-0094	9/3/2008	2008-072414	3/5/2010	5307173	REGISTERED	01,05,10
							42
	3/5/2016	PROOF OF USE

01 - Chemicals; reagents (chemical reagents) other than for medical or veterinary purposes; biological preparations other than for medical or veterinary purposes; chemical preparations for scientific purposes, other than for medical or veterinary use; diagnostic preparations other than for medical or veterinary purposes; chemical substances for analyses in laboratories, other than for medical or veterinary purposes; bacterial preparations other than for medical and veterinary use.

05 - Pharmaceutical, veterinary and sanitary preparations; reagents (chemical reagents) for medical or veterinary purposes; diagnostic preparations; test kids for medical purpose; biological preparations for medical or veterinary purposes.

10 - Medical machines and apparatus.

42 - Testing, inspection or research of pharmaceuticals, cosmetics or foodstuff; technical research; chemical analysis; chemical research; chemistry services; biological research; research and development for third parties; providing medical, chemical, and diagnostic information; diagnostic testing services; providing information for diagnostic treatment, diagnostic testing, inspection, and research and consulting thereof; providing information for medical testing, inspection, and research and consulting thereof, diagnostic testing services, information provided to third parties via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology, product development services for third parties in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design, and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis.

SOUTH KOREA	067081-0104	9/8/2008	2008-0003797	2/10/2010	45-0030345	REGISTERED	01,05,10
							42
	2/10/2015	RENEWAL

01 - Fertilizing preparations, and other items.

05 - Diagnostic test kits comprised of biological reagents and instructions for use, and other items.

10 - Medical devices and other items.

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection, and other items.

Trademark Image Report	Printed:	7/9/2014	Page	8

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

RESPONSEDX: COLON continued...

UNITED STATES	067081-0113	1/25/2008	77/381,009	12/6/2011	4,067,404	REGISTERED	42,44

	12/6/2016	AFF OF USE OPENS

42 - Medical research; scientific research and development, medical and scientific research consulting; diagnostic testing services, namely, providing diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; providing scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes; and providing medical information

RESPONSEDX: GASTRIC

UNITED STATES	067081-0114	6/25/2009	77/768,260	6/5/2012	4,154,436	REGISTERED	42,44

	6/5/2017	AFF OF USE OPENS

42 - Medical research; scientific research and development; providing scientific research information in the field of pharmaceuticals and clinical trials; providing an on-line computer database for others in the fields of medicine development, scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology field

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes; and providing medical information

RESPONSEDX: LUNG

AUSTRALIA	067081-0065	9/4/2008	1260931	10/26/2009	1260931	REGISTERED	01,05,10 42,44

	9/4/2016	PROOF OF USE

01 - Arrays, reagents, chemical preparations, and diagnostic preparations for for chemical, scientific or research use

05 - Pharmaceutical preparations and substances as are included in this class, including: regents, preparations and substances for medical, scientific and research purposes; diagnostic agents, preparations and substances for medical, scientific and research purposes, diagnostic test kits comprised of biological reagents and instructions for use

10 - Surgical, medical, dental apparatus, instruments and devices as are included in this class, including: orthopaedic articles; suture materials; specimen collection kits; and parts of an accessories for such goods as are included in this class

42 - Scientific and technological services and research and design relating thereto; medical and scientific research and development, consulting, testing, diagnostic and analysis services in the field of pharmacogenomics, drug discovery, drug development, diagnostics, treatment and biological detection; diagnostic testing services; services for diagnostic purposes; providing technical diagnostic and genetic research information; provision of information, in the form of data provided to others via computer networks, in the fields of technical diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or concer diagnosis

44 - Medical testing; providing medical diagnostic, medical research and medical treatment information; provision of information, in the form of data provided to others via computer networks, in the fields of medicine, pharmacogenomics and medical diagnostics.

CANADA	067081-0068	9/3/2008	1,409,339	ALLOWED	00

	9/3/2014	DECLARATION OF USE

00 - Reagents, preparations and substances for medical laboratory use, medical diagnostic use, and medical research use; reagents, preparations and substances for scientific research namely, in the field of cancer biology or gene expression; diagnostic agents, preparations and substances for medical laboratory use, medical diagnostic use, and medical research use; diagnostic agents, preparations and substances for scientific research namely, in the field of cancer biology or gene expression; diagnostic test kits comprised of biological reagents and instructions for use; pathology specimen collection kits comprising glass slides, centrifuge tubes, paraffin block holders, insert to hold slides and blocks and instructions, all for medical or research use; assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use, namely in the field of cancer biology or gene expression

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COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

RESPONSEDX: LUNG continued...

EUROPEAN UNION (CT	067081-0077	9/3/2008	007227408	6/16/2009	007227408	REGISTERED	01,05,10
							42
	9/3/2018	RENEWAL

01 - Assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use; chemicals used in industry, science and photography, as well as in agriculture, horticulture and forestry; unprocessed artificial resins, unprocessed plastics; manures; fire extinguishing compositions; tempering and soldering preparations; chemical substances for preserving foodstuffs; tanning substances; adhesives used in industry.

05 - Reagents, preparations and substances for medical, scientific and research purposes; diagnostic agents; diagnostic test kits comprised of biological reagents and instructions for use; specimen collection kits; pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

10 - Medical devices; surgical, medical, dental and veterinary apparatus and instruments, artificial limbs, eyes end teeth; orthopedic articles, suture materials.

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing services; medical testing and services for diagnostic purposes; providing medical, diagnostic, research and treatment information; data and databases provided to others via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis; scientific and technological services and research and design relating thereto, industrial analysis and research services; design and development of computer hardware and software.

ISRAEL	067081-0087	8/26/2008	214417	6/3/2010	214417	REGISTERED	01

	6/3/2016	PROOF OF USE

01 - Assays, reagents, chemical preparations, and diagnostic preparations for clinical, scientific or research use

ISRAEL	067081-0088	8/26/2008	214418	6/3/2010	214418	REGISTERED	05

	6/3/2016	PROOF OF USE

05 - Reagents, preparations and substances for medical, scientific and research purposes; diagnostic agents, preparations and substances for medical, scientific and research purposes, diagnostic test kits comprised of biological reagents and instructions for use; specimen collection kits

ISRAEL	067081 0089	8/26/2008	214419	6/3/2010	214419	REGISTERED	10

	6/3/2016	PROOF OF USE

10 - Medical devices

ISRAEL	067081-0090	8/26/2008	214420	6/3/2010	214420	REGISTERED	42

	6/3/2016	PROOF OF USE

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection; diagnostic testing services; medical testing and services for diagnostic purposes; providing medical, diagnostic, research and treatment information; data and databases provided to others via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields; providing laboratory research services in the field of gene expression or cancer diagnosis

JAPAN	067081-0095	9/3/2008	2008-072413	3/5/2010	5307172	REGISTERED	01,05,10
							42
	3/5/2016	PROOF OF USE

01 - Chemicals, reagents (chemical reagents) other than for medical or veterinary purposes; biological preparations other than for medical or veterinary purposes; chemical preparations for scientific purposes, other than for medical or veterinary use; diagnostic preparations other than for medical or veterinary purposes; chemical substances for analyses in laboratories, other than for medical or veterinary purposes; bacterial preparations other than for medical and veterinary use.

05 - Pharmaceutical, veterinary and sanitary preparations; reagents (chemical reagents) for medical or veterinary purposes; diagnostic preparations; test kids for medical purpose; biological preparations for medical or veterinary purposes.

10 - Medical machines and apparatus.

42 - Testing, inspection or research of pharmaceuticals, cosmetics or foodstuff; technical research; chemical analysis; chemical research; chemistry services; biological research; research and development for third parties; providing medical, chemical, and diagnostic information; diagnostic testing services; providing information for diagnostic treatment, diagnostic testing, inspection, and research and consulting thereof; providing information for medical testing, inspection, and research and consulting thereof, diagnostic testing services, information provided to third parties via computer networks in the fields of medicine, pharmacogenomics, diagnostics, clinical trial design and biotechnology, product development services for third parties in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design, and biotechnology fields, providing laboratory research services in the field of gene expression or cancer diagnosis.

SOUTH KOREA	067081-0105	9/8/2008	2008-0003795	2/10/2010	45-0030344	REGISTERED	01,05,10
							42
	2/10/2015	RENEWAL

01 - Fertilizing preparations, and other items.

05 - Diagnostic test kits comprised of biological reagents and instructions for use, and other items.

10 - Medical devices and other items.

42 - Medical and scientific research and development, consulting, testing, diagnostic and analysis services in the fields of pharmacogenomics, drug discovery, drug development, diagnostics, treatment, and biological detection, and other items.

Trademark Image Report	Printed:	7/9/2014	Page	10

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

RESPONSEDX: LUNG continued...

UNITED STATES	067081-0115	1/25/2008	77/381,017	10/4/2011	4,035,279	REGISTERED	42,44

	10/4/2016	AFF OF USE OPENS

42 - Medical research; scientific research and development, medical and scientific research consulting; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the pharmacogenomics, diagnostic, clinical trial design and biotechnology fields

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes; and providing medical information

RESPONSEDX: MELANOMA

UNITED STATES	067081-0116	5/25/2011	85/330,476	9/11/2012	4,207,164	REGISTERED	42,44

	9/11/2017	AFF OF USE OPENS

42 - Medical research; scientific research and development, medical and scientific research consulting; drug discovery analysis services; pharmaceutical drug development analysis services; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; providing an on-line computer database for others in the fields of medicine development, pharmacogenomics in the nature of scientific research in the field of genetics, scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes; and providing medical information

RESPONSEDX: OVARIAN

UNITED STATES	067081-0117	6/25/2009	77/768,249	ABANDONED	10,42,44

10 - Pathology specimen collection kit comprising glass slides, centrifuge tubes, paraffin block holders, insert to hold slides and blocks, and instructions, all for medical use

42 - Medical research; scientific research and development, medical and scientific research consulting; drug discovery analysis services; pharmaceutical drug development analysis services; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; providing an on-line computer database for others in the fields of medicine development, pharmacogenomics in the nature of scientific research in the field of genetics, scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes; and providing medical information

RESPONSEDX: PANCREAS

UNITED STATES	067081-0118	6/25/2009	77/768,228	ABANDONED	10,42,44

10 - Pathology specimen collection kit comprising glass slides, centrifuge tubes, paraffin block holders, insert to hold slides and blocks, and instructions, all for medical use

42 - Medical research; scientific research and development, medical and scientific research consulting; drug discovery analysis services; pharmaceutical drug development analysis services; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; providing an on-line computer database for others in the fields of medicine development, pharmacogenomics in the nature of scientific research in the field of genetics, scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics, diagnostic, clinical trial design and biotechnology fields

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes; and providing medical information

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COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

RESPONSEDX: TISSUE OF ORIGIN

UNITED STATES	067081-0124	11/1/2013	86/107,818	PENDING	41,42,44

	12/23/2014	STATUS CHECK

41 - Educational services, namely, providing online webinars, workshops and specialized training in the field of medicine

42 - Medical services, namely, research testing and analysis of human tissues and body fluids for medical research purposes; providing an on-line computer database and interface in the field of medicine for research purposes; providing temporary use of online non-downloadable software for providing an interface between a computer database featuring medical information and the user

44 - Medical services, namely, testing and analysis of human tissues and body fluids for diagnostic and treatment purposes; providing medical-related information on medical treatments, medical results, patients and pharmaceuticals; providing an on-line computer database in the field of medicine for diagnostic and treatment purposes

RESPONSEDX: TOO

UNITED STATES	067081-0123	9/12/2013	86/062,818	PENDING	42,41,44

	12/23/2014	STATUS CHECK

42 - Medical services, namely, research, testing and analysis of human tissues and body fluids for medical research purposes; providing an on- line computer database and interface in the field of medicine for research purposes; providing temporary use of online non-downloadable software for providing an interface between a computer database featuring medical information and the user

41 - Educational services, namely, providing online webinars, workshops and specialized training in the field of medicine

44 - Medical services, namely, testing and analysis of human tissues and body fluids for diagnostic and treatment purposes, providing medical-related information on medical treatments, medical results, patients and pharmaceuticals; providing an on-line computer database in the field of medicine for diagnostic and treatment purposes

RESPONSEDX:

UNITED STATES	067081-0119	1/25/2008	77/381,056	ABANDONED	01,10,42
44

01 - Reagents for scientific or medical research use; Diagnostic preparations for scientific or research use, Diagnostic agents, preparations and substances for scientific or research use; diagnostic test kits comprised of biological reagents for use in scientific apoaratus for biological analysis and instructions for use in the detection of agents causing diseases

10 - Pathology specimen collection kit comprising glass slides, centrifuge tubes, paraffin block holders, insert to hold slides and blocks, and instructions, all for medical use

42 - Medical research; scientific research and development, medical and scientific research consulting, drug discovery analysis services; pharmaceutical drug development analysis services; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; providing an on-line computer database for others in the fields of medicine development, pharmacogenomics in the nature of scientific research in the field of genetics, scientific research information in the field of cancer diagnosis, scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics pharmacogencmics, diagnostic, clinical trial design and biotechnology fields

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes; and providing medical information

Trademark Image Report	Printed:	7/9/2014	Page	12

COUNTRY	REFERENCE#	FILED	APPL#	REGDT	REG#	STATUS	CLASSES

Next Action Due (Current)

THE RIGHT THERAPY FOR EACH PATIENT THE FIRST TIME

UNITED STATES	067081-0120	10/7/2008	77/587,739	6/29/2010	3,811,603	REGISTERED	42,44

	6/29/2015	AFF OF USE OPENS

42 - Medical research; scientific research and development, medical and scientific research consulting; drug discovery analysis services; pharmaceutical drug development analysis services; diagnostic testing services, namely, providing reagent sample testing and diagnostic services for others in the fields of science and research related thereto; providing scientific research information in the field of pharmaceuticals and clinical trials; providing an on-line computer database for others in the fields of medicine development, pharmacogenomics in the nature of scientific research in the field of genetics, scientific research information in the field of cancer diagnosis scientific research information in the field of clinical trial design and scientific research information in the field of biotechnology; product development services for others in the biomedical, genomics, pharmacogenomics diagnostic, clinical trial design and biotechnology fields

44 - Providing medical diagnostic testing services for diagnostic and prognostic purposes, and providing medical information, in the field of pharmacogenomics and cancer diagnosis

END OF REPORT	TOTAL ITEMS SELECTED =	59

TEST REQUISITION FORM Highlighted areas are required	Response Genetics, Inc. 1640 Marengo Street, Los Angeles, CA 90033 Tel 888.700.7110 • Fax 323.224.3096 www.responsegenetics.com

Patient Information
Last name	First name MI	☐ Male
☐ Female
Street Address

City, State, Zip

DOB	Email/Fax

Social Security #	Phone

Pathology Specimen (SUBMIT COPY OF PATHOLOGY REPORT)
Pathologist

Pathology Dept. Phone Fax

Specimen Block ID/Patient Pathology #

Patient’s Medical Record #

Retrieved From Archive Date	Collection Date

Diagnosis(es) ICD-9	Staging/Grade

Email address

Body site ☐ Primary ☐ Metastatic

SERVICE LEVEL – For FISH testing

Select service level for FISH testing (ALK, ROS1, MET, HER2 RET & FGFR1) checked below. Automatic test reflexes are available with global orders only. For tech-only orders, clients must call to initiate add-ons.

☐ GLOBAL (With interpretation)	☐ TECH-ONLY (Without interpretation)

Ordering Physician Information
Ordering Physician	NP1

Practice Name

Street Address

City, State, Zip	Country

Phone	Fax

The undersigned certifies that he/she is licensed to order the test(s) listed above and that such test(s) are necessary for the care or treatment of the above- referenced patient.

Physician/Authorized Signature		Date (mm/dd/yyyy)

Does this patient give consent to the use of his/her sample for research? ☐ Yes ☐ No

Consent is implied if box is not marked

Billing Information (SUBMIT COPY OF INSURANCE CARD)

Bill:	☐ Insurance	☐ Medicare	☐ Medicaid	☐ Hospital	☐ Client	☐ *Self-Pay
Patient Status:		☐ Inpatient	☐ Outpatient	☐ Non-Hospital Patient
Secondary Insurance:		☐ Yes	☐ No If yes, please attach secondary insurance form

Specify Group to he Billed:

Medicare #:

Pre-Benefit Screening::	☐ Yes ☐ No

*Name on Credit Card:

*Credit Card Number:

* Expiration Date:	*CVC#	*Billing Zip Code:

ResponseDX: Tissue of OriginTM Testing Service
☐	TISSUE OF ORIGIN TEST (at needed, may include Tissue of Origin Endometrial Test or Tissue of Origin Head & Neck Test, at no additional charge)

ResponseDX: Biomarkers
LUNG CANCER

☐	Driver Profile: EGFR Mutation, ALK (FISH), ROS1 (FISH)
☐	Expanded Driver Profile: EGFR Mutation, ALK (FISH), ROS1 (FISH), BRAF, RET (FISH), MET (FISH), HER2 Mutation
☐	Basic Lung Profile: EGFR, ERBB2 (HER2), BRAF, DDR2, KRAS, ALK, AKT1, HRAS, JAK2, KDR, MAP2K1, NOTCH1, NRAS, NTRK1, NTRK2, NTRK3, PIK3CA, PIK3R1, PIK3R2, PTEN, PTPRD, CDKN2A, TP53 (NGS)
☐	COMPREHENSIVE LUNG PROFILE: EGFR, ERBB2 (HER2), BRAF, DDR2, KRAS, ALK (point mutations only; translocations require separate FISH test), AKTI, HRAS, JAK2, KDR, MAP2K1, NOTCH1, NRAS, NTRK1, NTRK2, NTRK3, PIK3CA, PIK3R1, PIK3R2, PTEN, PTPRD, CDKN2A, TP53 (NGS) / ALK, ROS1, RET, MET, FGFR1 (FISH) / ERCC1, TS, RRM1, EGFR, cMET (RNA expression)

Individual Markers (or add to Basic or Driver Profiles):	☐ EGFR Mutation	☐ ALK (FISH)	☐ EML4-ALK (PCR)	☐ ROS1 (FISH)	☐ ROS1 (PCR)	☐ BRAF
ALK Break Apart FISH negative results will be reflexed to EML4-ALK (PCR)	☐ RET (FISH)	☐ MET (FISH)	☐ PI3K	☐ TS	☐ ERCC1	☐ RRM1
☐ Check this box if you DO NOT want automatic reflex	☐ KRAS	☐ HER2 Mutation	☐ EGFR Expression	☐ cMET Expression	☐ FGFR1 (FISH)

COLON CANCER

☐	Driver Profile: KRAS, BRAF and MSI
☐	COMPREHENSIVE COLON PROFILE: KRAS, BRAF, EGFR Expression, PI3K, TS, ERCC1, UGT1A1, NRAS, MSI, VEGFR2, MET (FISH)

Individual Markers (or add to Driver Profiles):	☐ KRAS	☐ BRAF	☐ EGFR Expression	☐ PI3K	☐ TS	☐ ERCC1
☐ If KRAS negative (Wild Type), reflex to BRAF	☐ UGT1A1	☐ NRAS	☐ MSI	☐ VEGFR2	☐ MET (FISH)

Lynch Syndrome Testing: ☐ MSI ☐ MMR Profile by IHC (MLH1, MSH2, MSK6, PMS2)

GASTRIC CANCER (Includes GE Junction) ☐ Gastric Profile - HER2 (FISH), ERCC1, cKIT, TS	MELANOMA ☐ Melanoma Profile - BRAF, NRAS, cKIT	THYROID CANCER ☐ Thyroid Profile - BRAF, RET (FISH), KRAS, NRAS	BREAST CANCER ☐ Breast Profile - ER, PR, HER2 (FISH) ☐ Reflex to HER2 (IHC) if HER2 (FISH) is equivocal

Individual Markers	Individual Markers	Individual Markers	Individual Markers (or add to profile)
☐ HER2 (FISH) ☐ ERCC1 ☐ cKIT (for GIST tumors) ☐ TS	☐ BRAF ☐ NRAS ☐ cKIT	☐ BRAF ☐ RET (FISH) ☐ KRAS ☐ NRAS	☐ HER2 (FiSH) ☐ HER2 (IHC) ☐ ER (IHC) ☐ PR (IHC)	☐ Ki-67(IHC) ☐ PTEN (IHC) ☐ FGFR1 (FISH) ☐ PI3K

OTHER TUMOR TYPES and PROFILES
☐ EGFR Mutation	☐ BRAF	☐ KRAS	☐ ALK (FISH)	☐ KI-67 (IHC)	☐ RET (FISH)	☐ MET (FISH)
☐ HER2 Mutation	☐ P13K	☐ cKIT	☐ HER2 (FISH)	☐ ROS1 (FISH)	☐ PTEN (IHC)	☐ NRAS

☐	AML/ MDS NGS LEUKEMIA PROFILE*
*Includes the following markers by NGS: ABL, ASXL1, BCOR, CBL, CBLB, CEBPA, CREBBP, CSF32, DNMT3A, ETV6, EZH2, FBXW7, FLT3, GATA1, GATA2, HRAS, IDH1, IDH2, IKZF1, IL7R, JAK1, JAK2, JAK3 KDM6A/UTX, KIT, KRAS, MLL, MPL, NOTCH1, NPM1, NRAS, PAX5, PTPN11 (SHP2) RUNX1, SF3B1, SRS, F2, STAT3, SUZ12, TET2, TP53, U2AF35 (U2AF1), WT1, ZRSR2
☐	SOLID TUMOR GENOTYPING PROFILE*
*Includes the following markers by NGS: AKT1, AKT2, AKT3, ALK (point mutations only; translocations require separate FISH test), BRAF, CDNK2A, CDK4, DDR2, EGFR, ERBB2 (HER2), FGFR1, FGFR2, GNAQ, GNA11, GNAS, HRAS, KDR, KRAS, KIT, MAP2K1 (MEK1), VIET, NTRK2, NTRK2, NF1, NOTCH1, NRAS, PI3KCA, PIK3R1, PTEN, RAC1, RB1, RET, STK11, TP53, TSC1, TSC2, VHL

Specimen Requirements

In order to perform the analysis for the ordering physician, we require the following:

1.	A formalin fixed, paraffin embedded (FFPE) block containing the patient’s tumor tissue (Please include address for returning the block)

OR

2.	For non-FISH molecular testing (including the ResponseDX: Tissue of Origin Test):
•	One unbaked, unstained 4 micron section on a positively charged glass slide for H&E staining. Label slide(s) as 4 microns.
•	10 unbaked, unstained, 10 micron sections on positively charged glass slides.

For small biopsies where total tissue area is < 5 mm x 5 mm, place two sections on each slide.

•	Air dry–do not oven dry
•	Do not use coverslips

3.	For each FISH ordered:
•	Cut 3 tissue sections at 4 microns. Label slides as 4 microns and mount on positively charged glass slides
•	Air dry
•	Do not bake, deparaffinize, stain, or cover slip

4.	For each Next-Generation Sequencing Test:
•	15 unbaked, unstained, 5 micron sections on positively charged glass slides. For small biopsies where total tissue area is < 5 mm x 5 mm, place two sections on each slide.
•	Air dry
•	Do not bake, deparaffinize, stain, or cover slip

Shipping Information

Please include a copy of the pathology report.

If you have any questions concerning the processing of this request, please call Customer Support at 323.224.3900 or 888.700.7110

Ship All Specimens to: Response Genetics, Inc. 1640 Marengo Street, Suite 410 Los Angeles, CA 90033

Tel.  323.224.3900

         888.700.7110

Fax. 323.224.3096

RGI Internal Use Only

Received: Initial ___________Date _____________Time___________________

☐ Path Rep.☐ Insurance       Specimen/Sample ID: _______________________

☐ No. of Paraffin Block(s)__ ☐Slides __ Unstained__ Sections__ H & E __

ACC#_______________________ REQ ID _____________________________

Requisition Form Test Codes

Per specimen CPT codes:
88323	Consult Referred slides w/prep
88313	Special Stains (2)
G0452	Molecular pathology procedure: physician interpretation and report
Per test CPT codes (non-FISH):
88381	Microdissection, billed with each non-FISH test
81210	BRAF Mutation
81479	cMET
81479	EGFR Expression
81235	EGFR Mutation
81401	EML4-ALK (RT-PCR)
81479	ERCC1
81301	MSI
81275	KRAS Mutation
81404	NRAS
81479	PI3K Mutation
81479	ROS1 (RT-PCR)
81479	RRM1
81401	TS
81479	UEGFR2
81404	cKIT
81350	UGT1A1
81479	HER2 Mutation
Per test CPT codes (FISH):
88368	In situ hybridization (e.g., FISH) each probe manual (2 probes)
88291	Cytogenics and molecular cytogenics. interpretation and report

88367	In situ hybridization (e.g., FISH) each probe using computer-assisted technology (2 probes); Tech-Only only services
88291	Cytogenics and molecular cytogenics, interpretation and report
Per test CPT codes (IHC):
88360	Immunohistochemistry staining technique, manual

Required Permits: See attached.

Name of LICENSE/PERMIT/ ACCREDITATION	LABORATORY ID#/ LICENSE #	AGENCY	ISSUE DATE	RENEWAL DATE	EXPIRATION DATE
Certificate of Accreditation	05D1066073	Centers for Medicare and Medicaid Services, Clinical Laboratory Improvement Amendments	15-Mar-07	31-May-2013	30-May-2015
Clinical Laboratory License	CLF 00335062	State of California Department of public Health	15-Mar-07	13-Mar-2015	13-Mar-2015
Clinical Laboratory	Certificate #: 90348; License #: 800024084	State of Florida Agency for Health Care Administration Division of Health Quality Assurance	3-Oct-08	3-Oct-2012	2-Oct-2014
Clinical Lab Permit	Permit #030842	Pennsylvania Department of Health	25-Aug-08	15-Aug-2013	15-Aug-2014
Out of State Clinical Laboratory License	LCO00525	Rhode Island and Providence Plantations Department of Health Office of Facilities Regulation	1-Jul-08	12-31-2013	30-Dec-2015
Medical Laboratory Permit	Number: 1471	Maryland Department of Health and Mental Hygiene Office of Health Care Quality	24-Jul-08	21-Jul-2012	6/30/2014 (MD is behind in issuing licenses and has informed Borrower that it can expect to receive renewed license in a couple of weeks.)
Laboratory Accreditation	LAP Number: 7209131; AU-ID: 1506668;	College of American Pathologists (CAP)	17-Mar-09	27-Aug-2012	04Nov2014
FDA Registration	Registration # 10045057	Department of Health & Human services (FDA/CDRH)	23-Sep-13	N/A	31-Dec-14

SCHEDULE 5.21

Material Contracts

(i)	Employment agreements not filed with the SEC

▪	Employment Agreement, dated March 15, 2013, by and between Eric Chen, VP, Business Development and Borrower.

▪	Employment Agreement, dated May 30, 2012, by and between Lisa Henderson, VP, Human Resources and Borrower.

▪	Employment Agreement, dated April 30, 2013, by and between Mark Balsano, VP, Sales, and Borrower.

▪	Employment Agreement, dated [______], 2014, by and between Alan Cheeks, VP, Laboratory Operations and Borrower (New Agreement).

▪	Employment Agreement, dated July 15, 2014, by and between Dale Bolen, Controller and Borrower (New Agreement).

(ii)	None

(iii)	Consulting agreements with payments of $250,000 or more

•	Independent Contractor Agreement for Pathology Services between Response Genetics, Inc. and USC Care Medical Group, Inc., dated November 1, 2013.

(iv)	Equity holders with other agreements with Borrower

•	Letter Agreement, dated March 12, 2014, by and between The Trout Group LLC and Borrower.
•	GlaxoSmithKline plc, our second largest stockholder, is affiliated with GSK BIO and GSK US (customers).
•	Tom Bologna, CEO (employment agreement as filed with the SEC).

(v)	Intellectual Property Licenses

•	License Agreement, dated November 1, 2010, by and between St. Jude Children’s Research Hospital, Inc. and Borrower.

(vi)	Distribution, marketing or supply agreement

•	Agreement between Response Genetics, Inc. and OHSU Knight Diagnostic Lab, dated April 15, 2014, by and between Oregon Health & Science University (on behalf of OHSU Knight Diagnostic Laboratories) and Borrower (includes marketing and distribution).
•	Distribution Agreement, dated May 12, 2014, by and between DIFRA Estrategiasy Asesoria and Borrower.
•	Supply Agreement, dated March 10, 2014, by and between Genisphere, LLC and Borrower.
•	Laboratory Services Agreement, dated November 12, 2013, by and between Sterling Pathology National Laboratory and Borrower (for IHC send out).
•	Powered by Affymetrix Agreement, dated as of August 23, 2013, by and between Affymetrix, Inc. and Borrower (supply agreement).
•	Abbott Molecular Reagent Acquisition Agreement, dated December 15, 2011, by and between Abbott Laboratories Inc. and Borrower, as amended on May 4, 2012 (supply agreement).

Additional Suppliers of Borrower:
Agilent Technologies
American MasterTech Scientific, Inc.
Andwin Scientific
Beckman Coulter Genomics Inc.
Dako North America
E&K Scientific
Fisher Scientific
GE Healthcare Bio-Sciences Corp
Horizon Discovery Ltd.
Integrated DNA Technologies, Inc.
Invitrogen Life Technologies
Kreatech, Inc.
Life Technologies Corporation (acquired by Applied Biosystems, Inc.)
Mercedes Medical
pharmco-AAPER
Promega Corporation
Qiagen, Inc.
Rainin Instrument Company, Inc.
Roche Diagnostics Corporation
Roche Molecular Systems, Inc.
Sarstedt
Sigma-Aldrich, Inc.
US Biomax, Inc.
VWR International LLC
Zymo Research

(vii)	Customers with payments of $250,000 or more

•	Medicare (as payor on behalf of covered patients)
•	Laboratory Services Agreement, dated as of May 3, 2011, by and between Genentech, Inc. and Borrower.
•	Master Services Agreement for the Supply of Laboratory Test Services, dated January 27, 2009, by and between OSI Pharmaceuticals, Inc. (Astellas) and Borrower.
•	Agreement, dated May 30, 2014, by and between Leidos Biomedical Research, Inc. and Borrower (New agreement; Leidos is an affiliate of National Cancer Institute).

(viii)	Partnership

•	Agreement between Response Genetics, Inc. and OHSU Knight Diagnostic Lab, dated April 15, 2014, by and between Oregon Health & Science University (on behalf of OHSU Knight Diagnostic Laboratories) and Borrower (includes marketing and distribution of Next Generation Sequencing).

(ix)	Real estate

•	Office Lease, dated September 16, 2004, by and between Health Research Association, as Landlord and Borrower, as Tenant (as amended on February 1, 2006, January 28, 2010, March 31, 2010, March 4, 2011, August 19, 2011, August 30, 2011, May 7, 2012, June 28, 2012 and February 3, 2014) (Los Angeles facility lease with the University of Southern California).

•	Lease of Parking Spaces, dated as of February 3, 2014, by and between University of Southern California and Borrower.

SCHEDULE 5.25

Schedule 5.25A

Names:

Response Genetics

Schedule 5.25B

Offices:

•	1640 Marengo Street, Los Angeles, California 90033.

•	The Company used to maintain an office in Frederick, Maryland, where administrative functions were performed until July 31, 2012. The Company moved the administrative functions performed out of this office primarily to its Los Angeles facilities and closed the Maryland office on July 31, 2012.

SCHEDULE 5.26

Permitted Liens:

The indebtedness secured by the Permitted Liens set forth on Schedule 7.2 is incorporated herein by reference.

SCHEDULE 5.27

Broker’s Commissions:

Letter Agreement, dated May 22, 2014, by and between Armentum Partners and Borrower.

***The information included here has been omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

SCHEDULE 7.1

Existing Debt:

•	SVB Indebtedness (the Company is currently negotiating with SVB to further amend the SVB Loan Documents which proposed amendment term sheet has already been furnished to Agent).

•	The indebtedness secured by the Permitted Liens set forth on Schedule 7.2 is incorporated herein by reference.

SCHEDULE 7.2

Existing Liens:

•	Borrower is a party to capital equipment leases that give the lessor/financing party purchase money interest in the applicable equipment. As such, the applicable lessors have priority/security interest in the applicable equipment. The parties intend for the Borrower to continue to have these debts outstanding after the Closing Date. The Liens or security interests imposed by such Capital Leases:

Avaya (or CIT, Avaya’s financing partner)

Brandywine Capital

CCA Financial

Forum Financial

GE Capital

Leica (f/k/a Aperio, or Creekridge Capital, Aperio’s financing partner)

Macquarie

RoyalBank America

TIP (a/k/a Techno Invest)

•	Liens or security interests imposed by SVB Loan Documents

SCHEDULE 7.7

Transactions with Affiliates:

Letter Agreement, dated March 12, 2014, by and between The Trout Group LLC and Borrower.

SCHEDULE 7.10

Existing Investments:

None

SCHEDULE 7.11

Restricted Material Contracts:

None

SCHEDULE 7.14

Deposit Accounts:

The Company maintains deposit accounts at Silicon Valley Bank, JP Morgan Chase and Royal Bank of Scotland.